                                                                   Exhibit 10.7

                                                                  CONFORMED COPY

                              FACILITIES AGREEMENT

                                     between

                INVERESK RESEARCH GROUP LIMITED AND SUBSIDIARIES

                                       and

                       BEAR STEARNS CORPORATE LENDING INC
                           as Lender, Arranger, Agent,
                    Security Trustee and Working Capital Bank

--------------------------------------------------------------------------------
                           SENIOR SERIES 1 TERM LOANS
                           SENIOR SERIES 2 TERM LOANS
                  C$15,300,000 CAPITAL EXPENDITURE FACILITY AND
                    (Pound)6,000,000 WORKING CAPITAL FACILITY
--------------------------------------------------------------------------------

                             [McGRIGOR DONALD LOGO]

                                  Erskine House
                               68-73 Queen Street
                                    EDINBURGH
                                     EH2 4NF
                            Telephone: 0131 226 7777
                            Facsimile: 0131 226 7700
                         E-Mail: enquiries@mcgrigors.com
                       Web Site: http://www.mcgrigors.com
                                    170077_10

                                TABLE OF CONTENTS

CLAUSE        HEADING                                                                          PAGE NO.
1             DEFINITIONS AND INTERPRETATION ...........................................           1
1.1           Definitions ..............................................................           1
1.2           Construction .............................................................          24
1.3           Currency Conversion ......................................................          26

2             THE FACILITIES ...........................................................          26
2.1           The Facilities ...........................................................          26
2.2           Lender's rights and obligations ..........................................          27

3             PURPOSE AND CONDITIONS PRECEDENT .........................................          27
3.1           Purpose ..................................................................          27
3.2           Monitoring ...............................................................          27
3.3           Initial conditions precedent .............................................          27
3.4           Additional Acquisition Term Loans conditions precedent ...................          28
3.5           Further conditions precedent .............................................          28
3.6           Certain Funds Period .....................................................          29
3.7           Maximum number of Loans ..................................................          30
3.8           Conditions relating to Capital Expenditure Facility ......................          30

4             UTILISATION OF TERM LOANS ................................................          30
4.1           Series 1 Term Facilities, Series 2 Term Facilities and
              Capital Expenditure Facilities ...........................................          30

5             RE-DENOMINATION OF ACQUISITION TERM LOANS ................................          31
5.1           Parent's Option ..........................................................          31
5.2           Agent's Option ...........................................................          31
5.3           Notice ...................................................................          31
5.4           Re-Denomination Amount ...................................................          32
5.5           Re-Denomination of Commitments ...........................................          32

6             THE WORKING CAPITAL FACILITY .............................................          32
6.1           Nature of Facility .......................................................          32
6.2           Utilisation ..............................................................          32
6.3           Optional Currencies ......................................................          33
6.4           Exchange rate movements ..................................................          34
6.5           FFE Contracts ............................................................          35
6.6           Bank Guarantees ..........................................................          35
6.7           Guarantee Request ........................................................          36
6.8           Counter Indemnity from the Borrowers .....................................          36
6.9           Counter Indemnity from the Working Capital Lenders .......................          37
6.10          Working Capital Banks Participation ......................................          37
6.11          Interest on Payments .....................................................          38

7             REPAYMENT ................................................................          38
7.1           Repayment of Series 1 Term Facilities ....................................          38
7.2           Repayment of Series 2 Term Facilities ....................................          39
7.3           Repayment of Capital Expenditure Facility ................................          39
7.4           Repayment of Working Capital Facility ....................................          40

8             PREPAYMENT AND CANCELLATION ..............................................          40
8.1           Illegality ...............................................................          40


                                      (i)

CLAUSE        HEADING                                                                          PAGE NO.
8.2           Change of control/Listing/Sale ...........................................          41
8.3           Unapplied Net Proceeds ...................................................          41
8.4           Insurance Claims .........................................................          42
8.5           Relevant Receipts ........................................................          42
8.6           Notice ...................................................................          43
8.7           Cash Sweep ...............................................................          43
8.8           Voluntary cancellation ...................................................          43
8.9           Voluntary prepayment of Series 1 Term Facilities .........................          43
8.10          Voluntary Prepayment of Series 2 Term Facilities .........................          44
8.11          Voluntary Prepayment of Capital Expenditure Facility .....................          44
8.12          Right of repayment and cancellation in relation to a single Lender .......          44
8.13          Restrictions .............................................................          45

9             INTEREST ETC .............................................................          45
9.1           Series 1 Term Facilities, Series 2 Term Facilities and Capital
              Expenditure Facilities ...................................................          46
9.2           Working Capital Facility .................................................          46

10            INTEREST PERIODS .........................................................          48
10.1          Selection of Interest Periods ............................................          48
10.2          Changes to Interest Periods ..............................................          49
10.3          Non-Business Days ........................................................          49

11            CHANGES TO THE CALCULATION OF INTEREST ...................................          49
11.1          Absence of quotations ....................................................          49
11.2          Market disruption ........................................................          49
11.3          Alternative basis of interest or funding .................................          50
11.4          Break Costs ..............................................................          50

12            FEES .....................................................................          51
12.1          Commitment fees ..........................................................          51

13            TAX GROSS UP AND INDEMNITIES .............................................          51
13.1          Definitions ..............................................................          51
13.2          Tax gross-up .............................................................          52
13.3          Tax indemnity ............................................................          53
13.4          Tax Credit ...............................................................          53
13.5          Stamp taxes ..............................................................          54
13.6          Value added tax ..........................................................          54

14            INCREASED COSTS ..........................................................          54
14.1          Increased costs ..........................................................          54
14.2          Increased cost claims ....................................................          54
14.3          Exceptions ...............................................................          55

15            OTHER INDEMNITIES ........................................................          55
15.1          Currency indemnity .......................................................          55
15.2          Other indemnities ........................................................          55
15.3          Indemnity to the Agent ...................................................          56

16            MITIGATION BY THE FINANCE PARTIES ........................................          56
16.1          Mitigation ...............................................................          56


                                      (ii)

CLAUSE        HEADING                                                                          PAGE NO.
16.2          Limitation of liability ..................................................          56

17            COSTS AND EXPENSES .......................................................          56
17.1          Transaction expenses .....................................................          56
17.2          Amendment costs ..........................................................          57
17.3          Enforcement costs ........................................................          57

18            GUARANTEE AND INDEMNITY ..................................................          57
18.1          Guarantee and indemnity ..................................................          57
18.2          Continuing guarantee .....................................................          58
18.3          Reinstatement ............................................................          58
18.4          Waiver of defences .......................................................          58
18.5          Immediate recourse .......................................................          59
18.6          Appropriations ...........................................................          59
18.7          Deferral of Guarantors' rights ...........................................          59
18.8          Additional security ......................................................          59

19            REPRESENTATIONS ..........................................................          59
19.1          Status ...................................................................          60
19.2          Power and Authority ......................................................          60
19.3          Binding Obligations ......................................................          60
19.4          Non-conflict with other obligation .......................................          60
19.5          No default ...............................................................          60
19.6          No proceedings pending or threatened .....................................          60
19.7          No Security ..............................................................          61
19.8          Corporate Structure ......................................................          61
19.9          No Borrowings ............................................................          61
19.10         Business Plan ............................................................          61
19.11         Reports ..................................................................          61
19.12         Transaction Document representations .....................................          62
19.13         Target Accounts ..........................................................          62
19.14         Taxes ....................................................................          62
19.15         Intellectual Property Rights .............................................          62
19.16         Environmental ............................................................          63
19.17         ERISA ....................................................................          63
19.18         Licences .................................................................          64
19.19         Material Facts ...........................................................          64
19.20         Financial statements .....................................................          64
19.21         Merger ...................................................................          65
19.22         Margin Stock .............................................................          65
19.23         Solvency .................................................................          65
19.24         Repetition ...............................................................          66
19.25         Limitation During Availability Period ....................................          66

20            INFORMATION UNDERTAKINGS .................................................          66
20.1          Financial Information ....................................................          66
20.2          Financial Statements .....................................................          67
20.3          Investigation ............................................................          67

21            FINANCIAL COVENANTS ......................................................          68
21.1          Covenants ................................................................          68


                                     (iii)

CLAUSE        HEADING                                                                          PAGE NO.
21.2          Exchange rate adjustment .................................................          74

22            GENERAL UNDERTAKINGS .....................................................          74
22.1          Positive Undertakings ....................................................          74
22.2          Negative Undertakings ....................................................          79
22.3          Ringfenced Undertakings ..................................................          82
22.4          Merger - related undertakings ............................................          83

23            EVENTS OF DEFAULT ........................................................          83
23.1          Non-payment ..............................................................          84
23.2          Certain Obligations ......................................................          84
23.3          Other Obligations ........................................................          84
23.4          Misrepresentation ........................................................          84
23.5          Cross default ............................................................          84
23.6          Inability to pay debts ...................................................          84
23.7          Legal Process ............................................................          85
23.8          Insolvency Proceedings ...................................................          85
23.9          Insolvency order .........................................................          85
23.10         Administration ...........................................................          85
23.11         Repossession of goods ....................................................          85
23.12         Analogous proceedings ....................................................          85
23.13         Change of Control ........................................................          86
23.14         Management Team ..........................................................          86
23.15         Litigation ...............................................................          86
23.16         Subsidiaries .............................................................          86
23.17         Invalidity ...............................................................          86
23.18         Change in nature of business .............................................          86
23.19         Licences .................................................................          87
23.20         Qualified Accounts .......................................................          87
23.21         Inter Creditor Deed ......................................................          87
23.22         ERISA Termination Event ..................................................          87
23.23         Material Adverse Effect ..................................................          87
23.24         Acceleration .............................................................          87
23.25         Limitation During Availability Period ....................................          88

24            CHANGES TO THE LENDERS ...................................................          88
24.1          Assignment and Transfers by the Lenders ..................................          88
24.2          Obligations ..............................................................          88
24.3          Parent undertaking .......................................................          88
24.4          Lenders ability to sub-contract ..........................................          89
24.5          Limitation of responsibility of Existing Lenders .........................          89
24.6          Procedure for transfer ...................................................          89
24.7          Disclosure of information ................................................          90

25            CHANGES TO THE OBLIGORS ..................................................          90
25.1          Assignations and transfer by Obligors ....................................          90
25.2          Additional Borrowers .....................................................          91
25.3          Resignation of a Borrower ................................................          91
25.4          Additional Guarantors ....................................................          91
25.5          Repetition of Representations ............................................          92
25.6          Resignation of a Guarantor ...............................................          92


                                      (iv)

CLAUSE        HEADING                                                                          PAGE NO.
26            SYNDICATION ..............................................................          92
26.1          Obligors' undertakings ...................................................          92
26.2          Costs of Syndication .....................................................          93

27            ROLE OF THE AGENT, THE SECURITY TRUSTEE AND THE ARRANGER .................          93
27.1          Appointment of the Agent .................................................          93
27.2          Duties of the Agent ......................................................          93
27.3          Role of the Arranger .....................................................          93
27.4          No fiduciary duties ......................................................          93
27.5          Business with the Group ..................................................          94
27.6          Rights and discretions of the Agent ......................................          94
27.7          Majority Lenders' instructions ...........................................          94
27.8          Responsibility for documentation .........................................          95
27.9          Exclusion of liability ...................................................          95
27.10         Lenders' indemnity to the Agent ..........................................          95
27.11         Resignation of the Agent .................................................          96
27.12         Confidentiality ..........................................................          96
27.13         Relationship with the Finance Parties ....................................          96
27.14         Credit appraisal by the Finance Parties ..................................          97
27.15         Finance Party's tax status confirmation ..................................          97
27.16         Reference Lenders ........................................................          98
27.17         Appointment of the Security Trustee ......................................          98

28            CONDUCT OF BUSINESS BY THE FINANCE PARTIES ...............................          98

29            SHARING AMONG THE LENDERS ................................................          98
29.1          Payments to Lenders ......................................................          98
29.2          Redistribution of payments ...............................................          99
29.3          Recovering Lender's rights ...............................................          99
29.4          Reversal of redistribution ...............................................          99
29.5          Exceptions ...............................................................          99

30            PAYMENT MECHANICS ........................................................         100
30.1          Payments to the Agent ....................................................         100
30.2          Distributions by the Agent ...............................................         100
30.3          Distributions to an Obligor ..............................................         100
30.4          Clawback .................................................................         100
30.5          Partial payments .........................................................         100
30.6          No set-off by Obligors ...................................................         101
30.7          Business Days ............................................................         101
30.8          Currency of account ......................................................         101
30.9          Change of currency .......................................................         102

31            SET-OFF ..................................................................         102

32            NOTICES ..................................................................         102
32.1          Communications in writing ................................................         102
32.2          Addresses ................................................................         102
32.3          Delivery .................................................................         103
32.4          Notification of address, fax number and telex number .....................         104


                                       (v)

CLAUSE        HEADING                                                                          PAGE NO.
32.5          English language .........................................................         104

33            ANNOUNCEMENTS ............................................................         104

34            CALCULATIONS AND CERTIFICATES ............................................         104
34.1          Accounts .................................................................         104
34.2          Certificates and Determinations ..........................................         105
34.3          Day count convention .....................................................         105

35            PARTIAL INVALIDITY .......................................................         105

36            REMEDIES AND WAIVERS .....................................................         105

37            AMENDMENTS AND WAIVERS ...................................................         105
37.1          Required consents ........................................................         105
37.2          Exceptions ...............................................................         105

38            GOVERNING LAW ............................................................         106

39            ENFORCEMENT ..............................................................         106
39.1          Jurisdiction of English courts ...........................................         106
39.2          Service of process .......................................................         106

SCHEDULE 1 The Original Obligors .......................................................         107
SCHEDULE 2 The Original Lenders ........................................................         108
SCHEDULE 3 Conditions Precedent ........................................................         109
SCHEDULE 4 Utilisation Request .........................................................         114
SCHEDULE 5 Selection Notice ............................................................         115
SCHEDULE 6 Mandatory Cost Formula ......................................................         116
SCHEDULE 7 Form of Transfer Certificates ...............................................         118
SCHEDULE 8 Form of Accession Letter ....................................................         119
SCHEDULE 9 Form of Resignation Letter ..................................................         120
SCHEDULE 10 Form of Compliance Certificate .............................................         121
SCHEDULE 11 Timetables .................................................................         122
SCHEDULE 12 Post Merger Group Structure ................................................         123
SCHEDULE 13 Form of Guarantee Request ..................................................         126
SCHEDULE 14 Clinical Group Members .....................................................         127
SCHEDULE 15 Key Man Insurance ..........................................................         128
SCHEDULE 16 Part 1 Material Companies ..................................................         129
SCHEDULE 16 Part 2 Dormant Companies ...................................................         130
SCHEDULE 16 Part 3 Overseas Companies ..................................................         131


                                      (vi)

THIS AGREEMENT is dated 22 February 2001 and made between:

(1) INVERESK RESEARCH GROUP LIMITED incorporated in Scotland (Registered Number 198206) whose registered office is at Elphinstone Research Centre, Tranent, East Lothian, EH33 2NE (the "PARENT");

(2) INVERESK RESEARCH (CANADA) INC incorporated in Canada with number 3844481 and having its registered office at 1170 Peel Street, Montreal, Quebec H3B 4S8 ("CANADA HOLDCO");

(3) THE SUBSIDIARIES of the Parent listed in Schedule 1 as original guarantors (together with the Parent and Canada Holdco the "ORIGINAL GUARANTORS");

(4)         BEAR STEARNS CORPORATE LENDING INC ("ARRANGER");

(5) THE FINANCIAL INSTITUTION stated in Schedule 2 as lender (the "ORIGINAL LENDER");

(6)         BEAR STEARNS CORPORATE LENDING INC as agent of the Lenders (the
            "AGENT");

(7) BEAR STEARNS CORPORATE LENDING INC as security trustee for the Lenders (the "SECURITY TRUSTEE"); and

(8) BEAR STEARNS CORPORATE LENDING INC as Working Capital Bank (the "WORKING CAPITAL BANK").

1           DEFINITIONS AND INTERPRETATION

1.1         DEFINITIONS

            In this Agreement:

            "ACCESSION LETTER" means a document substantially in the form set out in Schedule 8;

            "ACCOUNTANT'S REPORT" means the due diligence report prepared by Arthur Andersen in the agreed form;

            "ADDITIONAL BORROWER" means a company which becomes an Additional Borrower in accordance with Clause 25.2;

            "ADDITIONAL GUARANTOR" means a company which becomes an Additional Guarantor in accordance with Clause 25.4;

            "ADDITIONAL OBLIGOR" means an Additional Borrower or an Additional Guarantor;

            "AFFILIATE" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company;

            "AGENT'S SPOT RATE OF EXCHANGE" means, in relation to any amount and any Facility, the Agent's spot rate of exchange for the purchase of the relevant currency with the Base Currency of the relevant Facility in the London foreign exchange market at or about 11.00 am on a particular day;

            "APPROPRIATE ACCOUNTING PRINCIPLES" means the accounting principles, policies, standards, practices and bases stated:

            (a) with regard to Target Group Companies (and any Subsidiaries of the Target from time to time other than present Subsidiaries of the Target), in the Target Accounts; and

            (b) with regard to Group Companies other than any falling within the foregoing paragraph (a), in the Original Financial Statements;

            "APPROVED FINANCIER" means any institution (funding or proposing to fund the activities of the Clinical Group) approved in writing by the Agent (such approval not to be unreasonably withheld or delayed);

            "ARTICLES" means the Articles of Association of the Parent in the agreed form and adopted by the Parent on or around the date hereof;

            "AUDITORS" means in relation to each Group Company Arthur Andersen, chartered accountants, of 18 Charlotte Square, Edinburgh EH2 4DF or, as the case may be, such other reputable firm of chartered accountants of international repute as shall have been approved in writing by the Agent and appointed as auditors of the relative member of the Group;

            "AUTHORISATION" means an authorisation, consent, approval, resolution, licence, exemption, filing or registration;

            "AVAILABILITY PERIOD" means:

            (a) in relation to the Series 1 Term Facilities and the Series 2 Term Facilities, the period from and including the date of this Agreement to and including the earliest of:

                  (i)   the Closing;

                  (ii) the date, if any, upon which the Merger Agreement terminates; and

                  (iii) the date falling 12 months (or such longer period as the
                        Agent may agree) after the signing of the Merger Agreement;

            (b) in relation to the Capital Expenditure Facility, the period from and including the date of this Agreement to and including 30 June 2002; and

            (c) in relation to the Working Capital Facility, the period from and including the date of this Agreement to and including 31 December 2007;

            "AVAILABLE COMMITMENT" means, in relation to a Facility, a Lender's Commitment under that Facility minus:

            (a) the amount of its participation in any outstanding Loans or Utilisations under that Facility; and

            (b) in relation to any proposed Utilisation, the amount of its participation in any Loans or Utilisations that are due to be made under that Facility on or before the proposed Utilisation Date;

            "AVAILABLE FACILITY" means, in relation to a Facility, the aggregate for the time being of each Lender's Available Commitment in respect of that Facility;

            "BANK GUARANTEE" means a Guarantee issued or undertaken or made or, as the case may be, proposed to be issued, undertaken or made by the Working Capital Bank under the Working Capital Facility in the agreed form;

            "BASE CURRENCY" means Sterling in respect of the Parent Series 1 Refinancing Term Facility and the Parent Series 2 Refinancing Term Facility; US$ until the relevant Re-Denomination Date and thereafter Canadian Dollars in respect of the Canada Holdco Series 1 Acquisition Term Facility and the Canada Holdco Series 2 Acquisition Term Facility; US$ until the relevant Re-Denomination Date and thereafter Sterling in respect of the Parent Series 1 Acquisition Term Facility and the Parent Series 2 Acquisition Term Facility; Canadian Dollars in respect of the Capital Expenditure Facility; and Sterling in respect of the Working Capital Facility;

            "BORROWER" means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 25.3;

            "BORROWER INDEMNITY" means in relation to a Borrower the indemnity given by that Borrower to the Working Capital Bank pursuant to Clause 6.8 in respect of a Bank Guarantee;

            "BREAK COSTS" means the amount (if any) by which:

            (a) the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Utilisation or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Utilisation or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

            exceeds:

            (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period;

            "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Montreal and, until the Re-denomination Date only, New York;

            "BUSINESS PLAN" means the business plan in the agreed form;

            "CANADA HOLDCO SERIES 1 ACQUISITION TERM FACILITY" means the term loan facility made available under this Agreement and described in Clause 2.1.2(a);

            "CANADA HOLDCO SERIES 1 ACQUISITION TERM FACILITY COMMITMENT" means:

            (a) in relation to an Original Lender, the amount in the Base Currency set under its name opposite the words "Canada Holdco Series 1 Acquisition Term Facility Commitment" in Schedule 2 (or the relevant Re-denominated Commitment Amount) and the amount of any other Canada Holdco Series 1 Acquisition Term Facility Commitment transferred to it under this Agreement; and

            (b) in relation to any other Lender, the amount in the Base Currency of any Canada Holdco Series 1 Acquisition Term Facility Commitment transferred to it under this Agreement;

            to the extent not cancelled, reduced or transferred by it under this Agreement;

            "CANADA HOLDCO SERIES 1 ACQUISITION TERM FACILITY LOAN" means a loan made or to be made under the Canada Holdco Series 1 Acquisition Term Facility or the principal amount outstanding for the time being of that loan;

            "CANADA HOLDCO SERIES 2 ACQUISITION TERM FACILITY" means the term loan facility made available under this Agreement and described in Clause 2.1.2(b);

            "CANADA HOLDCO SERIES 2 ACQUISITION TERM FACILITY COMMITMENT" means:

            (a) in relation to an Original Lender the amount in the Base Currency set under its name opposite the words "Canada Holdco Series 2 Acquisition Term Facility Commitment" in Schedule 2 (or the relevant Re-Denominated Commitment Amount) and the amount of any other Canada Holdco Series 2 Acquisition Term Facility Commitment transferred to it under this Agreement; and

            (b) in relation to any other Lender, the amount in the Base Currency of any Canada Holdco Series 2 Acquisition Term Facility Commitment transferred to it under this Agreement;

            to the extent not cancelled, reduced or transferred by it under this Agreement;

            "CANADA HOLDCO SERIES 2 ACQUISITION TERM FACILITY LOAN" means a loan made or to be made under the Canada Holdco Series 2 Acquisition Term Facility or the principal amount outstanding for the time being of that loan;

            "CANADIAN DOLLARS" and "C$" means the lawful currency of Canada;

            "CANADIAN FINANCIAL ASSISTANCE DOCUMENTS" means the documentation demonstrating satisfaction by Clintrials BioResearches Limited of s123.66 of the Companies Act (Quebec) in connection with the grant of the Security Documents to be executed by those companies, in a form acceptable to the Agent acting reasonably;

            "CANADIAN REPORT ON TITLE" means the report on title in respect of Clintrials BioResearches Limited's facility at 87 Senneville Road, Senneville, Quebec, H9X 3R3 to be prepared by Desjardins Ducharme Stein Monast;

            "CAPITAL EXPENDITURE FACILITY" means the term loan facility made available under this Agreement and described in Clause 2.1.2(c);

            "CAPITAL EXPENDITURE FACILITY COMMITMENT" means;

            (a) in relation to an Original Lender, the amount in the Base Currency set under its name opposite the words "Capital Expenditure Facility Commitment" in Schedule 2 and the amount of any other Capital Expenditure Facility Commitment transferred to it under this Agreement; and

            (b) in relation to any other Lender, the amount in the Base Currency of any Capital Expenditure Facility Commitment transferred to it under this Agreement,

            to the extent not cancelled reduced or transferred by it under this Agreement;

            "CAPITAL EXPENDITURE FACILITY LOAN" means a loan made or to be made under the Capital Expenditure Facility or the principal amount outstanding for the time being of that loan;

            "CASH COLLATERAL ACCOUNTS" has the meaning given in Clause 6.4.3;

            "CLEAN UP DATE" means the date falling three months after Closing;

            "CLINICAL GROUP" means those companies listed in Schedule 14 together with any other members of the Group (other than Inveresk Clinical Research Limited) engaged in clinical trials operations from time to time; and "CLINICAL GROUP MEMBERS" shall be construed accordingly;

            "CLOSING" shall have the meaning ascribed thereto in the Merger Agreement;

            "COMMITMENT" means a Parent Series 1 Refinancing Term Facility Commitment, a Parent Series 2 Refinancing Term Facility Commitment, a Parent Series 1 Acquisition Term Facility Commitment, a Parent Series 2 Acquisition Term Facility Commitment, a Canada Holdco Series 1 Acquisition Term Facility Commitment a Canada Holdco Series 2 Acquisition Term Facility Commitment, a Capital Expenditure Facility Commitment or a Working Capital Facility Commitment;

            "COMMON STOCK PRICE" shall have the meaning given thereto in the Merger Agreement;

            "COMPLIANCE CERTIFICATE" means a certificate substantially in the form set out in Schedule 10;

            "DEFAULT" means an Event of Default or any event or circumstance which would (with the expiry of a grace period, the giving of any notice, the making of any determination, lapse of time and/or the satisfaction of any of the conditions, in each case under Clause 23) be an Event of Default;

            "DISTRIBUTION" means any dividend or other distribution whether in cash or in specie which is declared or due and whether or not actually paid;

            "DORMANT COMPANIES" means any Group Company which has not traded or has ceased trading (all such companies as at the date of execution of this Agreement being listed in Part 2 of Schedule 16);

            "DRAWDOWN DATE" means the date of first drawdown under the Series 1 Term Facilities or the Series 2 Term Facilities;

            "EMPLOYEE BENEFIT PLAN" means any employees benefit plan within the meaning of Section 3(3) of ERISA which:

            (a) is maintained for employees of any Borrower or any ERISA Affiliate; or

            (b) has at any time within the preceding six years been maintained for the employees of any Borrower or any current or former ERISA Affiliate;

            "ENVIRONMENT" means all or any gases, airs, vapours, liquids, land (including building and any other structures, enclosures or erections in, on or under it and any rock or soil and anything below the surface of it), flora, fauna, wetlands, land covered with water and water (including sea, ground and surface water) and all other nature resources of any kind;

            "ENVIRONMENTAL LAW" means all or any laws, statutes, treaties, regulations, directives, ordinances, rules publicly available codes of practice, circulars, guidance and notices having legal or judicial import or effect whether of a criminal, civil or administrative nature and the rules of common law concerning:

            (a)   pollution or contamination of the Environment;

            (b) harm, whether actual or potential, to mankind and human sense, living organisms and ecological systems;

            (c) the generation, manufacture, processing, distribution, use (including abuse), treatment, storage, disposal, transport or handling of Dangerous Substances; and

            (d) the emission, leakage, release or discharge into the Environment of noise, vibration, dusts, fumes, gas, odours, smoke, steam effluvia, heat, light, radiation (of any kind), infection, electricity or any Dangerous Substance and any matter or thing capable of constituting a nuisance or an actionable wrong of any kind in respect of such matters;

            for these purposes "DANGEROUS SUBSTANCE" means any radioactive emissions and any natural or artificial substance (whether in solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) capable of causing harm to man or any other living organism or damaging the Environment or public health or welfare, including (without limitation) any controlled, special, hazardous, toxic, radioactive or dangerous waste;

            "ENVIRONMENTAL REPORT" means the report in agreed form prepared by Marsh UK Ltd;

            "EQUITY DOCUMENTS" means the Investment Agreement, the Articles and the Loan Stock Instrument;

            "EQUIVALENT AMOUNT" means in respect of any Loan requiring to be re-denominated pursuant to Clause 5 an amount in Canadian Dollars or Sterling (as appropriate having regard to the required currency of re-denomination) which could be purchased with the relevant amount of US$ at the Agent's spot buying rate for Canadian Dollars or Sterling against US$ at or about 11.00 am on the second Business Day preceding the Re-denomination Date;

            "ERISA" means the Employee Retirement Income Security Act of 1974 (of the United States of America), and the rules and regulations thereunder, each as amended, supplemented or otherwise modified;

            "ERISA AFFILIATE" means any person who together with any Borrower or Group Company is treated as a single employer within the meaning of
            Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA;

            "EVENT OF DEFAULT" means any event or circumstance specified as such in Clause 23;

            "EXISTING INVERESK FACILITIES" means those facilities made available to the Parent pursuant to a Facilities Agreement dated 4 September 1999;

            "FACILITY" means any Series 1 Term Facility, any Series 2 Term Facility, the Capital Expenditure Facility, or the Working Capital Facility;

            "FACILITY OFFICE" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement;

            "FFE AMOUNT" means that amount of Canadian Dollars or Sterling, as appropriate, required in terms of the FFE Contract to purchase the relevant amount of US Dollars;

            "FFE CONTRACT" means any forward foreign exchange contract entered into pursuant to Clause 22.1.3(p);

            "FINAL REPAYMENT DATE" means:

            (a)   in respect of each Series 1 Term Facility, 31 December 2007;

            (b)   in respect of each Series 2 Term Facility, 31 December 2008;

            (c)   in respect of the Capital Expenditure Facility, 31 December
                  2007;

            (d)   in respect of the Working Capital Facility 31 December 2007;

            "FINANCE DOCUMENT" means this Agreement, any Fee Letter, any Accession Letter, each Security Document, the Inter Creditor Agreement any Hedging Agreement and any other document designated as such by the Agent and the Parent;

            "FINANCE LEASE" means any lease, hire agreement, credit sale agreement, purchase agreement, conditional sale agreement or instalment sale and purchase agreement which should be treated in accordance with Applicable Accounting Principles as a finance lease or in the same way as a finance lease;

            "FINANCE PARTY" means the Agent, the Security Trustee, the Arranger, a Lender, a Working Capital Bank or the Working Capital Bank;

            "FINANCE PERIOD" means the period from the date of this Agreement until the first date on which none of the Finance Parties or the Obligors has actual or contingent liabilities or obligations under any of the Finance Documents;

            "FINANCIAL COVENANTS" means the covenants contained in Clause 21;

            "FINANCIAL INDEBTEDNESS" means any indebtedness for or in respect of:

            (a)   monies borrowed;

            (b) any amount raised by acceptance under any acceptance credit facility;

            (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

            (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a Finance Lease;

            (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

            (f) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

            (g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction at any time, only the cost on termination or closing out on the basis of the then marked to market value of the relevant derivative transaction shall be taken into account);

            (h) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

            (i) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraph (a) to
                  (h) above;

            but without double counting in any case;

            "FULL GROUP SECURITY" means in respect of an Obligor a guarantee in favour of the Security Trustee as it or the Agent may require (in each case in form and substance satisfactory to the Security Trustee) from the relevant Obligor in respect of the obligations of each Obligor to the Finance Parties under the Finance Documents, security documentation constituting such fixed and/or floating security interests in respect of the relevant Obligor's assets as the Agent or the Security Trustee may reasonably require and such other supporting documents as the Agent or the Security Trustee may reasonably require;

            "GAAP" means in relation to a company incorporated in any jurisdiction generally accepted accounting policies in the relevant jurisdiction;

            "GROUP" means the Parent and its Subsidiaries for the time being and "GROUP COMPANY" or "MEMBER OF THE GROUP" means any one of them (and, for the avoidance of any doubt, no company shall be a member of the Group until it becomes a Subsidiary of a member of the Group);

            "GUARANTEE" means any guarantee, bond, indemnity, letter of credit, documentary or other credit, or other obligation to pay, purchase, provide funds to cover, or ensure against financial loss in respect of Financial Indebtedness of any other person and any obligation to invest in, make advances to or maintain the solvency or financial condition of any other person in connection with or by reference to the Financial Indebtedness of that person;

            "GUARANTEE REQUEST" means a request substantially in the form set out in Schedule 13;

            "GUARANTEED AMOUNT" means in relation to a Bank Guarantee denominated in Sterling, the maximum aggregate amount of the actual and contingent liabilities of the Working Capital Bank under that Bank Guarantee at the relevant time and in relation to a Bank Guarantee denominated in the Optional Currency, the Sterling Equivalent of the maximum aggregate amount of the actual and contingent liabilities of the Working Capital Bank under that Bank Guarantee at the relevant time;

            "GUARANTOR" means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 25.6;

            "HEDGING AGREEMENTS" means any agreements entered into for the purpose of managing or hedging currency and/or interest rate obligations;

            "HOLDING COMPANY" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary;

            "INSOLVENCY EVENT" means, subject to the terms of Clause 3.6.3, any of the events specified in any of Clauses 23.6-23.12 (inclusive);

            "INSURANCE REPORT" means the report in agreed form prepared by Marsh UK Ltd and Marsh Inc;

            "INTELLECTUAL PROPERTY RIGHTS" means all know-how, patents, patent applications, trade marks, community trade marks, service marks, trade names, brand names, business names, registered designs, copyright and all other industrial and intellectual property rights and any interests (including by way of licence) in any of the foregoing (in each case whether registered or not and including all applications for the same);

            "INTER CREDITOR DEED" means the inter creditor agreement in the agreed form between the Finance Parties, the Parent certain Group Companies and the Investors (as defined therein);

            "INTEREST PERIOD" means, in relation to a Loan, each period determined in accordance with Clause 10 and, in relation to an Unpaid Sum, each period determined in accordance with Clause 9.1.3;

            "INTRA GROUP TRANSFER" means the proposed transfer by Target Company to Canada Holdco of the entire issued share capital of Clintrials Bio Research Limited;

            "INVESTMENT AGREEMENT" means the agreement so entitled dated on or around the date of this Agreement between inter alia the Parent, Walter Nimmo and others as Existing Managers, the ESOP Trustees (as defined therein) and the Investors (as defined therein);

            "ISSUE DATE" means in relation to a Bank Guarantee the date on which it is issued pursuant to the terms thereof;

            "KEYMAN INSURANCE" means the keyman life assurance policies to be maintained by the Parent in respect of the death, critical illness or disability of the persons specified in Schedule 15;

            "LEGAL REPORT" means the report in agreed form by Clifford Chance;

            "LENDER" means:

            (a)   any Original Lender; and

            (b) any bank or financial institution which has become a Party in accordance with Clause 24,

            which in each case has not ceased to be a Party in accordance with the terms of this Agreement;

            "LENDER INDEMNITY" means in relation to a Lender, the indemnity given by that Lender to the Working Capital Bank under Clause 6.9 and "LENDER INDEMNITIES" shall be construed accordingly;

            "LIBOR" means, in relation to any amount for which the rate is to be determined:

            (a)   the applicable Screen Rate; or

            (b) (if no Screen Rate is available for the relevant currency for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in the relevant currency and for a period comparable to the period for which such rate is to be determined;

            "LISTING" means the admission to the Official List of London Stock Exchange PLC of any shares of any member of the Group or the granting of permission for any such shares to be dealt in or on any recognised investment exchange (within the meaning of Section 207 of the Financial Services Act 1986) or any other market for the public trading of securities in any country or a reverse takeover (within the meaning contained in the publication by the UK listing authority entitled "The

            Listing Rules" current at the date of this Agreement) by any member of the Group of another company whose shares are already the subject of a Listing;

            "LOAN" means a Series 1 Term Facility Loan, a Series 2 Term Facility Loan or a Capital Expenditure Facility Loan;

            "LOAN STOCK" means the (pound)71,771,981 Unsecured Subordinated Loan Stock 2008 constituted by the Loan Stock Instrument or, as the case may be, the principal amounts represented by them and for the time being issued and outstanding;

            "LOAN STOCK INSTRUMENT" means the loan stock instrument dated 20 September 1999 by the Parent as supplemented by the supplemental instrument in the agreed form to be granted by the Parent;

            "MAJORITY LENDERS" means:

            (a) if there are no Loans, Working Capital Loans or Utilisations then outstanding, a Lender or Lenders whose Commitments aggregate more than 662/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 662/3% of the Total Commitments immediately prior to the reduction); or

            (b) at any other time, a Lender or Lenders whose participations in the Loans, Working Capital Loans and Utilisations then outstanding aggregate more than 66 2/3% of all the Loans, Working Capital Loans and Utilisations then outstanding;

            "MANAGEMENT ACCOUNTS" means:

            (a) the management accounts for each Group Company for each Management Accounting Period in the agreed form which shall include a profit and loss account for the Management Accounting Period and the financial year to date;

            (b) a balance sheet as at the last day of the relevant Management Accounting Period;

            (c) a cash flow for the Management Accounting Period and financial year to date; and

            (d) key performance indicators for each Management Accounting Period, together with a commentary by the finance director of the Parent, in particular comparing actual performance to relevant Operating Budget and providing a review of the outstanding order book;

            "MANAGEMENT ACCOUNTING PERIOD" means each period incorporating all or substantially all of each calendar month and (unless otherwise agreed by the Agent) not being less than four nor more than five weeks in duration;

            "MANAGEMENT TEAM" means all and each of Stewart G Leslie, Nick Thornton, Dr Walter S Nimmo, Mike Ankcorn, Paul Bancroft, Dr Ian P Sword, and/or such other persons as shall be agreed between the Agent and the Parent;

            "MANDATORY COSTS" means the percentage rate per annum calculated by the Agent in accordance with Schedule 6;

            "MANDATORY PREPAYMENT EVENT" means any event set out in Clauses 8.1 or 8.2;

            "MARGIN" means subject to the terms of this Agreement:

            (a)   in respect of a Series 1 Term Facility Loan, 2.25% per annum;

            (b)   in respect of a Series 2 Term Facility Loan, 2.75% per annum;

            (c) in respect of a Capital Expenditure Facility Loan, 2.75% per annum; and

            (d)   in respect of the Working Capital Facility, 2.25% per annum;

            "MARKET REPORT" means the report in the agreed form dated on or around the date hereof by Technomark Consulting Services in relation to the business of the Target Group;

            "MATERIAL ADVERSE EFFECT" means an event or matter:

            (a) having, or reasonably likely to have a material adverse effect on the financial condition, assets, revenues of the Group taken as a whole; or

            (b) having a material adverse effect on the ability of the Parent or any Group Company either to perform in a timely manner all or any of its payment obligations under any of the Finance Documents or to comply with the Financial Covenants; or

            (c) (where the context so admits) resulting in all or any of the Security Documents not providing the Security Trustee (on behalf of the Lenders) with effective enforceable security over the assets expressed to be charged by the relevant Security Document or Security Documents to an extent reasonably considered to be material by the Majority Lenders;

            "MATERIAL COMPANY" means a Group Member which is trading and has net assets (ignoring intra group assets and liabilities) in excess of (pound)500,000 (all the companies listed in Part 1 of Schedule 16 being the Material Companies as at the date of execution of this Agreement);

            "MERGER" means the merger of US Newco with the Target, as described in the Merger Agreement;

            "MERGER AGREEMENT" means the Agreement and Plan of Merger dated on or around the date hereof between the Parent, US Newco and the Target;

            "MERGER DOCUMENTS" means the Merger Agreement, the Stockholders Agreement and all other documents executed in connection with either of those documents;

            "MERGER RELATED UNDERTAKINGS" means those undertakings in Clauses 22.4.1;

            "MINIMUM CONDITION" shall have the meaning given thereto in the Merger Agreement;

            "MONTH" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

            (a) (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

            (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

            (c) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

            The above rules will only apply to the last Month of any period.

            "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
            Section 4001(a)(3) of ERISA to which any Borrower, any Group Company or any ERISA Affiliate is making or is accruing an obligation to make, contributions within the preceding six years;

            "NET PROCEEDS" means the consideration received by any Group Company in respect of a disposal which is not a Permitted Disposal of any fixed asset or interest therein after deducting any Taxation resulting from such disposal and costs reasonably incurred by such Group Company in making the disposal;

            "OBLIGOR" means a Borrower or a Guarantor;

            "OPERATING BUDGET" means:

            (a) in relation to the period starting not later than the date of this Agreement and ending on the production of the first Operating Budget pursuant to Clause 20.1(c) the Business Plan; and

            (b)   in relation to each successive 12 month period thereafter:-

                  (i)   a projected balance sheet;

                  (ii)  a projected profit and loss account;

                  (iii) a projected cash flow statement;

                  (iv)  a projected capital expenditure budget; and

                  (v)   projected calculations relating to each Financial
                        Covenant,

            on a 12 month and Management Accounting Period basis together with a commentary from the finance director of the Parent drawing on the previous period's performance and forecast market conditions;

            "OPTIONAL CURRENCY" means in respect of the Working Capital Facility Canadian Dollars or any other currency approved by the Agent in its absolute discretion;

            "ORIGINAL BORROWER" means:

            (a) in respect of each of the Parent Series 1 Refinancing Term Facility, the Parent Series 2 Refinancing Term Facility, the Parent Series 1 Acquisition Term Facility and the Parent Series 2 Acquisition Term Facility, the Parent;

            (b) in respect of the Canada Holdco Series 1 Acquisition Term Facility and the Canada Holdco Series 2 Acquisition Term Facility, Canada Holdco;

            (c) in respect of the Capital Expenditure Facility, Canada Holdco and Clintrials BioResearches Limited; and;

            (d) in respect of the Working Capital Facility, the Parent and Canada Holdco;

            "ORIGINAL FINANCIAL STATEMENTS" means:

            (a) in relation to the Parent, the audited consolidated financial statements of the Group for the 24 week period ended 26 December 1999; and

            (b) in relation to each Original Obligor other than the Parent, its audited financial statements (if any) for the period ended 26 December 1999;

            "ORIGINAL GUARANTOR" means the Parent, Inveresk Research Holdings Ltd, Inveresk Research International Ltd, Inveresk Clinical Research Ltd and those Group Members listed as such in Schedule 1;

            "ORIGINAL OBLIGOR" means an Original Borrower or an Original Guarantor;

            "OVERSEAS COMPANIES" means those Group Companies listed as such in
            Schedule 16 Part 3;

            "PARENT SERIES 1 ACQUISITION TERM FACILITY" means the term loan facility made available under this Agreement and described in Clause 2.1.1(c);

            "PARENT SERIES 1 ACQUISITION TERM FACILITY COMMITMENT" means:

            (a) in relation to an Original Lender, the amount in the Base Currency set under its name opposite the words "Parent Series 1 Acquisition Term Facility Commitment" in Schedule 2 (or the relevant Re-denominated Commitment Amount) and the amount of any other Parent Series 1 Acquisition Term Facility Commitment transferred to it under this Agreement; and

            (b) in relation to any other Lender, the amount is the Base Currency of any Parent Series 1 Acquisition Term Facility Commitment transferred to it under this Agreement;

            to the extent not cancelled, reduced or transferred by it under this Agreement;

            "PARENT SERIES 1 ACQUISITION TERM FACILITY LOAN" means a loan made or to be made under the Parent Series 1 Acquisition Term Facility or the principal amount outstanding for the time being of that loan;

            "PARENT SERIES 1 REFINANCING TERM FACILITY" means the term loan facility made available under this Agreement and described in Clause 2.1.1(a);

            "PARENT SERIES 1 REFINANCING TERM FACILITY COMMITMENT" means:

            (a) in relation to an Original Lender, the amount in the Base Currency set under its name opposite the words "Parent Series 1 Refinancing Term Facility Commitment" in Schedule 2 (or the relevant Re-denominated Commitment Amount)and the amount of any other Parent Series 1 Refinancing Term Facility Commitment transferred to it under this Agreement; and

            (b) in relation to any other Lender, the amount is the Base Currency of any Parent Series 1 Refinancing Term Facility Commitment transferred to it under this Agreement;

            to the extent not cancelled, reduced or transferred by it under this Agreement;

            "PARENT SERIES 1 REFINANCING TERM FACILITY LOAN" means a loan made or to be made under the Parent Series 1 Acquisition Term Facility or the principal amount outstanding for the time being of that loan;

            "PARENT SERIES 2 ACQUISITION TERM FACILITY" means the term loan facility made available under this Agreement and described in Clause 2.1.1(d);

            "PARENT SERIES 2 ACQUISITION TERM FACILITY COMMITMENT" means:

            (a) in relation to an Original Lender the amount in the Base Currency set under its name opposite the words "Parent Series 2 Acquisition Term Facility Commitment" in Schedule 2 and the amount of any other Parent Series 2 Acquisition Term Facility Commitment transferred to it under this Agreement; and

            (b) in relation to any other Lender, the amount is the Base Currency of any Parent Series 2 Acquisition Term Facility Commitment transferred to it under this Agreement;

            to the extent not cancelled, reduced or transferred by it under this Agreement;

            "PARENT SERIES 2 ACQUISITION TERM FACILITY LOAN" means a loan made or to be made under the Parent Series 2 Acquisition Term Facility or the principal amount outstanding for the time being of that loan;

            "PARENT SERIES 2 REFINANCING TERM FACILITY" means the term loan facility made available under this Agreement and described in Clause 2.1.1(b);

            "PARENT SERIES 2 REFINANCING TERM FACILITY COMMITMENT" means:

            (a) in relation to an Original Lender the amount in the Base Currency set under its name opposite the words "Parent Series 1 Refinancing Term Facility Commitment" in Schedule 2 and the amount of any other Parent Series 2 Refinancing Term Facility Commitment transferred to it under this Agreement; and

            (b) in relation to any other Lender, the amount is the Base Currency of any Parent Series 2 Refinancing Term Facility Commitment transferred to it under this Agreement;

            to the extent not cancelled, reduced or transferred by it under this Agreement;

            "PARENT SERIES 2 REFINANCING TERM FACILITY LOAN" means a loan made or to be made under the Parent Series 2 Refinancing Term Facility or the principal amount outstanding for the time being of that loan;

            "PARTY" means a party to this Agreement and includes its successors in title, permitted assignees and permitted transferees;

            "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

            "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV or ERISA or Section 412 of the Code and which:

            (a) is maintained for employers of any Borrower, Group Company or ERISA Affiliate; or

            (b) has at any time within the preceding six years been maintained for the employees of any Borrower, Group Company or current or former ERISA Affiliate.

            "PENSIONS REPORT" means the report in agreed form prepared by William M Mercer Inc and William M Mercer Ltd;

            "PERMITTED APPLICATION" means in respect of any Net Proceeds either:

            (a) the acquisition of a replacement fixed asset of the same or a similar type and of comparable or superior value and quality; or

            (b) the acquisition of a fixed asset the commercial purpose and effect of which is to replace or improve upon the commercial purpose and effect of the fixed asset disposed of;

            "PERMITTED DISPOSAL" means:

                  (i) any sale or disposal of assets expressed in any Security Documents to be charged by way of floating charge only and which is a sale or disposal in the ordinary course of trading activities and for market-value on an arms-length basis for consideration payable in cash on normal commercial terms other than any sale or other disposal of any heritable, real or leasehold property;

                  (ii) any sale or disposal of assets expressed in any Security Documents to be charged by way of floating charge only and which are obsolete or redundant and have a nominal or scrap value only;

                  (iii) a sale or disposal to an Obligor or a disposal by a
                        Group Company which is not an Obligor to another Group Company which is an Obligor provided the transferee has granted Full Group Security;

                  (iv) any disposal on arm's length terms where the aggregate value of the assets the subject of the disposal by Group Companies in any 12 month period other than in accordance with paragraphs (i) to (iii) above in any financial year does not exceed (pound)250,000 (based on the higher of book value or consideration);

            Provided in each case that any monies thereby received by the member of the Group making the sale or disposition are credited to an account with the Agent but for the avoidance of doubt such monies will not be treated as Unapplied Net Proceeds;

            "PERMITTED FINANCIAL INDEBTEDNESS" means Financial Indebtedness:

            (a)   of the Group from time to time under this Agreement;

            (b)   under the Loan Stock Instrument;

            (c) arising between Group Companies where each has granted Full Group Security;

            (d) arising under Hedging Agreements entered into by any Group Company;

            (e) under any lease or hire purchase contract which would in accordance with GAAP be treated as a Finance Lease in terms of which assets with an aggregate outstanding capital value not exceeding US$3,000,000 (or such greater amount as the Agent may from time to time agree) are hired or leased;

            (f) of Clinical Group Members owed to an Approved Financier in an aggregate principal amount not exceeding US$5,000,000;

            (g) the letter of credit referred to in Clause 22.1.10 (subject always to the Parent's compliance with its obligations under that Clause);

            (h) of Clinical Group Members to Bank of America (subject always to the Parent's compliance with its obligations under Clause 22.1.9);

            (i)   approved in writing by the Agent;

            "PERMITTED SECURITY INTEREST" means:-

            (a) rights of retention of title and liens which are implied by law or custom of trade or are incorporated in the standard terms of contract of another contracting party and which arise in any such case in the ordinary course of trade of any Group Company;

            (b) any liens and rights of set off arising by operation of law in the ordinary course of trading of any Group Company;

            (c) any Security which the Agent has at any time in writing agreed shall be a Permitted Security Interest;

            (d)   any Security created under the Finance Documents;

            (e) any Security created by any court order in favour of the plaintiff or the defendant in any action as security for costs or expenses provided the relevant Group Company is pursuing or defending such action in the bona fide interests of that Group Company and provided further that such action is not an Event of Default or Default;

            (f) any Security other than otherwise permitted under this Agreement securing Financial Indebtedness in an aggregate principal amount not exceeding (pound)250,000;

            (g) any Security over credit balances and bank accounts of members of the Clinical Group with an Approved Financier created in order to facilitate the operation of such bank accounts and other bank accounts of such members of the Clinical Group with such Approved Financier on a net balance basis with credit balances and debit balances on the various accounts being netted off for interest purposes;

            (h) any Security held by an Approved Financier over assets of members of the Clinical Group;

            (i) any Security held by Bank of America in respect of assets of Clinical Group Members and any Security held by The Royal Bank of Canada in respect of assets of Clintrials BioResearches Limited (subject always to the Parent's compliance with its obligations under Clause 22.1.9);

            "PRIMARY DEFAULT" means:-

            (a)   the occurrence of an Insolvency Event;

            (b)   a breach of any Merger Related Undertaking;

            (c)   an Event of Default in terms of Clause 23.17;

            (d)   a breach of Clause 22.1.3(p);

            "PRIMARY WARRANTIES" means those representations and warranties in Clauses 19.1, 19.2, and 19.3;

            "PROPERTY" means Elphinstone Research Centre, Tranent, East Lothian; The Origo Centre, Riccarton, Midlothian; and 46 Millar Crescent, Edinburgh;

            "QUALIFYING LENDER" has the meaning given to it in Clause 13;

            "QUOTATION DAY" means, in relation to any period for which an interest rate is to be determined, two Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market, in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days);

            "RE-DENOMINATED COMMITMENT AMOUNT" bears the meaning given to it in Clause 5.5;

            "RE-DENOMINATION DATE" bears the meaning given to it in Clause 5.3;

            "RE-DENOMINATION PERIOD" means the period of one month from Closing;

            "REFERENCE BANKS" means the principal London offices of such banks as may be appointed by the Agent in consultation with the Parent;

            "RELEVANT DISPOSAL" means a disposal of fixed assets or groups of fixed assets by a member of the Ringfenced Group the net proceeds of which are at least (pound)500,000, not being a disposal from one Obligor to another;

            "RELEVANT INTERBANK MARKET" means the London interbank market;

            "REPAYMENT DATE" means a Series 1 Term Facilities Repayment Date, a Series 2 Term Facilities Repayment Date or a Capital Expenditure Facility Repayment Date as the context may require;

            "REPAYMENT INSTALMENT" means a Series 1 Term Facility Repayment Instalment, a Series 2 Term Facility Repayment Instalment or a Capital Expenditure Facility Repayment Instalment as the context may require;

            "REPEATING REPRESENTATIONS" means each of the representations given pursuant to Clause 19 save for those in Clauses 19.5.2 (in respect of a Default only), 19.6, 19.10, 19.11, 19.12, 19.13, 19.17, 19.20,
            19.21, 19.22 and 19.23;

            "REPORTS" means the Accountants Report, the Environmental Report, the Insurance Report, the Pensions Report, Legal Report, Market Report and Canadian Report on Title;

            "RESERVATIONS" means the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court and damages may be regarded as an adequate remedy, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors, the time-barring of claims under the Limitation Acts (and similar legislation), the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of stamp duty may be void, the fact that a court may refuse to give effect to a purported contractual obligation to pay costs imposed upon another party in respect of the costs of any unsuccessful litigation brought against that party or may not award by way of costs all of the expenditure incurred by a successful litigant in proceedings brought before that court, or that a court may stay proceedings if concurrent proceedings based on the same grounds and between the same parties have previously been brought before another court, that a court may not give effect to the provisions of Clause 35 (or any similar provision in another Finance Document) and that interest at a default rate on overdue amounts may be a penalty and not recoverable;

            "RESIGNATION LETTER" means a letter substantially in the form set out in Schedule 9;

            "RINGFENCED GROUP" means the Group other than the Clinical Group Members and "RINGFENCED GROUP Members" shall be construed accordingly;

            "SALE" means a sale of all or substantially all of the issued share capital of the Parent or a sale of all or substantially all of the business and assets of the Group;

            "SCREEN RATE" means the British Bankers' Association Interest Settlement Rate for dollars for the relevant period displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Parent and the Lenders;

            "SECOND STAGE SECURITY" means:

            (a) pledge/charge by Canada Holdco in respect of the entire issued stock of Target;

            (b)   Guarantor Accession Letter by Clintrials BioResearches
                  Limited;

            (c)   deed of hypothecation by Clintrials BioResearches Limited;

            (d)   Canadian Financial Assistance Documents;

            each in the form agreed by the parties acting reasonably;

            "SECURITY" means a mortgage, charge, pledge, lien, floating charge, standard security, debenture, hypothec or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect;

            "SECURITY ACCOUNT" means such account (bearing interest at an appropriate market rate) with the Agent in the name of the relevant Group Company into which any sums are to be paid in accordance with this Agreement and which is subject to such security or other payment or blocking or designation arrangements as the Agent may reasonably require;

            "SECURITY DOCUMENTS" means the Security Documents to be granted by each Obligor to the Security Trustee and listed in Schedule 3 and all other documents from time to time creating, evidencing or granting Security in favour of the Finance Parties (or any of them) and granted by the Obligor as security for the obligations of the Obligors to the Lenders from time to time under any of the Finance Documents and "Security Document" shall be construed accordingly;

            "SECURITY TRUSTEE" means Bear Stearns Corporate Lending Inc in its capacity as security trustee of the Security Documents under and in terms of Clause 27.17 and its successors and assigns in that capacity;

            "SELECTION NOTICE" means a notice substantially in the form set out in Schedule 5 given in accordance with Clause 10 in relation to a Facility;

            "SERIES 1 TERM FACILITIES" means each and all of the Parent Series 1 Refinancing Term Facility, the Parent Series 1 Acquisition Term Facility and the Canada Holdco Series 1 Acquisition Term Facility;

            "SERIES 1 TERM FACILITY LOAN" means a loan made or to be made under any Series 1 Term Facility or the principal amount outstanding for the time being of that loan;

            "SERIES 2 TERM FACILITIES" means each and all of the Parent Series 2 Refinancing Term Facility, the Parent Series 2 Acquisition Term Facility and the Canada Holdco Series 2 Acquisition Term Facility;

            "SERIES 2 TERM FACILITY LOAN" means a loan made or to be made under any Series 2 Term Facility or the principal amount outstanding for the time being of that loan;

            "SHAREHOLDER PAYMENT" means any payment (whether in cash or otherwise) by the Parent in respect of:

            (a)   Distributions in respect of its shares; or

            (b)   redemption of any of its shares or the Loan Stock; or

            (c)   interest on the Loan Stock;

            "SPECIFIED PURPOSE" means in respect of any particular Facility, the purpose of such Facility as specified in Clause 3.1;

            "SPECIFIED TIME" means a time determined in accordance with Schedule 11;

            "STERLING" and "(POUND)" means the lawful currency of the United Kingdom;

            "STERLING EQUIVALENT" means in respect of currency borrowings or utilisations in the Optional Currency under the Working Capital Facility the amount of Sterling required to purchase the relevant currency at the Working Capital Bank's spot rate of exchange on the applicable day at such time as the Working Capital Bank may select in accordance with its normal market practice for currency borrowings under working capital facilities;

            "STOCKHOLDERS AGREEMENT" means the stockholders agreement dated on or around the date hereof between inter alia the Parent and US Newco;

            "SUBSIDIARY" means a subsidiary within the meaning of section 736 of the Companies Act 1985;

            "SURPLUS" means that amount in excess of US$2,000,000 by which the cash flow covenant referred to in Clause 21.1.4 is exceeded on any covenant test date;

            "TARGET" means Clintrials Research Inc;

            "TARGET ACCOUNTS" means the draft financial statements of each Target Group Company for the financial year ended 31 December 2000 together with all statements, notes, directors and auditors reports annexed to or incorporated in them;

            "TARGET GROUP" means the Target and its Subsidiaries and "TARGET GROUP COMPANY" means any of them;

            "TARGET GROUP US BANK INDEBTEDNESS" means the indebtedness as at today's date of Target Group Companies to Bank of America;

            "TARGET MANAGEMENT ACCOUNTS" means the individual and consolidated management accounts of the Target Group for the period to 31 December 2000;

            "TARGET STOCK" means the Company Common Stock, as defined in the Merger Agreement;

            "TAX" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

            "TAXES ACT" means the Income and Corporation Taxes Act 1988;

            "TENDER OFFER" means the Offer, as defined in the Merger Agreement;

            "TERM FACILITY" means any of the Series 1 Term Facilities or the Series 2 Term Facilities;

            "TERMINATION EVENT" means:

            (a)   a "Reportable Event" described in Section 4043 of ERISA; or

            (b) the withdrawal of any Borrower, Group Company or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; or

            (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or

            (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC; or

            (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or

            (f) the partial or complete withdrawal of any Borrower, Group Company or ERISA Affiliate from a Multiemployer Plan; or

            (g) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; or

            (h) any event or condition which results in the reorganisation or insolvency of a Multiemployer Plan under Sections 4241 or 4245 or ERISA; or

            (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA;

            "THIRD STAGE SECURITY" means a pledge/charge by Canada Holdco in respect of the entire issued share capital of Clintrials BioResearches Limited in the agreed form;

            "TOTAL COMMITMENTS" means the aggregate of the Canada Holdco Series 1 Acquisition Term Facility Commitments, Canada Holdco Series 2 Acquisition Term Facility Commitments, Parent Series 1 Acquisition Term Facility Commitments, Parent Series 2 Acquisition Term Facility Commitments, Parent Series 1 Refinancing Term Facility Commitments, Parent Series 2 Refinancing Term Facility Commitments the Total Capital Expenditure Facility Commitments and the Total Working Capital Facility Commitments;

            "TOTAL CAPITAL EXPENDITURE FACILITY COMMITMENTS" means the aggregate of the Capital Expenditure Facility Commitments being C$15,300,000 at the date of this Agreement;

            "TOTAL WORKING CAPITAL FACILITY COMMITMENTS" means the aggregate of the Working Capital Facility Commitments being (pound)6,000,000 at the date of this Agreement;

            "TRANSACTION DOCUMENTS" means the Finance Documents, the Merger Documents, the Tender Offer and the Equity Documents;

            "TRANSFER CERTIFICATE" means a certificate substantially in the form set out in Schedule 7 or any other form agreed between the Agent and the Parent;

            "TRANSFER DATE" means, in relation to a transfer, the later of:

            (a) the proposed Transfer Date specified in the Transfer Certificate; and

            (b)   the date on which the Agent executes the Transfer Certificate;

            "UNAPPLIED NET PROCEEDS" means in respect of a Relevant Disposal means those net proceeds of such Relevant Disposal which, as at the end of the period of 6 months after the date of such relevant disposal, have not been applied in a Permitted Application;

            "UNPAID SUM" means any sum due and payable but unpaid by an Obligor under the Finance Documents;

            "US DOLLARS" and "US$" means the lawful currency of the United States of America;

            "US NEWCO" means Indigo Acquisition Corp;

            "UTILISATION" means a utilisation of a Facility;

            "UTILISATION DATE" means the date of a Utilisation, being the date on which the relevant Loan or Utilisation of the Working Capital Facility is to be made;

            "UTILISATION REQUEST" means a notice substantially in the form set out in Schedule 4;

            "VAT" means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature;

            "WORKING CAPITAL AVAILABLE AMOUNT" means subject to the Working Capital Facility Limit at any time the difference between the Total Working Capital Facility Commitments of all Working Capital Banks and the Working Capital Outstandings at that time;

            "WORKING CAPITAL FACILITY" means the working capital facility made available under this Agreement and described in Clause 2.1.3;

            "WORKING CAPITAL FACILITY COMMITMENT" means:

            (a) in relation to an Original Lender, the amount, if any, set under its name opposite the words "Working Capital Facility Commitment" in Schedule 2 and the amount of any other Working Capital Facility Commitment transferred to it under this Agreement; and

            (b) in relation to any other Lender, the amount, if any, of any Working Capital Facility Commitment transferred to it under this Agreement,

            to the extent not cancelled, reduced or transferred by it under this Agreement;

            "WORKING CAPITAL FACILITY LIMIT" means (pound)6,000,000;

            "WORKING CAPITAL LENDER" means any Lender having a Working Capital Facility Commitment which is greater than zero;

            "WORKING CAPITAL LOAN" means a loan or utilisation made or to be made under the Working Capital Facility or the principal amount outstanding for the time being of that loan or utilisation;

            "WORKING CAPITAL OUTSTANDINGS" means, at any time, the aggregate of:

            (a) all amounts outstanding in Sterling by way of overdraft under the Working Capital Facility;

            (b) the Sterling Equivalent of all amounts outstanding by way of overdraft in the Optional Currency under the Working Capital Facility;

            (c) the Guaranteed Amount of each Bank Guarantee issued by the Working Capital Bank;

            (d) such amount calculated on a market to market basis as the Working Capital Bank may, in accordance with its then current credit policy accord as a risk weighting to all outstanding FFE Contracts; and

            (e) in relation to any other facilities or financial accommodation provided under the Working Capital Facility, such other amounts as the Working Capital Bank determines fairly represents the aggregate exposure of the Working Capital Bank in respect of that facility or accommodation;

            "WORKING CAPITAL REPAYMENT DATE" means 31 December 2007.

1.2         CONSTRUCTION

1.2.1       Any reference in this Agreement to:

            (a) "AGREED FORM" means in relation to a document the form agreed by the Parent and the Agent and initialled by them or on their behalf for the purpose of identification on the date of this Agreement or if not then agreed, in form and substance acceptable to the Agent;

            (b) "ASSETS" includes present and future properties, revenues and rights of every description;

            (c) a "FINANCE DOCUMENT" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

            (d) "INDEBTEDNESS" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

            (e) a "PERSON" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

            (f) a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but if not, being a regulation, rule, official directive, request or guideline in accordance with which those to whom it is addressed customarily comply) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

            (g) a provision of law is a reference to that provision as amended or re-enacted; and

            (h) unless a contrary indication appears, a time of day is a reference to London time.

1.2.2 Section, Clause and Schedule headings are for ease of reference only.

1.2.3 Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

1.2.4 A Default (other than an Event of Default) is "CONTINUING" if it has not been remedied or waived and an Event of Default is "CONTINUING" if it has not been waived.

1.3         CURRENCY CONVERSION

            Where any calculation of a monetary amount is required to be made in Sterling or Canadian Dollars under this Agreement and any sum forming part or the whole of such monetary amount is, or is to be denominated in, a currency other than Sterling, or as appropriate Canadian Dollars, such sum shall (except as otherwise provided for herein) for the purposes of such calculation be converted notionally into Sterling or as appropriate Canadian Dollars at the rate of exchange at which the Agent would have been able to make a spot purchase of such sum with Sterling or as appropriate Canadian Dollars in the London foreign exchange market at or about 11.00 a.m. on the second business day preceding the date as at which the calculation is to be made or, if the relevant date is not a day on which the London foreign exchange markets are open for spot transactions in Sterling or as appropriate Canadian Dollars and that currency, or the next following (or, if the Agent so determines, the immediately preceding) such day.

2           THE FACILITIES

2.1         THE FACILITIES

            Subject to the terms of this Agreement:

2.1.1       The Lenders make available to the Parent:

            (a) a Sterling senior term loan facility in an aggregate amount equal to the Parent Series 1 Refinancing Term Facility Commitments;

            (b) a Sterling senior term loan facility in an aggregate amount equal to the Parent Series 2 Refinancing Term Facility Commitments;

            (c) a US Dollar (initially denominated) senior term loan facility in an aggregate amount equal to the Parent Series 1 Acquisition Term Facility Commitments;

            (d) a US Dollar (initially denominated) senior term loan facility in an aggregate amount equal to the Parent Series 2 Acquisition Term Facility Commitments.

2.1.2       The Lenders make available to Canada Holdco:

            (a) a US Dollar (initially denominated) senior term loan facility in an aggregate amount equal to the Canada Holdco Series 1 Acquisition Term Facility Commitments;

            (b) a US Dollar (initially denominated) senior term loan facility in an aggregate amount equal to the Canada Holdco Series 2 Acquisition Term Facility Commitments; and

            (c) a Canadian Dollar capital expenditure facility in an aggregate amount equal to the Total Capital Expenditure Facility Commitments.

2.1.3 The Working Capital Bank makes available to the Borrowers a Sterling working capital facility in an aggregate amount equal to the Total Working Capital Facility Commitments.

2.2         LENDER'S RIGHTS AND OBLIGATIONS

2.2.1 The obligations of each Lender under the Finance Documents are several. Failure by a Lender to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

2.2.2 The rights of each Lender under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Lender from an Obligor shall be a separate and independent debt.

2.2.3 A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3           PURPOSE AND CONDITIONS PRECEDENT

3.1         PURPOSE

3.1.1 The Parent shall apply all amounts borrowed by it under the Parent Series 1 Refinancing Term Facility and the Parent Series 2 Refinancing Term Facility towards the refinancing of the Existing Inveresk Facilities.

3.1.2 Each relevant Borrower shall apply all amounts borrowed by it under the Parent Series 1 Acquisition Term Facility, the Parent Series 2 Acquisition Term Facility, the Canada Holdco Series 1 Acquisition Term Facility and the Canada Holdco Series 2 Acquisition Term Facility towards:

            (a) satisfaction of the consideration payable for Target Stock pursuant to the Tender Offer or any extension thereof;

            (b) satisfaction of the consideration payable for Target Stock pursuant to the Merger; and

            (c) payment of agreed costs and expenses in connection with the Tender Offer and the Merger.

3.1.3 Canada Holdco shall apply all amounts borrowed by it under the Capital Expenditure Facility towards capital expenditure incurred in expanding the capacity of Clintrials BioResearches Limited pre-clinical trials operations.

3.1.4 Each relevant Borrower shall utilise the Working Capital Facility for general working capital purposes and payment of fees and expenses in connection with the Merger but not to make prepayments of any Loan.

3.2         MONITORING

            No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

3.3         INITIAL CONDITIONS PRECEDENT

            No Borrower may deliver a Utilisation Request in respect of any Loan or the Capital Expenditure Facility and no Borrower may make any Utilisation of the Working Capital Facility unless the Agent has received all the documents and other evidence listed in Part 1 of Schedule 3 each such document/item (other than Security Documents) being in form and substance satisfactory to the Agent and the following additional conditions have been satisfied:-

3.3.1       the Minimum Condition having been satisfied;

3.3.2 all conditions to the Tender Offer set forth in Annex A to the Merger Agreement shall have been satisfied (and a written confirmation from the Parent, acting reasonably and in good faith after consultation with the Agent, will satisfy this requirement) or (with the consent of the Agent) waived;

3.3.3 no event or matter has had a material adverse effect on the financial condition, assets or revenues of the Group taken as a whole having occurred (and a written confirmation from the Parent, acting reasonably and in good faith, will satisfy this requirement).

3.4         ADDITIONAL ACQUISITION TERM LOANS CONDITIONS PRECEDENT

3.4.1 No Borrower may deliver a Utilisation Request in respect of any Series 2 Term Facility Loan unless the Available Facility in respect of all Series 1 Term Facilities is zero.

3.4.2 No Borrower may deliver a Utilisation Request in respect of the Parent Series 1 Acquisition Term Facility, the Parent Series 2 Acquisition Term Facility, the Canada Holdco Series 1 Acquisition Term Facility, and the Canada Holdco Series 2 Acquisition Term Facility unless:

            (a) together with such Utilisation Request, the Borrower has delivered a duly completed and executed Form U-1 pursuant to Regulation U of the United States Board of Governors of the Federal Reserve System ("Regulation U"); and

            (b) the aggregate outstanding balance of all Loans advanced under the Parent Series 1 Acquisition Term Facility, the Parent Series 2 Acquisition Term Facility, the Canada Holdco Series 1 Acquisition Term Facility, and the Canada Holdco Series 2 Acquisition Term Facility, after giving effect to the advance pursuant to the Utilisation Request, does not exceed fifty per cent (50%) of the current market value (as defined in Regulation U) of the Target Stock, including the Target Stock to be acquired by the Borrower pursuant to the Utilisation Request, provided, however, that the foregoing conditions shall not apply if upon the acquisition of Target Stock pursuant to the Utilisation Request the Target Stock will not be "margin stock" as defined under Regulation U.

3.5         FURTHER CONDITIONS PRECEDENT

3.5.1 Subject to Clause 3.6 the Lenders will only be obliged to comply with Clause 4.1.4 if on the date of the Utilisation Request and on the proposed Utilisation Date:

            (a) no Default is continuing or would result from the proposed Loan; and

            (b) the Repeating Representations to be made by each Obligor are true in all material respects.

3.6         CERTAIN FUNDS PERIOD

3.6.1 Notwithstanding any other provision of this Agreement other than Clause 3.4.2, during the Availability Period:

            (a) the relevant Borrowers shall be entitled to utilise the Parent Series 1 Acquisition Term Facility Loans, Parent Series 2 Acquisition Term Facility Loans, Canada Holdco Series 1 Acquisition Term Facility Loans and Canada Holdco Series 2 Acquisition Term Facility Loans and the Parent Series 1 Refinancing Term Facility Loans and the Parent Series 2 Refinancing Term Facility Loans and the Lenders shall be obliged make the Parent Series 1 Acquisition Term Facility Loans, Parent Series 2 Acquisition Term Facility Loans, Canada Holdco Series 1 Acquisition Term Facility Loans and Canada Holdco Series 2 Acquisition Term Facility Loans and the Parent Series 1 Refinancing Term Facility Loans and the Parent Series 2 Refinancing Term Facility Loans available despite the occurrence or existence of any Event of Default (other than prior to the Drawdown Date a Primary Default) or a breach of warranty (other than prior to the Drawdown Date a Primary Warranty) in order (and only to the extent) that US Newco is able to comply with its obligations under the Tender Offer and Merger Agreement to pay the consideration payable in relation to the acquisition of the Target Stock and to refinance the Existing Inveresk Facilities; and

            (b) no Finance Party will have or seek to exercise any right of rescission or other remedy (whether under the Finance Documents or the general law) with a view to refusing to make any amount available under the facilities referred to in Clause 3.6.1(a).

3.6.2 The Borrowers acknowledge that the terms of Clause 3.6.1 above do not amount to a waiver of any Event of Default or Default and accordingly shall not prejudice any rights of the Agent and/or any of the other Finance Parties to exercise any rights under this Agreement or any rights of recission or other remedies in respect of any such Event of Default or Default or such other rights or remedies on the expiry of the Availability Period.

3.6.3       For the purposes of this Clause 3.6 and Clause 23.25 only, Clause
            23.7 shall be amended so as to appear in the following form:

            "Any distress, execution, arrestment, attachment, inhibition or other diligence or legal process affects any asset of any Material Company and such circumstances in the reasonable opinion of the Lenders could have a Material Adverse Effect; or"

3.6.4 For the purposes of this Clause 3.6 and Clause 23.25 only, Clause 23.8(a) shall be amended so as to appear in the following form:

            "(a) any Material Company to be adjudicated or found insolvent other than proceedings which are proved to the satisfaction of the Agent, acting reasonably, to be frivolous or vexatious and which are discharged within 21 days of presentation;"

3.7         MAXIMUM NUMBER OF LOANS

3.7.1 The Parent may not deliver a Utilisation Request if as a result of the proposed Utilisation:

            (a) 2 or more Parent Series 1 Refinancing Term Facility Loans or 2 or more Parent Series 2 Refinancing Term Facility Loans would be outstanding;

            (b) 6 or more Parent Series 1 Acquisition Term Facility Loans or 4 or more Parent Series 2 Acquisition Term Facility Loans would be outstanding.

3.7.2 Canada Holdco may not deliver a Utilisation Request if as a result of the proposed Utilisation:

            (a) 6 or more Canada Holdco Series 1 Acquisition Term Facility Loans or 4 or more Canada Holdco Series 2 Acquisition Term Facility Loans would be outstanding;

            (b) 5 or more Capital Expenditure Facility Loans would be outstanding.

3.8         CONDITIONS RELATING TO CAPITAL EXPENDITURE FACILITY

3.8.1 The Lenders will only be obliged to comply with Clause 4.1.4 with respect to a Capital Expenditure Facility Loan if the Agent has received not less than 5 Business Days before the date of the Utilisation Request such evidence as it may reasonably require demonstrating the relevant Capital Expenditure Facility Loan both in amount and with regard to its intended application is in accordance with the relevant Operating Budget.

4           UTILISATION OF TERM LOANS

4.1 SERIES 1 TERM FACILITIES, SERIES 2 TERM FACILITIES AND CAPITAL EXPENDITURE FACILITIES

4.1.1       DELIVERY OF A UTILISATION REQUEST

4.1.1.1 Without prejudice to the terms of Clause 4.1.1.2 the relevant Borrower may utilise a Term Facility and the Capital Expenditure Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

4.1.1.2 The Parent shall procure that an Original Borrower shall utilise the maximum aggregate principal amount of the Parent Series 1 Refinancing Term Facility and the Parent Series 2 Refinancing Term Facility simultaneously with the initial Utilisation of any of the other Facilities.

4.1.2       COMPLETION OF A UTILISATION REQUEST

4.1.2.1 Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

            (a)   it identifies the Facility to be utilised;

            (b) the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

            (c) the currency and amount of the Utilisation comply with Clause 4.1.3; and

            (d)   the proposed Interest Period complies with Clause 10.

4.1.2.2     Only one Loan may be requested in each Utilisation Request.

4.1.3       CURRENCY AND AMOUNT

4.1.3.1 The currency specified in a Utilisation Request must be the Base Currency.

4.1.3.2 The amount of a proposed Loan shall be a minimum of (pound) 5,000,000 in respect of the Parent Series 1 Refinancing Term Facility Loan or the Parent Series 2 Refinancing Term Facility (and in each case an integral multiple of (pound)500,000); a minimum of US$1,000,000 in respect of the Parent Series 1 Acquisition Term Facility, the Parent Series 2 Acquisition Term Facility, the Canada Holdco Series 1 Acquisition Term Facility and the Canada Holdco Series 2 Acquisition Term Facility (and in each case an integral multiple of US$250,000) and Canadian $1,500,000 in respect of the Capital Expenditure Facility (and an integral multiple of C$300,000).

4.1.4       LENDERS' PARTICIPATION

4.1.4.1 If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available through its Facility Office.

4.1.4.2 The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

4.1.4.3 The Agent shall notify each Lender of the amount, currency and the amount of each Loan at the Specified Time.

5           RE-DENOMINATION OF ACQUISITION TERM LOANS

5.1         PARENT'S OPTION

            The Parent shall at any time during the Re-denomination Period be entitled to serve notice upon the Agent requiring all Loans made under the Canada Holdco Series 1 Acquisition Term Facility and the Canada Holdco Series 2 Acquisition Term Facility to be re-denominated in Canadian Dollars and all Loans made under the Parent Series 1 Acquisition Term Facility and the Parent Series 2 Acquisition Term Facility to be re-denominated in Sterling.

5.2         AGENT'S OPTION

            If the Parent does not serve the notice contemplated by Clause 5.1 before the expiry of the Re-denomination Period the Agent shall at any time during the period of one month from expiry of the Re-denomination Period be entitled to serve a notice upon the Parent requiring the re-denominations referred to in Clause 5.1.

5.3         NOTICE

            A notice by the Parent pursuant to Clause 5.1 or by the Agent pursuant to Clause 5.2 shall specify the proposed date of re-denomination (the "Re-denomination Date") which shall be not less than 3 Business Days after the date of the notice itself.

5.4         RE-DENOMINATION AMOUNT

            On the Re-denomination Date:

            (a) all Loans made under the Canada Holdco Series 1 Acquisition Term Facility and the Canada Holdco Series 2 Acquisition Term Facility shall be repaid by the Relevant Borrower in US Dollars on that date and thereupon re-advanced in Canadian Dollars in the FFE Amount (or such other amount as may be relevant); and

            (b) all Loans made under the Parent Series 1 Acquisition Term Facility and the Parent Series 2 Acquisition Term Facility shall be repaid by the Relevant Borrower in US Dollars on that date and thereupon re-advanced in Sterling in the FFE Amount (or such other amount as may be relevant);

            in each case as a separate Loan.

5.5         RE-DENOMINATION OF COMMITMENTS

            Upon the re-denomination of any Loans pursuant to this Clause 5 the Commitment of each Lender in respect of the relevant Loan shall be re-calculated as the amount (the "Re-denominated Commitment Amount") in the new currency which bears the same proportion to the total FFE Amount as its previous Commitment bore to the US Dollar amount repaid.

6           THE WORKING CAPITAL FACILITY

6.1         NATURE OF FACILITY

6.1.1 The Working Capital Facility is available for utilisation by any Borrower, subject to the other terms hereof, at any time during the Availability Period provided there has been an advance of any other Loan.

6.1.2 The Working Capital Facility is made available by the Working Capital Bank in an aggregate maximum principal amount equal to the Working Capital Facility Limit.

6.1.3 The Working Capital Facility shall, subject to Clauses 6.2.2 and 6.2.3, cease to be available on the Working Capital Repayment Date or such earlier date on which it is cancelled in accordance with the terms hereof.

6.1.4 Each Borrower shall complete such mandate and other documents in respect of the Working Capital Facility as the Working Capital Bank may require in accordance with its normal practice for commercial borrowers.

6.2         UTILISATION

6.2.1 Subject to the other terms of this Agreement, the Working Capital Bank agrees to make the Working Capital Facility available on a revolving basis to the Borrowers to be utilised on any Business Day by way of:

            (a)   issue of Bank Guarantees in Sterling or the Optional Currency;

            (b) overdraft in Sterling or the Optional Currency on usual banking terms;

            (c)   FFE Contracts; and

            (d) such other facilities or financial accommodation as the Working Capital Bank and the Borrowers may agree.

6.2.2 No utilisation of the Working Capital Facility under 6.2.1 shall be made if it would result in the Working Capital Outstandings exceeding the Working Capital Facility Limit.

6.2.3 No utilisation of the Working Capital Facility under Clause 6.2.1 may be made if on the date of the proposed utilisation a Default has occurred and is continuing or would occur on such utilisation except in respect of a utilisation of the Working Capital Facility to be made for the sole purpose of, (demand having been made under a Bank Guarantee issued by the Working Capital Bank), paying the amount guaranteed or otherwise assured under that Bank Guarantee or reimbursing the Working Capital Bank in respect of the amount properly paid by the Working Capital Bank under that Bank Guarantee, the utilisation of the Working Capital Facility shall be made notwithstanding the occurrence and intimation of a Default or any of the representations or warranties to be repeated not being correct, unless the Agent shall have served a notice of Default.

6.2.4 For the avoidance of doubt the Working Capital Bank may, without liability, return cheques unpaid if the payment of those would result in a breach of Clause 6.2.2.

6.2.5 The Working Capital Bank may, with the consent of the Majority Lenders, allow the Working Capital Facility Limit to be exceeded.

6.2.6 The issue by the Working Capital Bank of a Bank Guarantee in favour of any bank or financial institution in relation to any such facility shall itself be regarded for the purposes of this Agreement as a utilisation of the Working Capital Facility.

6.3         OPTIONAL CURRENCIES

6.3.1 Whenever a Borrower wishes an overdraft in the Optional Currency, it shall make a prior written request to the Working Capital Bank no later than 11.00 a.m. five Business Days before the proposed utilisation.

6.3.2 A Borrower may not create an overdraft under the Working Capital Facility in the Optional Currency unless the Working Capital Bank has confirmed to that Borrower that the Optional Currency is available by way of overdraft under the Working Capital Facility.

6.3.3 The Working Capital Bank shall promptly notify the relevant Borrower if it agrees with the Borrower that the Optional Currency can be utilised by way of the overdraft under the Working Capital Facility.

6.3.4 If in relation to any payment which is proposed to be denominated in the Optional Currency under the overdraft provided under the Working Capital Facility, the Working Capital Bank determines that:

            (a) for whatever reason it is impractical for it to fund that amount in the Optional Currency in the ordinary course of business; or

            (b) central bank or other governmental authorisation in the country of the Optional Currency is required to permit its use by the Working Capital Bank for the funding of that amount and the authorisation has not been obtained or is not in full force and effect or is subject to unacceptable conditions; or

            (c) the use of the Optional Currency is restricted or prohibited by any request, directive, regulation or guideline of any governmental body, agency, department or regulatory or other authority (whether or not having the force of law) in accordance with which the Working Capital Bank is accustomed to act, then the Working Capital Bank shall notify the Borrower. If the Working Capital Bank so determines that one of the above circumstances applies and notwithstanding that it has not notified the Borrower of this the Working Capital Bank shall have no obligation to provide such funds and make the relevant payment in the Optional Currency under the Working Capital Facility.

6.4         EXCHANGE RATE MOVEMENTS

6.4.1 If on any day the Working Capital Outstandings exceed 105% of the Working Capital Facility Limit then the relevant Borrowers shall, within 2 Business Days of receiving the Working Capital Bank's demand so to do, pay to the credit of their respective Cash Collateral Accounts such amounts as to ensure that the aggregate of:

            (a)   the Working Capital Outstandings, less

            (b) the Sterling Equivalent (calculated on that day in accordance with the Working Capital Bank's usual practice) of all sums standing to the credit of the Cash Collateral Accounts on that day shall equal or be less than the Working Capital Facility Limit.

6.4.2 On each day, provided that no Default has occurred and is continuing, the Borrowers may withdraw such amounts standing to the credit of the Cash Collateral Accounts to ensure that, after payment of such amounts, the aggregate of:

            (a)   the Working Capital Outstandings, less

            (b) the Sterling equivalent (calculated on that day in accordance with the Working Capital Bank's usual practice) of all sums, if any, standing to the credit of the Cash Collateral Accounts on that day is equal to or less than the Working Capital Facility Limit.

6.4.3 In this Clause 6.4, a "Cash Collateral Account" means in relation to a Borrower and the Optional Currency, an account of that Borrower in that currency held with the Working Capital Bank and designated as being in respect of the Working Capital Facility.

6.4.4 On the first occasion a Borrower is obliged to make a payment to a Cash Collateral Account it shall open that Cash Collateral Account and charge the same to the Security Trustee on terms satisfactory to the Security Trustee.

6.4.5 Except as expressly permitted in this Clause 6.4 no Borrower may withdraw any amount from a Cash Collateral Account.

6.5         FFE CONTRACTS

6.5.1       An FFE Contract shall:

            (a)   be on the usual terms of the Working Capital Bank;

            (b)   be of a duration of not more than 12 months;

            (c) be on terms that the Working Capital Bank shall have no obligation to make payments under it at any time after the Working Capital Repayment Date unless the Working Capital Bank (in its sole discretion and upon such terms as it requires) agrees otherwise; and

            (d)   only be entered into on a Business Day.

6.5.2 All obligations and liabilities owing to the Working Capital Bank under or in respect of an FFE Contract shall be deemed to be obligations and liabilities owing to the Working Capital Bank under this Agreement.

6.6         BANK GUARANTEES

6.6.1 The Working Capital Bank shall not be obliged to issue any Bank Guarantee unless it has approved the form of the proposed Bank Guarantee.

6.6.2 No Bank Guarantee will be issued under which a claim could be made at a time after the Working Capital Repayment Date in relation to the Working Capital Facility unless the Working Capital Bank (in its sole discretion and upon such terms as it reasonably requires) agrees otherwise.

6.6.3 Each Bank Guarantee will be denominated in Sterling (or the Optional Currency if consented to by the Working Capital Bank) and shall state on its face the maximum amount payable under such Bank Guarantee and the expiry date of such Bank Guarantee.

6.6.4       A Bank Guarantee will only be issued on:

            (a)   a Business Day during the Working Capital Commitment Period;
                  and

            (b) if, on the relative Issue Date, the maximum amount payable under such Bank Guarantee does not exceed the Working Capital Available Amount.

6.6.5 Any Bank Guarantee shall be regarded as being in full force and effect and the Working Capital Bank shall be treated as having a liability thereunder unless and until such Bank Guarantee has expired in accordance with its terms without any claims having been made thereunder or that the beneficiary of such Guarantee has been satisfied and has released the Working Capital Bank from its obligations thereunder.

6.7         GUARANTEE REQUEST

            Whenever a Borrower wishes a Bank Guarantee to be issued by the Working Capital Bank, it shall give the Working Capital Bank a duly completed Guarantee Request together with a draft of the proposed Bank Guarantee to be received not later than 3 Business days prior to the relevant Issue Date.

6.8         COUNTER INDEMNITY FROM THE BORROWERS

            Each Borrower hereby unconditionally and irrevocably agrees and undertakes to the Agent, the Working Capital Bank and the Working Capital Lenders as follows:

6.8.1 it will at all times indemnify the Agent, the Working Capital Bank and each Working Capital Lender and keep the Agent, the Working Capital Bank and each Working Capital Lender indemnified from and against all actions, suits, proceedings, claims, demands, liabilities, damages, costs, expenses, losses and charges whatsoever in relation to or arising out of any Bank Guarantee issued hereunder for its account (except where the same results from the gross negligence or wilful misconduct of the Working Capital Bank) and it will pay the Working Capital Bank or the Agent for the account of the Working Capital Lenders (as the case may be) on demand the amount of all payments made (whether directly or by way of set-off, counterclaim or otherwise howsoever) and all losses, costs and expenses suffered or properly incurred from time to time by the Working Capital Bank and/or the Working Capital Lenders under or by reason or in consequence of any such Bank Guarantee (except where the same results from the gross negligence or wilful misconduct of the Working Capital Bank) and each Working Capital Lender Indemnity;

6.8.2 the Working Capital Bank is hereby irrevocably authorised by each Borrower to comply with the terms of any demand served or purporting to be served on the Working Capital Bank pursuant to any Bank Guarantee without any reference to, or further authority from, such Borrower for whose account such Bank Guarantee was issued and without any enquiry by the Working Capital Bank into the justification for such demand or the validity thereof and each Borrower further agrees that any payment which the Working Capital Bank shall make in accordance or purporting to be in accordance with such a demand shall be binding on such Borrower and be accepted by such Borrower as conclusive and binding evidence that the Working Capital Bank was liable to comply with the terms of such demand and was liable to do so in the manner and for the amount in which the Working Capital Bank effected such compliance;

6.8.3 the liability of any Borrower under this Clause 6.8 shall not be discharged, lessened or impaired by any time being given or by anything being done or other circumstance whatsoever which, but for this provision, would or might operate to exonerate or discharge such Borrower;

6.8.4 the indemnity contained in this Clause 6.8 shall constitute and be a continuing security to the Working Capital Bank and the said indemnity shall extend to each Bank Guarantee as it may, from time to time, be varied, modified, amended or extended;

6.8.5 the Working Capital Bank may claim under any Borrower Indemnity or under any Lender Indemnity in such order as the Working Capital Bank shall think fit.

            For the purpose of making a claim under this Clause 6.8 in its capacity as a Working Capital Lender the Working Capital Bank in its respective capacities as the Working Capital Bank and a Working Capital Lender will be treated as thought it were two separate legal entities and the Borrowers will be required to indemnify it under this Clause 6.8 in its capacity as a Working Capital Bank for payments made by it or deemed to have been made by it to the Working Capital Bank under Clause 6.9.

6.9         COUNTER INDEMNITY FROM THE WORKING CAPITAL LENDERS

6.9.1 If the relevant Borrower fails to pay to the Working Capital Bank any amount due under this Agreement in respect of the Working Capital Facility within two Business Days of its due date (the difference between the amount due and the amount paid being the "SHORTFALL") then, without limitation to all other rights and remedies of the Parties in respect thereof, the Working Capital Bank shall inform the Agent of such failure, specifying the amount and currency of the Shortfall whereupon the Agent shall issue a notification (a "SHORTFALL NOTIFICATION") to the Working Capital Lenders stating the amount and currency of the Shortfall.

6.9.2 Following the issue of a Shortfall Notification each Working Capital Lender shall pay to the Agent for the account of the Working Capital Bank an amount equal to a proportion of the Shortfall equal to such Working Capital Lender's Participation (as defined in Clause 6.10) in the Working Capital Facility together with interest thereon from the due date referred to in Clause 6.9.1 to the date of such payment to the Agent at the rate which is equal to the aggregate of:

            (a)   the Margin; and

            (b) an amount equivalent to the cost of funds to the Working Capital Bank (as certified by the Working Capital Bank).

            Such payments shall be made on the next Business day following the issuance of the Shortfall Notification and shall, subject to Clause
            6.9.3 satisfy the amount due (including interest thereon) from the relevant Borrower in respect of which such Shortfall arose to the extent of such payments. The Working Capital Lenders expressly acknowledge the provision of any BACS facilities and any excess which arises by virtue of BACS operations, shall (in the circumstances contemplated in Clause 6.9.1) be treated like any other amount forming all or part of a Shortfall and subject to reimbursement by the Working Capital Lenders pursuant to Clause 6.9.2.

6.9.3 The relevant Borrower shall, indemnify the Working Capital Lenders on demand against any amount payable by them under this Clause 6.9 and in respect of such indemnity the protective provisions in favour of the Security Trustee contained in any guarantee granted to the Security Trustee by any Group Company shall be deemed to apply mutatis mutandis.

6.9.4 For the avoidance of doubt, neither the Parent nor the relevant Borrower shall be obliged to make any payment in respect of the same amount more than once.

6.10        WORKING CAPITAL BANKS PARTICIPATION

            For the purposes of Clauses 6.9 and 9.2.8 the "participation" of a Working Capital Bank at any time in the Working Capital Facility shall be the proportion of the Working Capital Facility equal to the proportion borne by the Working Capital

            Bank's Working Capital Commitment to the Total Working Capital Commitments at such time.

6.11        INTEREST ON PAYMENTS

            Each Borrower hereby agrees that it shall pay interest on the amount of each payment, loss, cost and expense made, suffered or incurred from time to time by the Working Capital Bank under or by reason or in consequence of any Bank Guarantee issued for its account from and including the date upon which such payment, loss, cost or expense is made, suffered or incurred as aforesaid up to and including the date upon which payment or reimbursement of such amount is demanded from such Borrower which demand shall be made promptly by the Working Capital Bank upon it making the relevant payment or, as the case may be, becoming aware of the relevant loss, cost or expense. The amount of such interest shall be calculated in accordance with Clause
            9.2.6. For the avoidance of doubt, interest on sums demanded under the provisions of this Clause 6.11 shall also accrue in accordance with Clause 9.2.6.

7           REPAYMENT

7.1         REPAYMENT OF SERIES 1 TERM FACILITIES

7.1.1 Each Borrower shall repay the Series 1 Term Facilities by paying the Agent on each date set out under Column A below (each a "SERIES 1 TERM FACILITIES REPAYMENT DATE") in respect of each Series 1 Term Facility that amount (each a "SERIES 1 TERM FACILITIES REPAYMENT INSTALMENT") equal to (A x B) where:

            A= the aggregate amount of its Series 1 Term Facilities Loans under the relevant Series 1 Term Facility as at the expiry of the Availability Period; and

            B= the percentage specified in Column B below corresponding to the relevant Series 1 Term Facilities Repayment Date,

            so that the Series 1 Term Facilities are repaid in full on or before the Final Repayment Date.

--------------------------------------------------------------------------------
          COLUMN A                                                      COLUMN B
  SERIES 1 TERM FACILITIES                                                  %
      REPAYMENT DATES
--------------------------------------------------------------------------------
      31 December 2001                                                    2.00%
--------------------------------------------------------------------------------
      30 June 2002                                                        5.00%
--------------------------------------------------------------------------------
      31 December 2002                                                    5.00%
--------------------------------------------------------------------------------
      30 June 2003                                                        7.00%
--------------------------------------------------------------------------------
      31 December 2003                                                    7.00%
--------------------------------------------------------------------------------
      30 June 2004                                                        9.25%
--------------------------------------------------------------------------------
      31 December 2004                                                    9.25%
--------------------------------------------------------------------------------
      30 June 2005                                                        9.25%
--------------------------------------------------------------------------------
      31 December 2005                                                    9.25%
--------------------------------------------------------------------------------
      30 June 2006                                                        9.25%
--------------------------------------------------------------------------------
      31 December 2006                                                    9.25%
--------------------------------------------------------------------------------
      30 June 2007                                                        9.25%
--------------------------------------------------------------------------------
      31 December 2007                                                    9.25%
--------------------------------------------------------------------------------

7.1.2 No Borrower may borrow any part of a Series 1 Term Facility which is repaid.

7.2         REPAYMENT OF SERIES 2 TERM FACILITIES

7.2.1 Each Borrower shall repay the Series 2 Term Facilities by paying the Agent on each date set out under Column A below (each a "SERIES 2 TERM FACILITIES REPAYMENT Date") in respect of each Series 2 Term Facility that amount (each a "SERIES 2 TERM FACILITIES REPAYMENT INSTALMENT") equal to (A x B) where:

            A= the aggregate amount of its Series 2 Term Facilities Loans under the relevant Series 2 Term Facility as at the expiry of the Availability Period; and

            B= the percentage specified in Column B below corresponding to the relevant Series 2 Term Facilities Repayment Date,

            so that the Series 2 Term Facilities are repaid in full on or before the Final Repayment Date.

--------------------------------------------------------------------------------
            COLUMN A                                                    COLUMN B
     SERIES 2 TERM FACILITIES                                               %
         REPAYMENT DATES
--------------------------------------------------------------------------------
         30 June 2008                                                      50%
--------------------------------------------------------------------------------
         31 December 2008                                                  50%
--------------------------------------------------------------------------------

7.2.2 No Borrower may borrow any part of a Series 2 Term Facility which is repaid.

7.3         REPAYMENT OF CAPITAL EXPENDITURE FACILITY

7.3.1 Each Borrower shall repay the Capital Expenditure Facility by paying the Agent on each date set out under Column A below (each a "CAPITAL EXPENDITURE FACILITY REPAYMENT DATE") that amount (each a "CAPITAL EXPENDITURE FACILITY REPAYMENT INSTALMENT") equal to (A X B) where:

            A= the aggregate amount of Capital Expenditure Facility Loans as at the expiry of the Availability Period; and

            B= the percentage specified in Column B below corresponding to the relevant Capital Expenditure Facility Repayment Date,

            so that the Capital Expenditure Facility is repaid in full on or before the Final Repayment Date.

--------------------------------------------------------------------------------
                  COLUMN A                                              COLUMN B
CAPITAL EXPENDITURE FACILITY REPAYMENT DATES                                %
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
              30 June 2003                                                 10%
--------------------------------------------------------------------------------
              31 December 2003                                             10%
--------------------------------------------------------------------------------
              30 June 2004                                                 10%
--------------------------------------------------------------------------------
              31 December 2004                                             10%
--------------------------------------------------------------------------------
              30 June 2005                                                 10%
--------------------------------------------------------------------------------
              31 December 2005                                             10%
--------------------------------------------------------------------------------
              30 June 2006                                                 10%
--------------------------------------------------------------------------------
              31 December 2006                                             10%
--------------------------------------------------------------------------------
              30 June 2007                                                 10%
--------------------------------------------------------------------------------
              31 December 2007                                             10%
--------------------------------------------------------------------------------

7.3.2 No Borrower may borrow any part of the Capital Expenditure Facility which is repaid.

7.4         REPAYMENT OF WORKING CAPITAL FACILITY

            On the Final Repayment Date:

7.4.1 each Borrower shall repay any overdraft made available under the Working Capital Facility;

7.4.2 each Borrower shall in respect of each Bank Guarantee issued on its behalf under the Working Capital Facility:

7.4.2.1 use best endeavours to procure the release of the Working Capital Bank from such Bank Guarantee; and

7.4.2.2 without prejudice to Clause 7.4.2.1 above, pay to the credit of such account as the Working Capital Bank shall stipulate an amount equal to the Guaranteed Amount of that Bank Guarantee as cash cover and charge such amount in favour of the Security Trustee in such manner and on such terms as the Security Trustee may stipulate;

7.4.3 all other facilities or financial accommodation made available under the Working Capital Facility shall be terminated; and

7.4.4 each Working Capital Lender's Working Capital Commitment shall be reduced to zero.

8           PREPAYMENT AND CANCELLATION

8.1         ILLEGALITY

8.1.1 If it becomes unlawful in any jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund its participation in any Loan, Working Capital Loan or other Utilisation of the Working Capital Facility:

            (a) that Lender shall promptly notify the Agent upon becoming aware of that event;

            (b) upon the Agent notifying the Parent, the Commitment of that Lender will be immediately cancelled;

            (c) each Borrower shall repay that Lender's participation in the Loans made to or by that Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Parent or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law); and

            (d) if such Lender is also the Working Capital Bank, the Borrowers shall repay all amounts outstanding under or in relation to the Working Capital Facility as if a notice of Default had been served.

8.1.2 If it is or becomes illegal for the Working Capital Bank to issue or leave outstanding any Bank Guarantee the Working Capital Facility shall cease to be available for the issue of Bank Guarantees and the Borrowers shall use their best endeavours to procure the release of each Bank Guarantee outstanding at such time.

8.2         CHANGE OF CONTROL/LISTING/SALE

8.2.1 If any person or group of persons acting in concert (other than the shareholders of the Parent as at the date of this Agreement) gains control of the Parent (disregarding for the purposes of this Clause any sale by the Investors of up to 50% of the issued share capital of the Parent in the context of any syndication by it) or there shall occur a Listing in respect of the Parent or a Sale:

            (a) the Parent shall promptly notify the Agent upon becoming aware of that event;

            (b) the Agent may, by not less than 14 days notice to the Parent, cancel the Facilities and declare all outstanding Loans together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Facilities will be cancelled and all such outstanding amounts will become immediately due and payable.

8.2.2       For the purposes of this Clause 8.2 "CONTROL" means:

            (a) the ability to control the composition of the Parent's board of directors or equivalent body whether through ownership of voting capital, by contract or otherwise; or

            (b) the ownership of shares or the right to acquire shares in the capital of the Parent conferring in the aggregate 50% or more of the total voting rights conferred by all the shares in the capital of the Parent for the time being; or

            (c) the power to exercise voting rights conferring in the aggregate 50% or more of the total voting rights conferred by all the shares in the capital of the Parent for the time being;

8.2.3 For the purposes of this Clause 8.2 "ACTING IN CONCERT" has the meaning given to it in the City Code on Takeovers and Mergers.

8.3         UNAPPLIED NET PROCEEDS

8.3.1 Without prejudice to any other provisions of this Agreement, if the aggregate amount of Unapplied Net Proceeds arising in any period of 12 consecutive months is in excess of (pound)500,000, the Borrowers shall, apply an amount equal to such

            Unapplied Net Proceeds in prepaying (without premium or penalty, but without prejudice to Clause 11.4) such of the Series 1 Term Facilities or if all such Facilities are repaid in full, Series 2 Term Facilities, as the Agent may direct on the next Interest Payment Date.

8.3.2 Where the Agent has served a notice under Clause 23, the Borrowers shall, following the receipt of the net proceeds in respect of any Relevant Disposal, apply (without premium or penalty, but without prejudice to Clause 11.4) such amount in prepayment of such of the Series 1 Term Facilities (or if all such Facilities are repaid in full, Series 2 Term Facilities) as the Agent may direct.

8.3.3 Pending every such prepayment as is referred to above or any Permitted Applications of the net proceeds of a Relevant Disposal the Parent shall on the date of each Relevant Disposal procure that an amount, or amounts in aggregate, equal to the net proceeds of such Relevant Disposal is placed in a Security Account with the Security Agent.

8.4         INSURANCE CLAIMS

8.4.1 The Borrowers shall following the receipt by any member of the Ringfenced Group of any amount in respect of insurance claims in excess of (pound)500,000 apply (without premium or penalty, but without prejudice to Clause 11.4) such amount in prepayment of such of the Series 1 Term Facilities (or if all such Facilities are repaid in full, Series 2 Term Facilities) as the Agent may direct on the next Interest Payment Date unless such amount is utilised:

            (a) in replacing, restoring or reinstating the property or assets destroyed, damaged or lost or in discharging third party liabilities insured by the relevant policy; or

            (b) in relation to Keyman Insurance, in replacing the relevant member of the Management Team; or

            (c) where a member of the Group has incurred any expenditure or has discharged any such liability are referred to in (a) and
                  (b) above, or in the case of any amount received by a member of the Group from a loss of profits insurance policy, in reimbursing such member of the Group.

8.5         RELEVANT RECEIPTS

8.5.1 The Borrowers shall following the receipt by any member of the Ringfenced Group of any amount (each such receipt being a "RELEVANT RECEIPT") in respect of claims under the Merger Agreement or in respect of Reports apply (without premium or penalty, but without prejudice to Clause 11.4) such amount in prepayment of such of the Series 1 Term Facilities (or if all such Facilities are repaid in full, Series 2 Term Facilities) as the Agent may direct on the next Interest Payment Date unless such amount is utilised:

            (a) to the extent the Relevant Receipt relates to a liability of, or a charge or claim upon, a member of the Group, in the discharge of that liability, charge or claim (or in reimbursement of monies disturbed in connection with such liability, charge or claim) provided that such monies shall be properly applied in such manner within three months of receipt by the relevant member of the Group; or

            (b) to the extent the Relevant Receipt relates to an asset reasonably required in the conduct of the Group's business or to compensate for any current asset which is missing or reduced in value, in the acquisition of that asset or in compensation for the loss represented by that missing current asset or reduction in value provided that such monies shall be properly applied in such manner within six months of receipt by the relevant member of the Group.

8.5.2 Where the Agent has served a notice under Clause 23, the Borrowers shall, following the receipt of any amounts in respect of insurance claims or any Relevant Receipt apply (without premium or penalty, but without prejudice to Clause 11.4) such amount in prepayment of such of the Series 1 Term Facilities (or if all such Facilities are repaid in full, Series 2 Term Facilities) as the Agent may direct.

8.5.3 Pending every such prepayment as is referred to above, or any permitted utilisation of Relevant Receipts as is referred to above, the Parent shall on the date of the Relevant Receipt procure that an amount, or amounts in aggregate, equal to the Relevant Receipt is placed in a Security Account with the Security Trustee.

8.6         NOTICE

            The Parent shall give the Agent at least 30 days prior notice of the date upon which a change of Control, Sale, or Listing is proposed to occur.

8.7         CASH SWEEP

            If upon any test as at 31 December in any year (in accordance with Clause 21.1.6) of the cash flow covenant referred to in Clause
            21.1.4 after the third anniversary of the signing of this Agreement the relevant ratio is met that sum representing 50% of the Surplus shall be applied in prepayment of such Series 1 Term Facilities (or if all such Facilities are repaid in full, Series 2 Term Facilities) as the Agent may direct on the first Interest Payment Date occurring after the relevant covenant test date; provided that in any circumstances where the terms of this Clause 8.7 would otherwise result in the payment of any costs by a Borrower in terms of Clause
            11.4 the relevant prepayment shall be reduced in amount so as to avoid such costs and the amount of such reduction shall be applied in prepayment as contemplated by this Clause 8.7 but upon the then next succeeding Interest Payment Date. Declaring also, for the avoidance of doubt, that the terms of Clause 21.1.7 shall apply for the purposes of this Clause 8.7 to the intent and effect that calculations and prepayments pursuant to this Clause 8.7 shall initially be made on the basis of Management Accounts and the parties shall make any adjustment payments required upon retesting against audited financial statements.

8.8         VOLUNTARY CANCELLATION

            The Parent may, if it gives the Agent not less than 7 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of (pound)250,000) of an Available Facility. Any cancellation under this Clause 8.8 shall reduce the Commitments of the Lenders rateably under that Facility.

8.9         VOLUNTARY PREPAYMENT OF SERIES 1 TERM FACILITIES

8.9.1 A Borrower to which a Series 1 Term Facility Loan has been made may, if it gives the Agent not less than 7 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of the relevant Series 1 Term Facility Loan (but, if in part, being an amount which reduces the amount of the Term Facility 1 Loan by a minimum amount of (pound)250,000 and which is an integral multiple of (pound)250,000).

8.9.2 A Series 1 Term Facility Loan may only be prepaid after the last day of the relevant Availability Period (or, if earlier, the day on which the applicable Available Facility is zero).

8.9.3 Any prepayment under this Clause 8.9 shall be applied pro rata against the relevant future Series 1 Term Facility Repayment Instalments specified in Clause 7.1 until the relevant Series 1 Term Facility has been repaid in full.

8.10        VOLUNTARY PREPAYMENT OF SERIES 2 TERM FACILITIES

8.10.1 A Borrower to which a Series 2 Term Facility Loan has been made may, at any time after (but not before) repayment of all the Series 1 Term Facilities in full together with all interest thereon, if it gives the Agent not less than 7 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of any Series 2 Term Facility Loan (but if in part, being an amount which reduces the amount of the Series 2 Term Facility Loan by a minimum amount of (pound)250,000 and which is an integral multiple of (pound)250,000).

8.10.2 A Series 2 Term Facility Loan may only be prepaid after the last date of the Availability Period (or, if earlier, the day on which the applicable Available Facility is zero).

8.10.3 Any prepayment under this Clause 8.10 shall be applied pro rata against the relevant future Series 2 Term Facility Repayment Instalments specified in Clause 7.2 until the relevant Series 2 Term Facility 2 has been repaid in full.

8.11        VOLUNTARY PREPAYMENT OF CAPITAL EXPENDITURE FACILITY

8.11.1 A Borrower to which a Capital Expenditure Facility Loan has been made may, at any time after (but not before) repayment of Term Facility 1 in full together with all interest thereon, if it gives the Agent not less than 7 Business Day's (or such shorter period as the Majority Lenders may agree) prior notice prepay the whole or any part of any Capital Expenditure Facility Loan (but, if in part, being an amount which reduces the amount of the Capital Expenditure Facility Loan by a minimum amount of (pound)250,000 and which is an integral multiple of (pound)250,000.

8.11.2 A Capital Expenditure Facility Loan may only be prepaid after the last day of the Availability Period or, if earlier, the day on which the applicable Available Facility is zero.

8.11.3 Any prepayment under this Clause 8.11 shall be applied pro rata against the future Capital Expenditure Facility Repayment Instalments specified in Clause 7.3 until the Capital Expenditure Facility has been repaid in full.

8.12        RIGHT OF REPAYMENT AND CANCELLATION IN RELATION TO A SINGLE LENDER

8.12.1      If:

            (a) any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 13.2; or

            (b)   any Lender claims indemnification from the Parent under Clause
                  13.3 or Clause 14.1,

            the Parent may, whilst the circumstance giving rise to the requirement or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loans.

8.12.2 On receipt of a notice referred to in Clause 8.12.1, the Commitment of that Lender shall immediately be reduced to zero.

8.12.3 On the last day of each Interest Period which ends after the Parent has given notice under Clause 8.12.1 (or, if earlier, the date specified by the Parent in that notice), each Borrower to which a Loan is outstanding shall repay that Lender's participation in that Loan.

8.13        RESTRICTIONS

8.13.1 Any notice of cancellation or prepayment given by any Party under this Clause 8 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

8.13.2 Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty save that where any prepayment or cancellation of all or any part of the Loans or the Facilities (including for the avoidance of doubt the Working Capital Facility) other than in the circumstances contemplated in Clause 8.1.1 or
            8.12.1 is made pursuant to, in contemplation of or otherwise in connection with a refinancing of the Facilities (or part of them) (including for the avoidance of doubt the Working Capital Facility) during the period of 18 months commencing on the Drawdown Date by any bank or financial institution other than the Lenders, the Parent shall promptly on demand by the Agent pay the Agent on account of the Lenders (or as appropriate the Working Capital Bank) a prepayment fee equal to one per cent (1%) of the amount prepaid or cancelled on the Business Day immediately prior to such prepayment or cancellation.

8.13.3 The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments (including the Working Capital Facility Commitments) except at the times and in the manner expressly provided for in this Agreement.

8.13.4 No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

8.13.5 If the Agent receives a notice under this Clause 8 it shall promptly forward a copy of that notice to either the Parent or the affected Lender, as appropriate.

9           INTEREST ETC

9.1 SERIES 1 TERM FACILITIES, SERIES 2 TERM FACILITIES AND CAPITAL EXPENDITURE FACILITIES

9.1.1       CALCULATION OF INTEREST

            The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

            (a)   Margin;

            (b)   LIBOR; and

            (c)   Mandatory Cost, if any.

9.1.2       PAYMENT OF INTEREST

            Each Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six months, on the dates falling at six monthly intervals after the first day of the Interest Period).

9.1.3       DEFAULT INTEREST

9.1.3.1 If an Obligor fails to pay any amount payable by it under a Finance Document in respect of a Series 1 Term Facility Loan, Series 2 Term Facility Loan or a Capital Expenditure Loan on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate one per cent 1% higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause
            9.1.3.1 shall be immediately payable by the Borrower on demand by the Agent.

9.1.3.2 Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

9.1.4       NOTIFICATION OF RATES OF INTEREST

            The Agent shall promptly notify the Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement.

9.2         WORKING CAPITAL FACILITY

9.2.1       OVERDRAFT INTEREST

            Interest on all amounts outstanding by way of overdraft under the Working Capital Facility shall accrue at the rate per annum which is the aggregate of:

9.2.1.1     the Margin; and

9.2.1.2 in respect of any amounts denominated in Sterling outstanding under the overdraft the most recently published base rate of the Working Capital Bank from time to time or, in respect of any amounts denominated in the Optional Currency outstanding under the overdraft Canadian LIBOR as quoted in the London financial markets.

9.2.2       PAYMENT AND ACCRUAL

            Interest under Clause 9.2.1 on amounts outstanding by way of overdraft under the Working Capital Facility shall be paid by the relevant Borrower to the Working Capital Bank, on the Working Capital Bank's usual quarterly charging days and the Working Capital Repayment Date and will accrue from day to day on the basis of actual days elapsed and a year of 365 days (in the case of Sterling borrowings) or 360 days (in the case of Canadian Dollar or Optional Currency (other than Sterling) borrowings).

9.2.3       FFE CONTRACTS

            In respect of each FFE Contract, the relevant Borrower shall pay fees and commissions to the Working Capital Bank in accordance with the Working Capital Bank's usual charging scales as notified to the Company from time to time for entering into forward foreign exchange contracts.

9.2.4       GUARANTEE COMMISSION

9.2.4.1 In respect of each Bank Guarantee issued by the Working Capital Bank under the Working Capital Facility each Borrower for whose account such Bank Guarantee is issued shall pay commission on the Guaranteed Amount of such Bank Guarantee from the date of its issue until it has ceased to be in full force and effect in accordance with Clause
            6.6.5 at a rate per annum equal to the Margin which shall:

            (a) accrue from day to day on the Guaranteed Amount of such Bank Guarantee; and

            (b) be calculated on the basis of actual days elapsed and a 365 day year if the Guarantee is denominated in Sterling and 360 days if in any other currency unless the normal market practice in respect of that currency is for calculations to be made on the basis of a year of 360 days in which case that practice will be adopted.

9.2.4.2 Each Bank Guarantee will be deemed to have been issued on behalf of the Borrower specified in the Guarantee Request relating to that Bank Guarantee.

9.2.4.3 For the purpose of calculating the amount of guarantee commission payable from time to time the period of issue of each Bank Guarantee shall be divided into successive three months periods (each a "GUARANTEE COMMISSION PERIOD") each of which (other than the first which shall begin on the first date on which a Bank Guarantee is issued) shall begin on the expiry of the preceding one. If the full period of the Bank Guarantee does not exceed 3 months the guarantee commission period relating thereto shall be such full period. The guarantee commission shall be payable in arrear on the last day of each guarantee commission period or, if earlier, on the date on which the Guaranteed Amount in respect of such Bank Guarantee is reduced to nil.

9.2.5       OTHER UTILISATIONS

            Any other facilities or financial accommodation made available under the Working Capital Facility shall be charged to the relevant Borrower by the Working Capital Bank in accordance with its customary rates or scales as notified to the Borrower from time to time.

9.2.6       DEFAULT INTEREST

            If a Borrower fails to pay an amount of principal, interest or any other sum (an "OVERDUE SUM") when it is due in respect of the Working Capital Facility, interest shall accrue on the overdue sum from the due date up to the date of actual payment (both before and after decree or judgement). Such interest shall be calculated and payable by reference to successive periods ("DEFAULT PERIODS") each of such duration as the Agent may select. The first Default Period shall begin on the due date and all subsequent Default Periods shall begin on the last day of the previous one. The rate of interest for each such Default Period shall be the rate per annum (as determined by the Agent) equal to the sum of one per cent (1%) higher than the rate, charge or commission determined in accordance with this Clause
            9.2 in respect of the relevant Utilisation. Any interest payable under this Clause 9.2.6 which is not paid when due shall be deemed an overdue sum and shall itself bear interest accordingly.

9.2.7       DEBITING OF ACCOUNTS

            Each Borrower hereby authorised the Working Capital Bank to debit all interest, fees and commissions due and payable by such Borrower under this Clause 9.2 to any account held by the Borrower with the Working Capital Bank.

9.2.8       PAYMENTS TO WORKING CAPITAL BANKS

            Upon receipt of the same the Working Capital Bank shall pay to the Agent for the account of the Working Capital Banks the Margin which it receives in respect of the Working Capital Facility and each Working Capital Lenderu shall participate in the same in its relevant participation (as defined in Clause 6.10).

10          INTEREST PERIODS

10.1        SELECTION OF INTEREST PERIODS

10.1.1 A Borrower (or the Parent on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan has already been borrowed) in a Selection Notice.

10.1.2 Each Selection Notice for a Series 1 Term Facility Loan, Series 2 Term Facility Loan or Capital Expenditure Facility Loan is irrevocable and must be delivered to the Agent by the Borrower (or the Parent on behalf of a Borrower) to which that Loan was made not later than the Specified Time.

10.1.3 If a Borrower (or the Parent) fails to deliver a Selection Notice to the Agent in accordance with Clause 10.1.2, the relevant Interest Period will, subject to Clause 10.2, be one Month.

10.1.4 Subject to this Clause 10 a Borrower (or the Parent) may select an Interest Period of one, three or six months or any other period agreed between the Parent and the Agent (acting on the instructions of all the Lenders).

10.1.5 In addition a Borrower (or the Parent on its behalf) may select an Interest Period in relation to the Series 1 Term Facility, Series 2 Term Facility or Capital Expenditure Facility of a period of less than one month, if necessary to ensure that in respect of the relevant Facility there are Loans (with an aggregate amount equal to or greater than the relevant Repayment Instalment) which have an Interest Period ending on a Repayment Date for the Borrower to make the Repayment Instalment due on that date.

10.1.6 An Interest Period for a Loan shall not extend beyond the Final Repayment Date applicable to its Facility.

10.1.7 Each Interest Period for a Series 1 Term Facility Loan, Series 2 Term Facility Loan and Capital Expenditure Facility Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

10.1.8 Notwithstanding any other provision of this Agreement to the contrary each Borrower shall select such Interest Periods under the terms of this Agreement as may be necessary to ensure that to the extent there exists any Hedging Agreement applicable to any Loan borrowed by the relevant Borrower the Interest Periods applicable thereto coincide with scheduled payment dates under the relevant Hedging Agreement.

10.2        CHANGES TO INTEREST PERIODS

10.2.1 Prior to determining the interest rate for a Series 1 Term Facility Loan, Series 2 Term Facility Loan or Capital Expenditure Facility Loan the Agent may shorten an Interest Period for the relevant Loan to ensure there are sufficient Loans in respect of the relevant Facility with an Interest Period ending on a Repayment Date for the relevant Borrower to make the Repayment Instalment due on the relevant Repayment Date.

10.2.2 If the Agent makes any of the changes to an Interest Period referred to in this Clause 10.2, it shall promptly notify the Parent and the Lenders.

10.3        NON-BUSINESS DAYS

            If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

11          CHANGES TO THE CALCULATION OF INTEREST

11.1        ABSENCE OF QUOTATIONS

            Subject to Clause 11.2, if LIBOR is to be determined by reference to the Reference Lenders but a Reference Lender does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Lenders.

11.2        MARKET DISRUPTION

11.2.1 If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

            (a)   the Margin;

            (b) the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

            (c) the Mandatory Cost, if any, applicable to that Lender's participation in the Loan.

11.2.2      In this Agreement "MARKET DISRUPTION EVENT" means:

            (a) at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none of the Reference Lenders supplies a rate to the Agent to determine LIBOR for the relevant currency and period; or

            (b) before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed fifty per cent. of that Loan) that the cost to it or them of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR.

11.3        ALTERNATIVE BASIS OF INTEREST OR FUNDING

11.3.1 If a Market Disruption Event occurs and the Agent or the Parent so requires, the Agent and the Parent shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

11.3.2 Any substitute basis agreed pursuant to Clause 11.3.1 shall, with the prior consent of all the Lenders and the Parent, be binding on all Parties.

11.4        BREAK COSTS

11.4.1 Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

11.4.2 Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.


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12          FEES

12.1        COMMITMENT FEES

12.1.1 The Parent shall pay to the Agent (for the account of the Working Capital Banks in relation to the Working Capital Facility, and for the account of each Lender in relation to the other Facilities) a fee computed at the rate of:

            (a) 0.75 per cent. per annum on that Lender's Available Commitment under each Series 1 Term Facility for the Availability Period applicable to the Series 1 Term Facilities;

            (b) 0.75 per cent. per annum on that Lender's Available Commitment under the each Series 2 Term Facility for the Availability Period applicable to the Series 2 Term Facilities;

            (c) 0.75 per cent. per annum on that Lender's Available Commitment under the Capital Expenditure Facility for the Availability Period applicable to the Capital Expenditure Facility;

            (d) 0.75 per cent per annum on the Working Capital Banks Working Capital Available Amount for the Availability Period applicable to the Working Capital Facility.

12.1.2 Subject to Clause 12.1.3 the accrued commitment fees are payable in the case of paragraphs (a) and (b) above on the expiry of the Availability Period and in the case of paragraphs (c) and (d) above on the last day of each successive period of three Months which ends during the relevant Availability Period, on the last day of the Availability Period and on the cancelled amount of the relevant Lender's or Working Capital Banks' Commitment (as the case may be) at the time the cancellation is effective.

12.1.3 Upon cancellation of any Facility any accrued commitment fees in respect of that Facility shall be immediately payable.

13          TAX GROSS UP AND INDEMNITIES

13.1        DEFINITIONS

13.1.1      In this Clause 13:

            "PROTECTED PARTY" means a Finance Party which is or will be, for or on account of Tax, subject to any liability or required to make any payment in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

            "QUALIFYING LENDER" means a Finance Party which is (on the date a payment falls due):

            (a) within the charge to United Kingdom corporation tax as respects that payment and is a Finance Party in respect of an advance made by a person which was a bank (as defined for the purpose of section 349 of the Taxes Act in section 840A of the Taxes Act) at the time that advance was made; or


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            (b)   entitled to that payment under a double taxation agreement in force on the date (subject to the completion of any necessary procedural formalities) without a Tax Deduction (a "TREATY LENDER").

            "TAX CREDIT" means a credit against, relief or remission for, or repayment of any Tax.

            "TAX DEDUCTION" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

            "TAX PAYMENT" means an increased payment made by an Obligor to a Finance Party under Clause 13.2 or a payment under Clause 13.3.

13.1.2 In this Clause 13 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

13.2        TAX GROSS-UP

13.2.1 Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

13.2.2 The Parent or a Lender or the Working Capital Bank shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. If the Agent receives such notification from a Lender or the Working Capital Bank it shall notify the Parent and that Obligor.

13.2.3 If a Tax Deduction is required by law to be made by an Obligor in one of the circumstances set out in Clause 13.2.4, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

13.2.4 The circumstances referred to in Clause 13.2.3 are where a person entitled to the payment:

            (a)   is the Agent or the Arranger (on its own behalf); or

            (b) is a Qualifying Lender, unless that Qualifying Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate the Tax Deduction is required to be made as a result of the failure of that Qualifying Lender to comply with Clause 13.2.7; or

            (c) is not or has ceased to be a Qualifying Lender to the extent that this altered status results from any change after the date of this Agreement in (or in the interpretation, administration, or application of) any law or double taxation agreement or any published practice or published concession of any relevant taxing authority.

13.2.5 If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

13.2.6 Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall


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            deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

13.2.7 A Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

13.3        TAX INDEMNITY

13.3.1 The Parent shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party.

13.3.2 Clause 13.3.1 above shall not apply with respect to any Tax assessed on:

            (a)   a Finance Party:

                  (i) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

                  (ii) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

                  if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

            (b) the Agent, as a result of the failure by a Lender to satisfy on the due date of a payment of interest either of the conditions set out in paragraphs (a) and (b) of Clause 27.15.

13.3.3 A Protected Party making, or intending to make a claim pursuant to Clause 13.3.1 shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Parent.

13.3.4 A Protected Party shall, on receiving a payment from an Obligor under this Clause 13.3, notify the Agent.

13.4        TAX CREDIT

            If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

            (a)   a Tax Credit is attributable to that Tax Payment; and

            (b) that Finance Party has obtained, utilised and retained that Tax Credit,

           the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by the Obligor.


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13.5        STAMP TAXES

            The Parent shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

13.6        VALUE ADDED TAX

13.6.1 All consideration payable under a Finance Document by an Obligor to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable, the Obligor shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

13.6.2 Where a Finance Document requires an Obligor to reimburse a Finance Party for any costs or expenses, that Obligor shall also at the same time pay and indemnify that Finance Party against all VAT incurred by that Finance Party in respect of the costs or expenses save to the extent that that Finance Party is entitled to repayment or credit in respect of the VAT.

14          INCREASED COSTS

14.1        INCREASED COSTS

14.1.1 Subject to Clause 14.3 the Parent shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

            (a) the introduction of or any change in (or in the interpretation or application of) any law or regulation; or

            (b) compliance with any law or regulation made after the date of this Agreement.

14.1.2      In this Agreement "INCREASED COSTS" means:

            (a) a reduction in the rate of return from any Facility or on a Finance Party's (or its Affiliate's) overall capital;

            (b)   an additional or increased cost; or

            (c) a reduction of any amount due and payable under any Finance Document,

           which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

14.2        INCREASED COST CLAIMS

14.2.1 A Finance Party intending to make a claim pursuant to Clause 14.1 shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Parent.

14.2.2 Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.


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14.3        EXCEPTIONS

14.3.1      Clause 14.1 does not apply to the extent any Increased Cost is:

            (a) attributable to a Tax Deduction required by law to be made by an Obligor;

            (b) compensated for by Clause 13.3 (or would have been compensated for under Clause 13.3 but was not so compensated solely because one of the exclusions in Clause 13.3.2 applied);

            (c)   compensated for by the payment of the Mandatory Cost; or

            (d) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

14.3.2 In this Clause 14.3, a reference to a "TAX DEDUCTION" has the same meaning given to the term in Clause 13.1.

15          OTHER INDEMNITIES

15.1        CURRENCY INDEMNITY

15.1.1 If any sum due from an Obligor under the Finance Documents (a "SUM"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "FIRST CURRENCY") in which that Sum is payable into another currency (the "SECOND CURRENCY") for the purpose of:

            (a)   making or filing a claim or proof against that Obligor;

            (b) obtaining or enforcing an order, decree, judgment or award in relation to any litigation or arbitration proceedings,

            that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between:

                  (i) the rate of exchange used to convert that Sum from the First Currency into the Second Currency; and

                  (ii) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

15.1.2 Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2        OTHER INDEMNITIES

            The Parent shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

            (a)   the occurrence of any Event of Default;


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            (b)   a failure by an Obligor to pay any amount due under a Finance
                  Document on its due date;

            (c) funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request or a proposed Utilisation under the Working Capital Facility but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Lender alone); or

            (d) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Parent.

15.3        INDEMNITY TO THE AGENT

            The Parent shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

            (a) investigating any event which it reasonably believes is a Default following consultation on such matter with the Parent; or

            (b) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

16          MITIGATION BY THE FINANCE PARTIES

16.1        MITIGATION

16.1.1 Each Finance Party shall, in consultation with the Parent, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under, or cancelled pursuant to, any of Clause 8.1, Clause 13 or Clause 14 including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

16.1.2 Clause 16.1.1 does not in any way limit the obligations of any Obligor under the Finance Documents.

16.2        LIMITATION OF LIABILITY

16.2.1 The Parent shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 16.1.

16.2.2 A Finance Party is not obliged to take any steps under Clause 16.1 if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

17          COSTS AND EXPENSES

17.1        TRANSACTION EXPENSES

            The Parent shall promptly on demand pay the Agent and the Arranger the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

            (a) this Agreement and any other documents referred to in this Agreement; and


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            (b)   any other Finance Documents executed after the date of this
                  Agreement.

17.2        AMENDMENT COSTS

            If:

            (a)   an Obligor requests an amendment, waiver or consent; or

            (b)   an amendment is required pursuant to Clause 30.9,

            the Parent shall, within three Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

17.3        ENFORCEMENT COSTS

            The Parent shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

18          GUARANTEE AND INDEMNITY

18.1        GUARANTEE AND INDEMNITY

            Each Guarantor irrevocably and unconditionally jointly and severally:

            (a) guarantees to each Finance Party or (in the case of Canada Holdco and any other Canadian Guarantor from time to time only) the Security Trustee punctual performance by each Borrower of all that Borrower's obligations under the Finance Documents;

            (b) undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

            (c) undertakes to indemnify each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.


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18.2        CONTINUING GUARANTEE

            This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3        REINSTATEMENT

            If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

            (a) the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

            (b) each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

18.4        WAIVER OF DEFENCES

            The obligations of each Guarantor under this Clause 18 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 18 (without limitation and whether or not known to it or any Finance Party) including:

            (a) any time, waiver or consent granted to, or composition with, any Obligor or other person;

            (b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

            (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

            (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

            (e) any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

            (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

            (g)   any insolvency or similar proceedings.


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18.5        IMMEDIATE RECOURSE

            Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 18. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

18.6        APPROPRIATIONS

            Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

            (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

            (b) hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 18.

18.7        DEFERRAL OF GUARANTORS' RIGHTS

            Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

            (a)   to be indemnified by an Obligor;

            (b) to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; and/or

            (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

18.8        ADDITIONAL SECURITY

            This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

19          REPRESENTATIONS

            Each Obligor makes the representations and warranties set out in this Clause 19 to each Finance Party on the date of this Agreement.


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19.1        STATUS

19.1.1 It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

19.1.2 It and each other Material Company has the power to own its assets and carry on its business as it is being conducted.

19.2        POWER AND AUTHORITY

            Each Obligor has power to execute, deliver and perform its obligations under the Transaction Documents to which it is a party; all necessary corporate, shareholder or other action has been taken to authorise the execution, delivery and performance of such Transaction Documents and no limitation on the powers of any such Obligor or its Directors shall be exceeded as a result of the drawdown of the Loan or the utilisation of the Facilities.

19.3        BINDING OBLIGATIONS

            The Transaction Documents constitute legal, valid and binding obligations of each Obligor which is a party to them and are enforceable (subject to the Reservations), in accordance with their respective terms.

19.4        NON-CONFLICT WITH OTHER OBLIGATION

            The entry into and performance of the terms and conditions of the Transaction Documents by each relevant Obligor do not and shall not contravene or conflict with its memorandum and articles of association, any law, statute, rule, regulation, judgement, decree or other instrument binding on it or any of its assets, or any agreement or document to which it is a party or is binding on it or any of its assets and all acts, conditions and things required to be done, fulfilled and performed in order:

            (a) to enable it lawfully to enter into, exercise its rights under and perform the obligations expressed to be assumed by it in the Transaction Documents; and

            (b) to ensure that the obligations expressed to be assumed by it in the Transaction Documents are legal, valid and binding, have been undertaken;

19.5        NO DEFAULT

19.5.1 No Material Company is (nor with the giving of notice, lapse of time or satisfaction of any other condition would be) in breach of or in default under any agreement or document to which it is a party or by which it or any part of its assets may be bound which would have a Material Adverse Effect;

19.5.2 No Event of Default, Default or Mandatory Prepayment Event has occurred.

19.6        NO PROCEEDINGS PENDING OR THREATENED

            No action, litigation, arbitration or administrative proceeding is taking place, pending or so far as each Obligor is aware having made all appropriate enquiries threatened against any Material Company or any part of their respective


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            undertakings, assets or revenues which is, in the reasonable opinion of the Agent, likely to be adversely determined and if adversely determined is likely to have a Material Adverse Effect;

19.7        NO SECURITY

            No Material Company has assets which are affected by any Security, nor is any such company a party to, nor is it or any of its assets bound by, any order, agreement or instrument under which it is, or may be, required to create, assume or permit to arise any Security, other than in each case any Permitted Security Interest;

19.8        CORPORATE STRUCTURE

            The corporate structure of the Group following Closing and before the Intra Group Transfer shall be as set out in Schedule 12 and (other than the Overseas Companies) each Group Company is resident in the United Kingdom for tax purposes;

19.9        NO BORROWINGS

            No Group Company has any Financial Indebtedness save for Permitted Financial Indebtedness;

19.10       BUSINESS PLAN

19.10.1 All statements of fact recorded in the Business Plan are true and accurate in all material respects; the opinions and views expressed in the Business Plan represent the honestly held opinions and views of the Parent and Management Team and were arrived at after careful consideration and are based on reasonable grounds; the projections and forecasts contained in the Business Plan are based upon assumptions (including assumptions as to the future performance of the Target Group, inflation, price increases, interest rates and efficiency gains) which the Parent and Management Team have carefully considered and considered to be fair and reasonable; the Business Plan is not misleading in any material respect and does not omit to disclose any matter where failure to disclose such matter would result in the Business Plan (or any information or projection contained therein) to be misleading in any material respect; and nothing has occurred or come to light since the date as at which the Business Plan was prepared which renders any material facts contained in the Business Plan inaccurate or misleading or which makes any of the opinions, projections or forecasts contained therein other than fair and reasonable or renders any of the assumptions upon which the projections are based other than fair and reasonable;

19.11       REPORTS

            All written information supplied by or on behalf of the Parent and by their respective agents and advisers in connection with this Agreement and the preparation of the Reports was true, complete and accurate in all material respects at the dates supplied (or, if not, has subsequently been corrected and such correction is reflected in the Reports), all statements of fact recorded in the Reports are true and accurate in all material respects; none of the Reports (or any part thereof) is misleading in any material respect and there is no expression of opinion, forecast or projection contained in the Reports or any conclusion reached therein in relation to any material matter which is not fair and reasonable in all material respects so far as the Parent is or ought to be aware of having made due and diligent enquiries of the


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
            Management Team and all other relevant parties and there is no such opinion, forecast, projection or conclusion with which any of the Management Team or any other director of the Parent disagrees in any material respect; and nothing has occurred or come to light since the date of any Report which renders any material facts contained in that Report inaccurate or misleading or which makes any of the opinions, projections, forecasts or conclusions contained in the relevant Report other than fair and reasonable;

19.12       TRANSACTION DOCUMENT REPRESENTATIONS

            All representations and warranties made by or on behalf of the Parent in the Merger Documents and Equity Documents are true and accurate in all material respects; and to the best of the Parent's knowledge and belief (having held discussions with the Chief Financial Officer of Target, the Chief Executive Officer of Clintrials BioResearches Limited and the Chief Financial Officer of Clintrials BioResearches Limited) all representations and warranties made by or on behalf of any Target Group Company in Merger Agreement are true and complete in all material respects;

19.13       TARGET ACCOUNTS

            To the best of the knowledge and belief of the Parent having held discussions with the Chief Financial Officer of the Target Group, the Target Accounts and Target Management Accounts were prepared in accordance with GAAP consistently applied and fairly presented the results of the operations of the Target Group for the periods to which they relate and the state of the affairs of the Target Group at the end of such period and, in particular, disclose or reserve against all liabilities (actual or contingent) of the Target Group to the extent required by GAAP and there are no material liabilities (whether actual, contingent, present or future) which are not disclosed or shown as being provided for in the relative Target Accounts and/or Target Management Accounts and which have not been disclosed or referred to in the Accountant's Report or, where they have arisen after the date of the Accountant's Report have not been disclosed in writing to the Lenders;

19.14       TAXES

            All necessary returns have been delivered by or on behalf of each Material Company to the relevant taxation authorities and no such member is in default in the payment of any Taxes taking into account any grace periods and no claim is being asserted with respect to Tax which is not disclosed in its latest published financial statements;

19.15       INTELLECTUAL PROPERTY RIGHTS

            Each Material Company owns all necessary Intellectual Property Rights and such information systems and equipment as are required by it in order for it to carry on its business and no notification has been received or is anticipated to be received alleging infringement of any such rights; all such rights are free from Security Interests (other than the Permitted Security Interests), are not subject to the rights of any other party and so far as the Parent is aware are not presently being infringed by any person;

19.16       ENVIRONMENTAL

            No Material Company has infringed, or received any claim in respect of, any provision of Environmental Law or any Environmental Licence which would or would be reasonably likely to have Material Adverse Effect;

19.17       ERISA

19.17.1 As of the Closing Date, no Borrower, nor any Group Company, nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on
            Schedule 6.1(I) hereto;

19.17.2 Each Borrower, each Group Company and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No liability has been incurred by any Borrower, any Group Company or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

19.17.3 No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has any Borrower, any Subsidiary or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by
            Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under
            Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

19.17.4     No Borrower, Group Company or ERISA Affiliate has:

            (a)   engaged in a nonexempt prohibited transaction described in
                  Section 406 of the ERISA or Section 4975 of the Code;

            (b) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid;

            (c) failed to make a required contribution or payment to a Multiemployer Plan; or

            (d) failed to make a required instalment or other required payment under Section 412 of the Code;

19.17.5 No Termination Event has occurred or is reasonably expected to occur; and

19.17.6 No proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of each Borrower and each Group Company after due inquiry, threatened, concerning or involving any:

            (a) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by any Borrower, any Group Company or any ERISA Affiliate;

            (b)   Pension Plan; or

            (c)   Multiemployer Plan.

19.18       LICENCES

            All licences, consents, exemptions, clearances, filings, registrations, payments of duties or taxes, notarisations and authorisations as are or may be necessary or desirable for the proper conduct of its business, trade and ordinary activities and for the performance and discharge of its obligations and liabilities under each of the Transaction Documents and which are required in connection with the execution, delivery, validity, enforceability or admissibility in evidence of each of the Transaction Documents are in full force and effect where failure would be reasonably likely to have Material Adverse Effect;

19.19       MATERIAL FACTS

19.19.1 There are no material facts known to the Parent which if disclosed would be reasonably likely to affect the decision of a prudent lender whether or not to make facilities available to the Parent on the terms of this Agreement and:

            (a) so far as the Parent is aware having had discussions with the Management Team since the date to and as at which the Target Accounts were made up, there has been no material adverse change in the business, assets, financial conditions, prospects or operations of the Target Group; and

            (b) so far as the Parent is aware having held discussions with the Management Team since the date to and as at which the Target Management Account were made up there has been no material adverse change in the business, assets, financial conditions, prospects or operation of the Target Group;

19.20       FINANCIAL STATEMENTS

19.20.1 Its Original Financial Statements were prepared in accordance with GAAP consistently applied.

19.20.2 Its Original Financial Statements give a true and fair view of its financial condition and operations (consolidated in the case of the Parent) during the relevant financial period.

19.20.3 There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Group, in the case of the Parent) since the date to which its most recent unaudited annual financial statements were prepared

19.21       MERGER

19.21.1 So far as the Parent is aware, no breach of any of the representations given by Target in the terms of the Merger Agreement (breach of which would have a Material Adverse Effect) has occurred.

19.21.2 The Parent and US Newco each has the power and authority under the laws of its state of incorporation and under its articles of incorporation and by-laws to enter into and perform the Merger Agreement (to which each is a party, respectively) and all other agreements, documents and actions required thereunder; and all actions (corporate or otherwise) necessary or appropriate for the execution and performance by each Parent and US Newco of the Share Purchase and the Merger Agreement (to which each is a party, respectively) and all other documents, agreements and actions required thereunder have been taken.

19.21.3 The making and performance of the Merger Agreement and all other agreements, documents and actions required thereunder, will not violate any provision of any law or regulation, federal, state or local, and will not violate any provisions of the articles of incorporation and by-laws of any of Parent or US Newco, or constitute a default under any agreement by which Parent or US Newco or its respective property may be bound which default would have a Material Adverse Effect .

19.22       MARGIN STOCK

            No Borrower or Group Company is engaged principally or as one of its activities in the business of extending credit for the purpose of purchasing or carrying any margin stock (as each such term is defined or used in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors.

19.23       SOLVENCY

            Excluding intercompany indebtedness, each Material Company incorporated in any state of the USA is, and after receipt and application of the first advance under this Agreement will be, solvent such that:

            (a) the fair value of its assets (including without limitation the fair saleable value of the goodwill and other intangible property of such Material Company) is greater than the total amount of its liabilities, including without limitation, contingent liabilities;

            (b) the present fair saleable value of its assets (including without limitation the fair saleable value of the goodwill and other intangible property of such Material Company) is not less than the amount that will be required to pay the probable liability on their debts as they become absolute and matured; and

            (c) they are able to realise upon their assets and pay their debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business. No Material Company intends to, nor believes that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and no Material Company is engaged in a business or transaction, or about to engage in a business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice and industry in which it is engaged. For purposes of this Clause, in computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual matured liability of the applicable Material Company.

19.24       REPETITION

            The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on:

            (a) the date of each Utilisation Request and the first day of each Interest Period;

            (b)   the date of each Utilisation of the Working Capital Facility;
                  and

            (c) in the case of an Additional Obligor, the day on which it becomes (or it is proposed that it becomes) an Additional Obligor.

19.25       LIMITATION DURING AVAILABILITY PERIOD

            No representation or warranty in any Finance Document will be given or deemed repeated pursuant to Clause 19.24 during the Availability Period except the Primary Warranties prior to the Drawdown Date.

20          INFORMATION UNDERTAKINGS

            The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1        FINANCIAL INFORMATION

            The Parent undertakes to supply to the Agent (unless the Agent acting on the instruction of the Lenders otherwise agrees) in sufficient copies for the Lenders:-

            (a) as soon as they become available but in any event within 90 days after the end of each of its financial years its audited consolidated financial statements for that financial year and the audited financial statements of each Material Company for that financial year together with a Compliance Certificate; from the directors of the Parent;

            (b) as soon as they become available but in any event no later than 30 days after the end of each successive Management Accounting Period consolidated Management Accounts for that Management Accounting Period, the Management Accounts of each Material Company for that Management Accounting Period and aggregated (in Sterling) Management Accounts for the Ringfenced Group for that Management Accounting Period together with a Compliance Certificate from the directors of the Parent;

            (c) not later than 30 days prior to the beginning of each financial year, an Operating Budget for the Group and an Operating Budget for the Ringfenced Group in respect of the financial year about to commence in a form and content satisfactory to the Agent;

            (d) as it becomes available but in any event not later than 90 days after the end of each financial year a certificate from the financial director of the Parent or (if the Agent in the exercise of its sole discretion so determines) Auditors addressed to the Agent and the Lenders and in a form acceptable to the Agent certifying (with supporting calculations) the Parent's compliance (or otherwise) with the financial covenants in Clause 21;

            (e) promptly send such further information in its possession regarding the financial condition and operation of the Group as the Agent may reasonably request.

20.2        FINANCIAL STATEMENTS

            The Parent undertakes to ensure that all financial statements contemplated by Clause 20.1(a) and (b) shall be prepared in accordance with GAAP, consistently applied, and that all financial statements contemplated by Clause 20.1(a) are prepared in accordance with the Companies Act 1985 and show a true and fair view of the state of affairs of the relevant company and (in the case of the consolidated accounts) of the Group as at the date of the same.

20.3        INVESTIGATION

            The Parent hereby agrees that:

            (a) following such period of discussion, if any, with the finance director of the Parent as the Agent in its sole discretion deems appropriate, it will if so required by the Agent who believes in good faith that either:

                  (i) any financial statements or calculations provided by the Parent are inaccurate or incomplete in any material respect; or

                  (ii) the financial performance of the Group may give rise (or has given rise) to a breach of one or more of the financial covenants in Clause 21)

                  at the expense of the Parent (provided all such expenses are estimated for the Parent in advance and properly incurred) instruct the Auditors or other firm of accountants of international repute selected by the Parent to discuss the financial position of the Group with the Agent and to disclose to the Agent (and provide that Agent with copies of) such information as the Agent may reasonably request regarding the financial condition and business of the Parent and any of its Subsidiaries; and

            (b) if, having taken the steps in 20.3(a) above, the Agent acting in good faith continues to have concerns in relation to the financial performance of the Group, the accuracy of information provided by any member of the Group or compliance with the financial covenants in Clause 21 or any other legitimate concern relating to the affairs of the Group, the Agent may instruct the Auditors or other firm of accountants selected by the Agent to carry out an investigation at the Parent's expense (provided all such expenses are estimated for the Parent in advance and properly incurred) into the affairs of the Group and/or the financial performance of the Group and/or the accounting and other reporting procedures and standards of the Group and the Parent will procure that full co-operation is given to the Auditors or other firm of accountants so selected.

21          FINANCIAL COVENANTS

21.1        COVENANTS

            The Parent undertakes to and covenants with the Agent as follows:

21.1.1 The Parent undertakes that, except as hereinafter provided during the Security Period, the Ringfenced Group shall comply with the following financial undertakings which will be calculated in accordance with the provisions of this Clause 21 in each case by reference to the relative financial statements.

21.1.2 Aggregated Minimum Net Worth of the Ringfenced Group shall not during each period set out in Column A be less than the figure set out opposite that period in Column B:-

            --------------------------------------------------------------
                            COLUMN A                         COLUMN B
                            (PERIOD)                        (POUND)000
            --------------------------------------------------------------
              Drawdown Date to 31 May 2001                       69,000
            --------------------------------------------------------------
              1 June 2001 to 31 July 2001                        72,000
            --------------------------------------------------------------
              1 August 2001 to 31 October 2001                   74,000
            --------------------------------------------------------------
              1 November 2001 to 31 December 2001                77,000
            --------------------------------------------------------------
              1 January 2002 to 31 March 2002                    78,000
            --------------------------------------------------------------
              1 April 2002 to 30 June 2002                       80,000
            --------------------------------------------------------------
              1 July 2002 to 30 September 2002                   82,000
            --------------------------------------------------------------
              1 October 2002 to 31 December 2002                 85,000
            --------------------------------------------------------------
              1 January 2003 to 30 April 2003                    88,000
            --------------------------------------------------------------
              1 May 2003 to 31 July 2003                         90,000
            --------------------------------------------------------------
              1 August 2003 to 31 October 2003                   93,000
            --------------------------------------------------------------
              1 November 2003 to 31 December 2003                96,000
            --------------------------------------------------------------
              each quarterly period thereafter.                 100,000
            --------------------------------------------------------------

21.1.3 The ratio of Ringfenced PBITDA to Ringfenced Total Interest during each period set out in Column A below shall be not less than the ratio set out in Column B opposite for that period:-

             ----------------------------------------------------------------
                            COLUMN A                               COLUMN B
                            (PERIOD)                                (RATIO)
             ----------------------------------------------------------------
              Drawdown date to 30 September 2001                       3.1:1
             ----------------------------------------------------------------
              Drawdown date to 31 December 2001                        3.2:1
             ----------------------------------------------------------------
              31 March 2001 to 31 March 2002                           3.3:1
             ----------------------------------------------------------------
              30 June 2001 to 30 June 2002                             3.4:1
             ----------------------------------------------------------------
              30 September 2001 to 30 September 2002                   3.4:1
             ----------------------------------------------------------------
              31 December 2001 to 31 December 2002                     3.5:1
             ----------------------------------------------------------------
              31 March 2002 to 31 March 2003                           3.7:1
             ----------------------------------------------------------------
              30 June 2002 to 30 June 2003                             3.9:1
             ----------------------------------------------------------------
              30 September 2002 to 30 September 2003                   4.2:1
             ----------------------------------------------------------------
              31 December 2002 to 31 December 2003                     4.4:1
             ----------------------------------------------------------------
              each twelve month period thereafter beginning on         5.0:1
              31 March, 30 June, 30 September, 31 December
             ----------------------------------------------------------------

21.1.4 The ratio of Cashflow to Debt Service during each period set out in Column A below shall not be less than the ratio indicated in Column B opposite for that period:-

             ----------------------------------------------------------------
                            COLUMN A                               COLUMN B
                            (PERIOD)                                (RATIO)
             ----------------------------------------------------------------
              Drawdown Date to 31 December 2001                          1:1
             ----------------------------------------------------------------
              each twelve month period thereafter beginning on           1:1
              31 March, 30 June, 30 September and 31 December
             ----------------------------------------------------------------

21.1.5 The ratio of Senior Debt to Ringfenced PBITDA during each period set out in Column A below shall be not more than the ratio set out in Column B opposite for that period:-

             ----------------------------------------------------------------
                            COLUMN A                               COLUMN B
                            (PERIOD)                                (RATIO)
             ----------------------------------------------------------------
              Drawdown date to 31 December 2001                        5.1:1
             ----------------------------------------------------------------
              31 March 2001 to 31 March 2002                          3.75:1
             ----------------------------------------------------------------
              30 June 2001 to 30 June 2002                             3.5:1
             ----------------------------------------------------------------
              30 September 2001 to 30 September 2002                   3.5:1
             ----------------------------------------------------------------
              31 December 2001 to 31 December 2002                    3.25:1
             ----------------------------------------------------------------
              31 March 2002 to 31 March 2003                           3.2:1
             ----------------------------------------------------------------
              30 June 2002 to 30 June 2003                             2.9:1
             ----------------------------------------------------------------
              30 September 2002 to 30 September 2003                  2.75:1
             ----------------------------------------------------------------
              31 December 2002 to 31 December 2003                     2.5:1
             ----------------------------------------------------------------
              each twelve month period thereafter beginning on         2.5:1
              31 March, 30 June, 30 September and 31 December
             ----------------------------------------------------------------

21.1.6      The financial covenants set out above shall be tested as follows:

            (a) the financial covenant in Clauses 21.1.2 shall be tested on a monthly basis; and

            (b) the financial covenants in Clauses 21.1.3, 21.1.5 and 21.1.4 shall be tested on a quarterly basis.

21.1.7 All financial covenants shall be tested by reference to the latest audited financial statements of the members of the Ringfenced Group or, if more recent, by reference to the latest aggregated Management Accounts of the Ringfenced Group provided that where any financial covenant is tested by reference to year end Management Accounts it shall be tested again by reference to the audited financial statements of the members of the Ringfenced Group for the relevant period when those audited financial statements become available.

21.1.8 In the event that the Parent is in default or breach of any of the financial covenants contained in this Clause 21.1, the Agent shall be entitled to make such investigations and obtain such legal, accountancy and/or valuation reports as it shall deem appropriate at the cost of the Parent and the Borrower and each Group Company shall provide all assistance required in connection with such investigations and reports.

21.1.9 The calculation of the financial covenants detailed in Clause 21.1 shall be carried out by the Agent in accordance with the accounting principles and policies applied in the most recent audited financial statements and/or Management Accounts to which it is referring.

21.1.10 If the Parent changes the accounting policies applied, whether as a result of a change in GAAP or otherwise, in a way that affects the financial covenants detailed in this Clause 21.1 the Agent shall be entitled to recalculate such covenants (following such period of discussion, if any, with the finance director of the Parent as the Agent in its sole discretion considers appropriate in the circumstances) as if such changes had not taken place.

21.1.11 If there is any dispute as to any computation under Clause 21.1.7 or Clause 21.1.8 or as to the interpretation of any of the relevant definitions set out herein, the decision of the Agent (acting on the instructions of the Lenders) shall, in the absence of manifest error be conclusive and binding on each Borrower.

21.1.12 For the purposes of this Agreement and this Clause 21.1 in particular, the following expressions shall have the following meanings (unless the context otherwise requires):-

            "AGGREGATED MINIMUM NET WORTH" means the aggregate of the amount (including any share premium) for the time being paid up or credited as paid up on the issued share capital of the Parent at the time of calculation:

            PLUS the amount standing to the credit (or, as the case may be, MINUS the amount standing to the debit) of the aggregate profit and loss account as reflected in the aggregated balance sheet of the Ringfenced Group as at the end of the latest accounting reference period for which aggregated accounts of the Group have been (or are required to have been) delivered to the Agent;

            PLUS any other aggregated reserves of the Ringfenced Group (but excluding any positive revaluation reserve derived from any writing up of book value of any assets of any member of the Ringfenced Group above historic cost less accumulated depreciations after Drawdown Date and any capital reserve reflecting a pension fund surplus);

            PLUS the amount of any goodwill written off (to the extent written off against capital and revenue reserves of the Ringfenced Group) or amortised;

            PLUS an amount equal to the principal amount of the Loan Stock together with any amounts of interest thereon which are rolled up under the terms of the Loan Stock Instrument or by resolution of the holders thereof (in each case so that such interest is not payable until the end of the period to which they relate) and any amounts of such interest which are capitalised and issued as additional Loan Stock under the Loan Stock Instrument;

            PLUS an amount equal to the amount of all transaction costs in relation to the Merger and its financing only to the extent written off directly to reserves;

            MINUS any amount which is attributable to:

                  (a) titles, trademarks, copyrights, patents, capitalised research and development expenditure, capitalised redundancy and closure costs and other intangible assets; and

                  (b) deferred taxation (save to the extent that this would result in the relevant deferred taxation being effectively deducted more than once in any determination of Aggregated Minimum Net Worth);

            MINUS from profit before tax for the period a notional tax charge at such rate as may be payable by the Parent from time to time;

            MINUS from profit after tax for the period Distributions paid or payable in respect of that period;

            MINUS any reserves or capital of the Group created by any surplus on the sale of any investment or other asset (excluding trading stock) of the Group;

            MINUS (to the extent otherwise included) the amount attributable to the interests (if any) of the outside holders of issued share capital in any member of the Group other than the Parent;

            For the purposes of the foregoing, all items shall be calculated on an aggregated basis and in accordance with applicable accounting principles and, where the calculation is being made at the end of any accounting reference period for which an aggregated balance sheet of the Group has been or is required to be delivered to the Agent, shall be as shown in that balance sheet;

            "CASHFLOW" means in relation to any period, Ringfenced PBITDA for that period adjusted as follows:-

            (a) adding back any other non-cash charges and deducting any other non-cash income, as the case may be, to the extent already taken into account in Ringfenced PBITDA;

            (b) deducting any profit, or adding any loss, as the case may be, from the disposal of fixed assets, to the extent already taken into account in Ringfenced PBITDA;

            (c) adding any increase or deducting any decrease as the case may be, in Current Liabilities;

            (d) adding any decrease or deducting any increase, as the case may be in Current Assets;

            (e)   adding the proceedings of the disposal of any fixed assets;

            (f)   adding the proceeds of any issue of shares in the Parent;

            (g)   adding any payments received in respect of Tax rebates;

            (h)   deducting Corporation Tax paid;

            (i) deducting all amounts paid in respect of Capital Expenditure excluding that funded under Finance Leases or under the Capital Expenditure Facility;

            (j) deducting any expenditure on the acquisition of share capital in any third party;

            (k) deducting all amounts paid in respect of any loans made by any Group Company to any third party;

            (l) deducting any exceptional or extraordinary expenditure and adding any exceptional or extraordinary receipts;

            (m) adding the proceeds of any subscription for shares or additional Loan Stock (or other subordinated loan capital, in the capital of, or issued by the Parent) to the extent such proceeds are received in cash by the Parent in the relevant period;

            (n) adding any transaction costs in relation to the Merger and its financing to the extent deducted from Ringfenced PBITDA,

            but without double counting in any case;

            "CURRENT ASSETS" means, in relation to each Ringfenced Group Member at any time, the aggregate value of its assets which are treated as current assets in accordance with GAAP;

            "CURRENT LIABILITIES" means, in relation to each Ringfenced Group Member at any time, the aggregate value of its liabilities which are treated as current liabilities in accordance with GAAP;

            "DEBT SERVICE" means, in relation to any relevant period, the aggregate of the following items:

            (a) Aggregated Total Interest paid (including interest actually paid on Loan Stock (other than issuance of additional Loan Stock) but excluding any interest rolled up under the terms of the Loan Stock or (unless the direct or indirect effect of such exclusion would be that it would no longer be prohibited from being paid (in which case it shall be included)) by the Intercreditor Agreement);

            (b)   Distributions declared or paid during that period;

            (c) repaying of Borrowings made or due within that period (but excluding any prepayments pursuant to Clause 8.7);

            (d) the amount paid in respect of redemption of any shares or Loan Stock by the Parent during that period; and

            (e)   capital payments under Finance Leases;

            "RINGFENCED PBITDA" means for any period, the aggregated profit of the Ringfenced Group before extraordinary and exceptional items (as defined by Statement of Standard Accounting Practice No 6 and Financial Report Standard No 3, both as amended or updated from time to time), Taxation and interest accrued during such period as an obligation of or owed to any member or members of the Ringfenced Group, whether or not paid, deferred or capitalised during such period and excluding, any gain on the revaluation of any assets (other than sale or other disposal of trading stock and work in progress) of the Ringfenced Group for such period, calculated on a consolidated basis and (subject only as may be required in order to reflect the express inclusion or exclusion of items as specified in this definition) in accordance with the applicable accounting principles and determined from the aggregated financial statements of the Ringfenced Group for such period adjusted as follows:-

            (a) before depreciation of fixed assets (excluding any additional depreciation arising from the write-up of the book value of assets);

            (b) before any charge for the amortisation of goodwill or any other intangible assets; and

            (c) excluding provisions (other than provisions for stock and trade debtors) made before the Drawdown Date which have been subsequently written back;

            (d) before taking into account earnings or losses attributable to Affiliates (other than to the extent earnings are received in cash by a member of a Group);

            (e) adding back an amount equal to the amount of all transaction costs in relation to the Merger and its financing to the extent deducted from such profits;

            "RINGFENCED TOTAL INTEREST" for any relevant period means the aggregate (calculated on an aggregated basis) of all interest, amounts in the nature of interest, commitment commission, guarantee fees and the interest element of Finance Leases incurred, paid or accrued in respect of Borrowings during such period as an obligation of any Ringfenced Group Member, other than, unless otherwise expressly stated:

            (a)   the Loan Stock; and


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            (b)   arrangement fees charged during such period;

            "SENIOR DEBT" means, in respect of the last day of each period set out in Column A in Clause 21.1.5, Series 1 Term Facility Loans, Series 2 Term Facility Loans, Capital Expenditure Facility Loans and Utilisations of the Working Capital Facility outstanding on such date.

21.2        EXCHANGE RATE ADJUSTMENT

            The Lenders acknowledge that the terms of this Clause 21 have been agreed on the basis of the exchange rates set out in the Business Plan and that in the event that the Parent is able to demonstrate to the satisfaction of the Finance Parties (acting reasonably) that any breach of Clause 21.1 has arisen solely as a result of a movement in any exchange rates after the date of this Agreement, the Finance Parties will instruct the Agent to negotiate in good faith with the Parent to agree replacement financial covenants which provide the Finance Parties with equivalent protection to that offered by the financial covenants set out in Clause 21 as at the date of this Agreement.

22          GENERAL UNDERTAKINGS

            The undertakings in this Clause 22 remain in force from the Drawdown Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

22.1        POSITIVE UNDERTAKINGS

22.1.1      USE OF FACILITIES

            The Parent shall use and shall procure that the other Borrowers shall use the Facilities only for the relevant Specified Purposes.

22.1.2      NOTIFICATION OF DEFAULTS ETC

            The Parent undertakes to notify the Lender of:

            (a) any Default or Event of Default immediately upon becoming aware of its occurrence;

            (b) any litigation, arbitration or administrative proceedings or claims in which any Material Company is concerned or to which it is a party involving a sum in excess of (pound)100,000 immediately upon becoming aware that it is so concerned or on becoming a party;

            (c) any Security (other than a Permitted Security Interest) attaching to any of the assets of any Material Company; and

            (d)   any company becoming or ceasing to be a Material Company.

22.1.3 The Parent undertakes to the Agent and the other Finance Parties that it shall, and it shall procure that each Material Company shall, save with the prior written consent of the Agent during the Security Period:-

            (a) INSURANCES: effect and maintain such insurance over its assets and business in such manner and to such extent as is reasonable and customary


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                  for a business engaged in the same or a similar activity and the same or similar localities to it (subject always to the terms of any Security Document) and shall maintain such policies of insurance in full force and effect and comply with all its obligations relating thereto;

            (b) BANKING: maintain and continue to maintain its current accounts, exchange, interest hedging and electronic and transmission banking business with the Working Capital Bank or (in the case of Material Companies incorporated in the United States of America only) the Approved Financier;

            (c) PAYMENTS RECEIVED: ensure that all moneys which it may receive in respect of its book debts and other debts are paid into its account with the Working Capital Bank and that all of its transmission banking business is carried out by the Working Capital Bank or the Approved Financier;

            (d) TAX: pay and discharge all Taxes and governmental charges payable by or assessed upon it prior to the date on which the same become overdue or before any material penalty is incurred, unless and to the extent that such Taxes shall be contested in good faith by appropriate proceedings, pending determination of which payment may be lawfully withheld, and there shall be set aside adequate reserves with respect to such Taxes or charges so contested in accordance with GAAP;

            (e) SECURITY: procure that subject to compliance with applicable laws, each Material Company not being a member of the Clinical Group shall grant Full Group Security and in such form as the Security Trustee for the Agents and the Lenders, the Working Capital Banks and the Working Capital Bank may reasonably specify and shall take all such steps, sign all such documents in relation to such security and give all such assurances as may be necessary to protect such security and ensure compliance with its obligations thereunder (provided that nothing in this Clause 22.1.3(e) shall require any Material Company to grant any Security any earlier than is expressly contemplated by other provisions of this Agreement);

            (f) LICENCES: at all times have and keep in force all licences, consents, permits and authorisations required:

                  (i) for the conduct of its business, trade and ordinary activities generally where failure to comply or failure to obtain and maintain, as the case may be, is reasonably likely to have a Material Adverse Effect; and

                  (ii) to enable it to perform its obligations under the Finance Documents; and

                  (iii) will upon request provide to the Agent a copy of such licences, consents, permits and authorisations, and will operate its business in accordance with all applicable rules, regulations and codes of good practice;

            (g) INTRA GROUP TRANSACTIONS: ensure all transactions between it and other members of the Group, whether or not otherwise permitted hereunder, shall be on arm's length commercial terms;


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            (h)   ENVIRONMENTAL COMPLIANCE: do all things necessary lawfully to comply with and to ensure compliance by all of its and their officers, employees and other persons with all Environmental Laws and Environmental Licences and promptly on:

                  (i) receipt of any communication alleging a breach of Environmental Laws and/or Environmental Licences; and/or

                  (ii) becoming aware of any such breach or any claim relating to Environmental Laws and/or Environmental Licences or to any such breach;

                  notify the Agent of that event and of the steps it is taking (and hereby agrees to take) to prevent, remove or mitigate that event;

            (i) ENVIRONMENTAL INDEMNITY: indemnify the Finance Parties, any receiver appointed by the Security Trustee and their respective officers, employees and agents against all costs and reasonable expenses suffered or incurred by them (save in the case of such party's own gross negligence or wilful default) which arise as a result of :

                  (i) any actual or threatened breach of Environmental Law by it;

                  (ii) any actual or threatened release or exposure to a Dangerous Substance on, at or from the premises or operations of any member of the Group; or

                  (iii) any actual or threatened claim referred to in (h) above;

            (j) ENVIRONMENTAL PROTECTION ACT: where environmental harm in terms of the Environmental Protection Act 1990 (as amended by the Environment Act 1995) has been caused to any property belonging to any member of the Group over which the Security Agent has or will have a security interest pursuant to a Security Document, ensure that none of the Group is the "appropriate person" in terms of that Act who has caused or knowingly permitted that harm to occur and be aware both of the identity of the appropriate person and of that person's current financial condition;

            (k) MAINTAIN INTELLECTUAL PROPERTY: preserve its Intellectual Property Rights and observe all covenants and stipulations affecting them where any failure to do so could have a Material Adverse Effect;

            (l) KEYMAN INSURANCE: ensure that as soon as reasonably practicable and in any event by the date falling three months after Closing each Keyman Insurance is effective; and that thereafter each Keyman Insurance is maintained and nothing is done or omitted which would result in any such policy lapsing or not being renewed;

            (m) DORMANT COMPANIES: procure that none of the companies listed in Part 2 of Schedule 16 ceases to be a Dormant Company, other than as a result of a liquidation of any such company which would not be an Event of Default, and do not acquire any assets which would make them a Material Company and do not assume any liabilities;


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            (n)   ACCESS: on receipt of reasonable notice from the Agent permit the Agent and any person authorised by the Agent to have at all reasonable times during normal business hours access to its premises and account books and records to make extracts from and take copies of its accounting records and to discuss any matter with its management;

            (o) MERGER DOCUMENTS: take all reasonable and practical steps to preserve and enforce its rights under any Merger Document unless it is agreed between the Parent and the Agent that it is not commercially prudent to do so;

            (p) RE-DENOMINATION HEDGING: use all reasonable endeavours to enter into, within 7 Business Days of today's date, such arrangements designed to hedge against exchange rate exposure on re-denomination of Parent Series 1 Acquisition Term Facility, Canada Holdco Series 1 Acquisition Term Facility, Parent Series 2 Acquisition Term Facility and Canada Holdco Series 2 Acquisition Term Facility as the Agent may reasonably request, and in any event enter into such arrangements within 14 Business Days of today's date;

            (q) HEDGING: within one month of Closing enter into such arrangements as the Agent may reasonably require in order to hedge against the Group's exposure to fluctuation of interest rates (in respect of not less than 66% of the aggregate maximum principal amount of the Series 1 Term Facilities, the Series 2 Term Facilities and the Capital Expenditure Facility) and thereafter from time to time enter into such other or amended arrangements as the Agent may reasonably require for the same purposes;

            (r) COMPLIANCE WITH LAWS: comply in all respects with all laws to which it may be subject, if failure to do so would have a Material Adverse Effect;

            (s) INFORMATION: Promptly inform the Agent of any matter which may constitute a breach of any of the representations, warranties or conditions contained in the Merger Agreement and the exercise of any statutory appraisal rights with regard to the Tender Offer;

            (t)   ERISA:

                  (i) comply with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans;

                  (ii) not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan;

                  (iii) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code;

                  (iv) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code; and


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                  (v)   furnish to the Administrative Agent upon the
                        Administrative Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.

22.1.4 The Parent undertakes to the Agent and the other Finance Parties that it shall procure the prompt (and in any event within seven Business Days of execution of the Merger Agreement) launch of the Tender Offer; the prompt commencement of the long form or short form (as appropriate) merger of US Newco and Target Company; and that all steps (including voting any Tender Offer Stock) will be taken with a view to obtaining stockholder approval of the Merger as soon as is reasonably practicable in all the circumstances.

22.1.5 The Parent shall use all reasonable endeavours to procure that on the day on which any Loan is made for the purpose specified in Clause 3.1.2(b) the Agent shall have received the duly executed Second Stage Security; declaring that if the Parent has not delivered duly executed Second Stage Security pursuant to this Clause 22.1.5 by that date falling 90 days after Closing the Margin in respect of each Facility shall upon that date increase by seventy five basis points per annum (0.75%).

22.1.6 The Parent undertakes to the Agent and the other Finance Parties that it shall procure the completion of the Intra Group Transfer within 90 days of Closing.

22.1.7 The Parent undertakes to the Security Trustee and the other Finance Parties that it shall procure the execution and delivery to the Security Trustee as soon as reasonably practicable after completion of the Intra Group Transfer of the Third Stage Security.

22.1.8 The Parent undertakes to procure that within 90 days of Closing all required exemptions will be obtained from the Quebec Securities Commission in relation to the securities issued pursuant to Target's employee stock option plan to employees of Target or any Subsidiary resident in the province of Quebec (but for the avoidance of doubt excluding any additional exemptions as to re-sale of such securities other than following statutory hold periods and the like).

22.1.9 The Parent undertakes to procure the refinancing of the Target Group US Lender Indebtedness and the delivery to the Agent of:

            (a) evidence that all Securities, guarantees and indemnities granted by any Target Group Company (subject to any Permitted Security Interests) have been discharged and that no Group Companies have granted any Securities, guarantees or indemnities other than Permitted Security Interests;

            (b)   US Pay-off Letter (in re Target Group US Lender Indebtedness);
                  and

            (c) UCC - 3 termination statements (in re Target Group US Lender Indebtedness),

            within 2 Business Days of the initial Utilisation of the Facilities.

22.1.10 The Parent undertakes to use all reasonable endeavours to procure release of the Letter of Credit issued by The Royal Bank of Canada in connection with the current


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            litigation between Clintrials BioResearches Limited and Technilab
            Inc (whether by use of a Utilisation under the Working Capital Facility or otherwise).

22.2        NEGATIVE UNDERTAKINGS

22.2.1 The Parent undertakes it shall not, and it shall procure that, save with the prior written consent of the Agent, none of the Material Companies will:-

            (a) NEGATIVE PLEDGE: create or permit to subsist (with the exception of any Permitted Security) any Security on the whole or any part of its present or future assets, property or revenue;

            (b) FINANCIAL INDEBTEDNESS: incur or permit to subsist any Financial Indebtedness other than Permitted Financial Indebtedness;

            (c) LOANS: make any loans or grant any credit to or for the benefit of any person other than:

                  (i) amounts of credit allowed by the relevant Material Company in the normal course of its trading activities; or

                  (ii)  loans made by one Obligor to another Obligor; or

                  (iii) loans made by a Group Company which is not an Obligor to another such Group Company; or

                  (iv) loans made by a Group Company to its employees where such loans do not, when aggregated with all such loans made by all Group Companies, exceed (pound)100,000 at any time; or

                  (v) any loan which constitutes Permitted Financial Indebtedness; or

                  (vi)  any loan falling within the terms of Clause 22.3.5;

                  (vii) loans not included in paragraphs (i) to (vi) above which when aggregated with all such loans do not exceed(pound)100,000;

            (d) CAPITAL EXPENDITURE: incur any Capital Expenditure in any Financial Year of the Parent in excess of that provided for in the Business Plan for that Financial Year or in excess of that provided for in the Operating Budget agreed pursuant to Clause 20.1(c) provided that nothing in this Clause 22.1.2(d) shall prevent any amount of Capital Expenditure contemplated in a previous year's Operating Budget which was not in fact incurred in that year being permissable Capital Expenditure in the succeeding year;

            (e) CHANGE OF BUSINESS: make or threaten to make any material change in the nature or scope of its business as presently conducted except as specified in the Business Plan;

            (f) DISPOSALS: (whether by a single transaction or a member of related or unrelated transactions and whether at the same time or over a period of time) sell, transfer, lease or otherwise dispose of or cease to exercise direct control over all or any part of its undertaking, assets or revenues or any interest thereon or the right to receive or be paid the same or agree or


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                  attempt to do so, save that this restriction shall not apply to any Permitted Disposal;

            (g) ACQUISITIONS: acquire or make any investment in any companies (other than in relation to the purchase of the Target Stock), joint ventures or partnerships or acquire any businesses (or interests therein) provided that any Group Company may:

                  (i) make two acquisitions of all (but not less than all) of any company or business:

                        1)    whose business is clinical trial operations;

                        2) which showed profits on its ordinary activities at the date of its most recent audited financial statements or its most recent financial statements provided in the latter case that the Parent obtains confirmation of the accuracy of such financial statements from an internationally recognised firm of accountants in their due diligence report relating to the relevant acquisition;

                        3) for which the total price paid if an acqusition by a Ringfenced Group Member, when aggregated with any previous acquisition by any Ringfenced Group Member, does not exceed US$2,000,000 and if an acquisition by a Clinical Group Member, when aggregated with any previous acquisition by any Clinical Group Member, does not exceed US(pound)5,000,000;

                  (ii) invest in any new joint venture or partnership provided that the total investments pursuant to this Clause 22.2.1(g)(ii) during any financial year do not exceed a maximum aggregate amount of (pound)250,000 and the total investments pursuant to this Clause 22.2.1(g)(ii) during the Finance Period do not exceed a maximum aggregate amount of (pound)1,000,000; and

                  (all of the above figures being inclusive of the costs and expenses incurred in making such acquisitions or investments) provided that no new Subsidiary may be acquired or incorporated for the purposes of improving the tax structure of the Group if such acquisition or incorporation would impair the security position of the Finance Parties and provided further that in the event that any Group Company purchases shares in a company which thereby becomes a Subsidiary, it shall procure that such Subsidiary promptly on being required (subject to the compliance with applicable laws) gives Full Group Security to the Security Trustee;

            (h) CONSTITUTIONAL DOCUMENTS: amend or consent to the amendment of any provision of its memorandum or articles of association or equivalent constitutional documents in any way which is adverse to the interests of any Finance Party under the Finance Documents;


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            (i)   MERGER: merge or consolidate with any other person other than an Obligor or pursuant to the Merger (unless pursuant to a reconstruction or amalgamation previously approved in writing by the Agent);

            (j) SHARE ISSUES ETC: other than pursuant to a rights issue or in accordance with the Equity Documents issue any shares or otherwise amend its authorised or issued share capital or convene any meeting of any member of the Group for any such purpose;

            (k) REDEMPTIONS: redeem, purchase or otherwise acquire for consideration any shares or warrants issued by it or set apart any sum for any such purpose or otherwise reduce its capital;

            (l) FEES: other than as required or permitted under the Transaction Documents, pay any fees or commissions to any persons other than any fees payable by an Obligor on arm's length terms to third parties who have rendered service or advice to that Obligor required by that Obligor in the ordinary course of its business;

            (m)   DEALINGS WITH AFFILIATES: enter into:

                  (i) any arrangement or contract with any of its Affiliates unless such arrangement or contract is entered into on an arm's length basis and is fair and equitable to such member of the Group; or

                  (ii) any other transaction, arrangement or contract with any of its Affiliates which would not be entered into by a prudent person in the position of the member of the Group concerned or which is on terms which are less favourable to that member of the Group than those obtainable from any person who is not one of such members' Affiliates;

            (n) ACCOUNTING POLICIES: it will not adopt any accounting policy or change the consistency of application of its accounting principles from the Appropriate Accounting Principles unless:

                  (i) the revised policy and practice adopted from time to time is in accordance with GAAP; and

                  (ii) provided that prior to any revised policy and practice being adopted the Parent will notify the Agent thereof and, if required by the Agent, will negotiate in good faith with the Agent in order that the financial covenants set out in Clause 21 may be amended as required by the Agent in order for the Finance Parties to be able to make the same judgements as to the financial performance of the Group as they are able to under the present accounting policy provided that if such negotiations are not concluded to the satisfaction of the Agent within a period of 30 days from the commencement of such negotiations the Parent agrees that it will provide either financial statements on the same basis as before or provide financial statements containing a statement reconciling the previous and the then current accounting policy in order that the Finance Parties may


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                        determine the financial condition of the Group having
                        regard to the terms of this Agreement;

            (o) ACCOUNTING REFERENCE DATE: change its accounting reference date (or permit any of its Subsidiaries to do so) from 31 December or change its Auditors except to another firm of international repute and provided that such new Auditors have satisfied the Agent that they would be able to and would provide the information and documentation required of the Auditors under this Agreement;

            (p)   TAX RESIDENCE: change its place of residence for tax purposes;

            (q) SHAREHOLDER PAYMENTS: save to the extent permitted by the Interecreditor Deed, declare or pay, directly or indirectly, any Shareholder Payment other than in favour of an other Obligor which is a wholly owned Subsidiary of the Parent;

            (r) BANK ACCOUNTS: open or maintain any account for banking purposes other than with the Working Capital Bank or any account with the Approved Financier;

            (s) AMENDMENTS TO DOCUMENTS: amend or waive any provisions of the Merger Documents or the Equity Documents which have, or would be likely to have, an adverse effect on the interests of any Finance Party under the Finance Documents;

            (t) OFF BALANCE SHEET FINANCE: enter into any off balance sheet financing;

            (u) HEDGING: enter into any arrangements for the hedging of its exposure to floating interest rates other than in terms of the Hedging Agreements;

            (v) PAYMENT OF INDEBTEDNESS: repay, prepay or otherwise satisfy any indebtedness owed by it to any member of the Group other than an Obligor;

22.3        RINGFENCED UNDERTAKINGS

            The Parent undertakes to procure that (without prejudice to the terms of Clause 22.1.3(g)) save with the prior written consent of the Agent;

22.3.1 no asset title to which is held by a Ringfenced Group Member shall be sold or transferred to a Clinical Group Member other than for full value payable immediately and otherwise on arm's length commercial terms;

22.3.2 no liability of any Clinical Group Member shall pass or be transferred (howsoever) to any Ringfenced Group Member;

22.3.3 no Clinical Group Member (or any part of its business or undertaking) will be merged or integrated with any Ringfenced Group Member (or any part of its business or undertaking);

22.3.4 no Ringfenced Group Member will guarantee, assume (voluntarily or involuntarily) or grant any Security in respect of any liability (actual or contingent) of any Clinical Group Member;


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22.3.5      no cash shall be transferred from or by any Ringfenced Group Member to any Clinical Group Member save for the amount of cash held in the Ringfenced Group at Drawdown Date up to a maximum amount of US$12,000,000;

22.3.6 no Clinical Group Member shall incur any Financial Indebtedness to any Ringfenced Group Member.

22.4        MERGER - RELATED UNDERTAKINGS

22.4.1 The Parent undertakes that it shall not and it shall procure that, save with the prior written consent of the Agent, US Newco will not:

            (a) AMENDMENTS: amend or seek to amend any of the terms or conditions of the Tender Offer or the Merger Agreement (other than for the purposes of corrections of typographical or other immaterial errors) provided that the Parent shall retain the right to amend, without the consent of the Agent, the terms and conditions of the Tender Offer and the Merger Agreement as required by the US Securities and Exchange Commission or any governmental or regulatory authority or to comply with any applicable laws;

            (b) WAIVERS: waive or seek to waive any conditions of the Tender Offer set out in Annex A to the Merger Agreement or the Merger Agreement;

            (c) TERMINATE: terminate or seek to terminate the Merger Agreement after the Drawdown Date.

22.4.2      The Parent undertakes that:

            (a) ANNOUNCEMENTS: all publicity material, press releases and announcements intended to be published in relation to the Tender Offer and/or Merger shall as soon as practicable prior to publication be furnished to the Agent, and where such material refers to the Agent or any party hereto other than a Group Company shall require to be approved by such party prior to such publication (such approval not to be unreasonably withheld or delayed);

            (b) PROGRESS OF OFFER: the Parent will provide the Agent with all information in respect of progress of the Tender Offer and Merger which is material to the interests of the Finance Parties and will provide the Agent with any information and copies of professional advice received as the Agent may reasonably request;

            (c) DISCLOSURE: the Parent will make full disclosure to the Agent in writing as soon as practicable of all information which comes to the attention of the Parent and which is material to the decision whether to waive any condition of the Tender Offer or which suggests that any condition of the Tender Offer will or may not be satisfied, or will or may require to be waived;

            (d) PRICE: it will not do anything that will result in the US Securities and Exchange Commission requiring an increase in the Common Stock Price.

23          EVENTS OF DEFAULT


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            Each of the events or circumstances set out in Clause 23 is an Event of Default, save that no event or circumstance relative to the Target Group which would otherwise constitute an Event of Default will do so prior to the Clean Up Date (provided that steps which are designed to remedy the relevant event or circumstance and which are satisfactory to the Agent (acting reasonably) are being taken) unless the relevant event or circumstance in the reasonable opinion of the Lenders could have a Material Adverse Effect.

23.1        NON-PAYMENT

            An Obligor fails to pay any amount of principal or interest payable by it under a Finance Document at the place and in the currency and funds in which it is expected to be payable on demand, if so payable, or on its due date or if such non-payment is caused by any technical malfunction in the banking system (as the same may be determined by the Agent or Lenders) within 3 Business Days after such demand or due date or fails to pay any other such amount within 3 Business Days of its due date; or

23.2        CERTAIN OBLIGATIONS

            If an Obligor fails to comply with any of the provisions of Clauses 21, 22.1.3(p), 22.2.1(a), (b), (c), (d), (k), (q), (s), (u), 22.3,
            or 22.4 of this agreement; or

23.3        OTHER OBLIGATIONS

            An Obligor fails to comply with any of the covenants or undertakings under any Finance Document (other than the obligations referred to in Clauses 23.1 and 23.2) and, if that breach is capable of remedy it is not remedied within ten Business Days after notice of that breach has been given by the Agent to the Parent; or

23.4        MISREPRESENTATION

            Any representation or warranty or statement by any Obligor in any Finance Document or in any notice or other document, certificate or statement delivered pursuant thereto or in connection therewith or repeated at any time in accordance with the terms thereof is or proves to have been incorrect in any material respect when made or when deemed to be repeated; or

23.5        CROSS DEFAULT

            Any Material Company defaults in the performance of any other agreement in respect of or relating to Financial Indebtedness in excess of, in aggregate (pound)100,000, so as to accelerate or render capable of acceleration the due date of payment or repayment thereunder or any such Financial Indebtedness is not repaid or paid in full on the due date or repayment of any such Financial Indebtedness is due on demand and is not paid in full forthwith on such demand being made or any undrawn facilities are withdrawn by any creditor by reason of default or financial difficulties on the part of such Material Company; or

23.6        INABILITY TO PAY DEBTS

            Any Material Company is unable or admits its inability to pay its debts or otherwise suspends making payments to all or any class of its respective creditors or announces an intention to do so or begins negotiations with any creditor with a view


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            to the general readjustment or rescheduling of all or any class of its Financial Indebtedness or proposes or enters into any composition or other arrangement for the benefits of its creditors generally or any class of creditors; or

23.7        LEGAL PROCESS

            Any distress, execution, arrestment, attachment, inhibition or other diligence or legal process affects any asset of any Material Company in respect of a liability in excess of (pound)100,000 (or its equivalent), other than any such distress, execution, arrestment, attachment, inhibition or other diligence or legal process which is contested in good faith and is fully discharged within 14 Business Days; or

23.8        INSOLVENCY PROCEEDINGS

            Any person takes any action or any legal proceedings are started or other steps taken (including the presentation of a petition) for:

            (a)   any Material Company to be adjudicated or found insolvent;

            (b) the winding up or dissolution of any Material Company other than:

                  (i) for the purpose of a solvent reconstruction or amalgamation the terms of which have previously been approved by the Agent in writing; or

                  (ii) a winding up petition which is proved to the satisfaction of the Agent acting reasonably to be frivolous or vexatious and which is discharged within 21 days of its presentation and before it is advertised; or

            (c) the appointment of a trustee, receiver, administrative receiver or similar office in respect of any Material Company or any of its assets; or

23.9        INSOLVENCY ORDER

            Any adjudicative, order or appointment is made under or in relation to any of the proceedings referred to in Clause 23.8; or

23.10       ADMINISTRATION

           An application is made to the court for an administration order under the Insolvency Act 1986 against any member of the Group; or

23.11       REPOSSESSION OF GOODS

            Any other creditor(s) repossess any goods in the possession of any member of the Group under any hire purchase, conditional sale, leasing, retention of title or similar agreement and such steps have a Material Adverse Effect on the business assets or financial condition of any Material Company; or

23.12       ANALOGOUS PROCEEDINGS

            Any condition, event or action is taken, occurs or exists under the laws of any other country or political subdivision thereof, to the jurisdiction of which any member of the Group or its respective assets or revenues is subject, which has a substantially


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            equivalent effect to any of the conditions, events or acts mentioned in Clause 23.6 to 23.11 (inclusive); or

23.13       CHANGE OF CONTROL

            After the date of this Agreement, control (as defined in Clause 8.2.2) of the Parent passes without the consent of the Agent to any person, or persons acting either individually or in concert (other than the shareholders of the Parent as at the date of this Agreement) (disregarding for the purposes of this Clause 23.13 any sale by the Investors of up to 50% of the issued share capital of Parent in the context of any syndication by it); or

23.14       MANAGEMENT TEAM

            Save with the consent of the Finance Parties, any of the Management Team or a person who has replaced him under the provisions of this Clause 23.14 ceases to be an employee (which shall be deemed to be the case if he dies or becomes permanently incapacitated or is unable to perform his executive functions for any other reason other than holiday or sickness not exceeding 60 days in any period of 120 days) and a replacement reasonably acceptable to the Finance Parties has not commenced employment with the Parent within 180 days of the date on which the relevant cessation occurred (which in the event of a deemed cessation through holiday or sickness shall occur on the 61st day); or

23.15       LITIGATION

            Any Material Company becomes subject to any litigation, arbitration or administrative, proceeding which in the reasonable opinion of the Agent is likely to be adversely determined and, if adversely determined, would have a Material Adverse Effect; or

23.16       SUBSIDIARIES

            Any Obligor (other than the Parent) ceases to be a wholly owned Subsidiary of the Parent on or after the first drawdown date save as permitted by this Agreement or with the prior written consent of the Agent;

23.17       INVALIDITY

            Any provision of this Agreement or the Security Documents which the Agent (acting reasonably) considers material is, or becomes for any reason, invalid or unenforceable; or

23.18       CHANGE IN NATURE OF BUSINESS

            Any Obligor changes the nature of its business, suspends, ceases or threatens to suspend or cease to carry on all or a substantial part of the present business and operations which it now conducts directly or indirectly, or any governmental authority expropriates or threatens to expropriate or nationalise all or a significant part of its assets and the result of any of the foregoing will, in the opinion of the Finance Parties have a Material Adverse Effect; or


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23.19       LICENCES

            Any authorisation, approval, consent, licence, exemption, filing, registration or notarisation or other requirement necessary to enable any Obligor to perform its material obligations under any Finance Document to which it is a party is modified, revoked or withheld or does not remain in full force and effect and the same has a Material Adverse Effect; or

23.20       QUALIFIED ACCOUNTS

           The Parent's Auditors qualify their report to any audited financial statements of the Group in any way which is (in the opinion of the Agent) material in the context of the Facilities; or

23.21       INTER CREDITOR DEED

            Any party to the Inter Creditor Agreement (other than any Finance Party) fail to comply with its obligations under the Inter Creditor Agreement or the Inter Creditor Agreement ceases to be binding upon any such party for whatever reason and, as a result the position of the Finance Parties under the Finance Documents is materially prejudiced;

23.22       ERISA TERMINATION EVENT

            The occurrence of any of the following events if it has or in the reasonable opinion of the Agent is likely to have a Material Adverse
            Effect:

23.22.1 any Borrower, any Group Company or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, such Borrower, Subsidiary or ERISA Affiliate is required to pay as contributions thereto;

23.22.2 an accumulated funding deficiency in excess of $100,000 occurs or exists, whether or not waived, with respect to any Pension Plan;

23.22.3     a Termination Event; or

23.22.4 any Borrower, any Group Company or any ERISA Affiliate as employers under one or more Multiemployer Plan makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $100,000.

23.23       MATERIAL ADVERSE EFFECT

            Any adverse change in the business, prospects of financial condition of an Obligor occurs which, in the reasonable opinion of the Lenders could have a Material Adverse Effect.

23.24       ACCELERATION

            On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Parent:


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            (a)   cancel the Total Commitments whereupon they shall immediately be cancelled;

            (b) declare that all or part of the Loans, together with accrued interest, and all other amounts accrued under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

            (c) declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

            (d) declare that all or part of the Working Capital Facility (insofar as not already payable on demand) be repayable on demand whereupon it shall become immediately due and payable.

23.25       LIMITATION DURING AVAILABILITY PERIOD

            Prior to the end of the Availability Period, and subject to compliance by the relevant Group Companies with Clauses 3.3 and 3.4 unless a Primary Default has occurred (in the period prior to the Drawdown Date) no Finance Party shall:

            (a) be entitled to exercise any right of rescission or other remedy (whether under the Finance Documents or the general law) or exercise any remedy under Clause 23.24; or

            (b) refuse to make available any Parent Series 1 Acquisition Term Facility Loan, Parent Series 2 Acquisition Term Facility Loan, Canada Holdco Series 1 Acquisition Term Facility Loan or Canada Holdco Series 2 Acquisition Term Facility Loan.

24          CHANGES TO THE LENDERS

24.1        ASSIGNMENT AND TRANSFERS BY THE LENDERS

            A Lender, or any successor or assignee of such Lender, (in this capacity the "EXISTING LENDER") may at any time assign, novate or otherwise transfer all or any part of its rights or obligations under the Finance Documents (or any of them) to any Qualifying Lender (a "NEW LENDER").

24.2        OBLIGATIONS

            A transfer of obligations will only be effective if made in accordance with Clause 24.6 or if the New Lender has, prior to the transfer taking effect, confirmed in writing to the Agent (acting on behalf of all the other Lenders) and to the Parent that it undertakes to be bound by the terms of each of the Finance Documents as a Lender in form and substance satisfactory to the Agent and the Parent, in the case of the Parent not to be unreasonably withheld or delayed. On any such transfer being made, the Existing Lender will be relieved of its obligations to the extent that they are transferred to the Transferee.

24.3        PARENT UNDERTAKING

            The Parent will execute such documents and agreements as are necessary to effect a transfer of rights or obligations to a New Lender hereunder.


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24.4        LENDERS ABILITY TO SUB-CONTRACT

            Nothing in this Agreement will restrict the ability of a Lender to sub-contract any or all of its obligations under the Finance Documents (or any of them) if such Lender remains liable under this Agreement in relation to those obligations.

24.5        LIMITATION OF RESPONSIBILITY OF EXISTING LENDERS

24.5.1 Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

            (a) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

            (b)   the financial condition of any Obligor;

            (c) the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

            (d) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

            and any representations or warranties implied by law are excluded.

24.5.2 Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

            (a) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

            (b) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

24.5.3      Nothing in any Finance Document obliges an Existing Lender to:

            (a) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 24; or

            (b) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

24.6        PROCEDURE FOR TRANSFER

24.6.1 Subject to the conditions set out in Clause 24.2 a transfer is effected in accordance with Clause 24.6.2 when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this


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            Agreement and delivered in accordance with the terms of this
            Agreement, execute that Transfer Certificate.

24.6.2      On the Transfer Date:

            (a) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (being the "DISCHARGED RIGHTS AND OBLIGATIONS");

            (b) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

            (c) the Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under this Agreement; and

            (d)   the New Lender shall become a Party as a "Lender".

24.7        DISCLOSURE OF INFORMATION

            Any Lender may disclose to any of its Affiliates and any other person:

            (a) to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

            (b) with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

            (c) to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

            any information about any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate.

25          CHANGES TO THE OBLIGORS

25.1        ASSIGNATIONS AND TRANSFER BY OBLIGORS

            No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.


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25.2        ADDITIONAL BORROWERS

25.2.1 The Parent may request that any of its wholly owned Subsidiaries becomes an Additional Borrower. That Subsidiary shall become an Additional Borrower if:

            (a)   the Agent approve the addition of that Subsidiary;

            (b) the Parent delivers to the Agent a duly completed and executed Accession Letter;

            (c) the Parent confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

            (d) the Agent has received all the documents and other evidence listed in Part 2 of Schedule 3 in relation to that Additional Borrower, each in form and substance satisfactory to the Agent.

25.2.2 The Agent shall notify the Parent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in
            Part 2 of Schedule 3.

25.3        RESIGNATION OF A BORROWER

25.3.1 The Parent may request that a Borrower (other than the Parent) ceases to be a Borrower by delivering a Resignation Letter to the Agent.

25.3.2 The Agent shall accept a Resignation Letter and notify the Parent and the Lenders of its acceptance if:

            (a) no Default is continuing or would result from the acceptance of the Resignation Letter (and the Parent has confirmed this is the case); and

            (b) the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents,

            whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents.

25.4        ADDITIONAL GUARANTORS

25.4.1 The Parent may request that any of its Subsidiaries become an Additional Guarantor. That Subsidiary shall become an Additional Guarantor if:

            (a) the Parent delivers a duly completed and executed Accession Letter to the Agent; and

            (b) the Agent has received all the documents and other evidence listed in Part 2 of Schedule 3 in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

25.4.2 The Agent shall notify the Parent and the Finance Parties promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in
            Part 2 of Schedule 3.


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25.5        REPETITION OF REPRESENTATIONS

            Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

25.6        RESIGNATION OF A GUARANTOR

25.6.1 The Parent may request that a Guarantor (other than the Parent) ceases to be a Guarantor by delivering a Resignation Letter to the Agent.

25.6.2 The Agent shall accept a Resignation Letter and notify the Parent and the Finance Parties of its acceptance if:

            (a) no Default is continuing or would result from the acceptance of the Resignation Letter (and the Parent has confirmed this is the case); and

            (b) all the Finance Parties have consented to the Parent's request.

25.6.3 The Security Trustee shall thereafter execute and deliver a Deed of Release from the Guarantee to the former Guarantor.

26          SYNDICATION

26.1        OBLIGORS' UNDERTAKINGS

            The Obligors acknowledge that syndication of the Facilities will take place and undertake to take reasonable steps to assist and co-operate with the Agent in syndication by, among other things:

            (a) co-operating with site visits by the Lenders and persons invited by the Agent and/or any Lender to participate in the Facilities (each such person, a "PROPOSED SYNDICATE LENDER");

            (b) participating in presentations to the Proposed Syndicate Lenders concerning the Group Companies and their activities;

            (c) using reasonable endeavours to obtain appropriate authorisations from the Auditors, other accountants, consultants and professional advisers to release for the benefit of the Proposed Syndicate Lenders any information addressed to any Finance Party;

            (d) refraining from making any statement, announcement or publication or doing any act or thing which is designed to obstruct syndication in any way;

            (e) providing the Proposed Syndicate Lenders with such information relating to the Group Companies and their activities as the Proposed Syndicate Lenders reasonably request;

            (f) assisting the Agent and each Lender in the preparation and review of any information which the Agent and/or a Lender reasonably requires for the purposes of syndication;


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            (g)   passing on to the Agent any enquiries received by them from potential Lenders;

            (h) agreeing to amendments to the Finance Documents of an administrative or technical nature or to correct typographical or clerical errors; and

            (i) instructing (at its cost) such additional diligence as may be requested by the Agent, a Lender or a Proposed Syndicate Lender.

26.2        COSTS OF SYNDICATION

            All legal costs and expenses payable by the Agent or any other Finance Party in connection with any syndication will be reimbursed by the Parent to the Agent on demand by the Agent together with value added tax (if any).

27          ROLE OF THE AGENT, THE SECURITY TRUSTEE AND THE ARRANGER

27.1        APPOINTMENT OF THE AGENT

27.1.1 Each of the Arranger and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

27.1.2 Each of the Arranger and the Lenders authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

27.2        DUTIES OF THE AGENT

27.2.1 The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

27.2.2 If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

27.2.3 The Agent shall promptly notify the other Finance Parties of any Default arising under Clause 23.1.

27.2.4 The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

27.3        ROLE OF THE ARRANGER

            Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

27.4        NO FIDUCIARY DUTIES

27.4.1 Nothing in this Agreement constitutes the Agent or the Arranger as a trustee or fiduciary of any other person.


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27.4.2      Neither the Agent nor the Arranger shall be bound to account to any
            Lender for any sum or the profit element of any sum received by it for its own account.

27.5        BUSINESS WITH THE GROUP

            The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

27.6        RIGHTS AND DISCRETIONS OF THE AGENT

27.6.1      The Agent may rely on:

            (a) any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

            (b) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

27.6.2 The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

            (a) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 23.1);

            (b) any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

            (c) any notice or request made by the Parent (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

27.6.3 The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

27.6.4 The Agent may act in relation to the Finance Documents through its personnel and agents.

27.7        MAJORITY LENDERS' INSTRUCTIONS

27.7.1 Unless a contrary indication appears in a Finance Document, the Agent shall:

            (a) act in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from acting or exercising any right, power, authority or discretion vested in it as Agent); and

            (b) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of the Majority Lenders.

27.7.2 Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Lenders and the Arranger.

27.7.3 The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security


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            as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

27.7.4 In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

27.7.5 The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

27.8        RESPONSIBILITY FOR DOCUMENTATION

            Neither the Agent nor the Arranger:

            (a) is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, an Obligor or any other person given in or in connection with any Finance Document; or

            (b) is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

27.9        EXCLUSION OF LIABILITY

27.9.1 Without limiting Clause 27.9.2, the Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

27.9.2 No Party may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause.

27.9.3 The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

27.10       LENDERS' INDEMNITY TO THE AGENT

            Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).


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27.11       RESIGNATION OF THE AGENT

27.11.1 The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the Lenders and the Parent.

27.11.2 Alternatively the Agent may resign by giving notice to the Lenders and the Parent, in which case the Majority Lenders (after consultation with the Parent) may appoint a successor Agent.

27.11.3 If the Majority Lenders have not appointed a successor Agent in accordance with Clause 27.11.2 within 30 days after notice of resignation was given, the Agent (after consultation with the Parent) may appoint a successor Agent (acting through an office in the United Kingdom).

27.11.4 The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

27.11.5 The Agent's resignation notice shall only take effect upon the appointment of a successor.

27.11.6 Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause
            27. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

27.11.7 After consultation with the Parent, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with Clause
            27.11.2. In this event, the Agent shall resign in accordance with Clause 27.11.2.

27.12       CONFIDENTIALITY

27.12.1 In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

27.12.2 If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

27.12.3 Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger are obliged to disclose to any other person:

            (a)   any confidential information; or

            (b) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

27.13       RELATIONSHIP WITH THE FINANCE PARTIES

27.13.1 The Agent may treat each Finance Party as a Finance Party, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Finance Party to the contrary in accordance with the terms of this Agreement.

27.13.2 Each Finance Party shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with Schedule 6.

27.14       CREDIT APPRAISAL BY THE FINANCE PARTIES

            Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Finance Party confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

            (a) the financial condition, status and nature of each member of the Group;

            (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

            (c) whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

            (d) the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

27.15       FINANCE PARTY'S TAX STATUS CONFIRMATION

            Each Finance Party confirms in favour of the Agent on the date of this Agreement or, in the case of a Lender which becomes a Party pursuant to a transfer or assignment, on the date on which the relevant transfer or assignment becomes effective that either:

            (a) it is not resident for tax purposes in the United Kingdom and is beneficially entitled to its share of the Loan and associated interest; or

            (b) it is a bank as defined for the purposes of section 349 of the Taxes Act and is beneficially entitled to its share of the Loan and associated interest,

            and each Finance Party shall promptly notify the Agent if there is any change in its position from that set out above.


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
27.16       REFERENCE LENDERS

            If a Reference Lender (or, if a Reference Lender is not a Finance Party, the Finance Party of which it is an Affiliate) ceases to be a Finance Party, the Agent shall (in consultation with the Parent) appoint another Finance Party or an Affiliate of a Finance Party to replace that Reference Lender.

27.17       APPOINTMENT OF THE SECURITY TRUSTEE

27.17.1 Each Finance Party (except the Security Trustee) appoints the Security Trustee (which accepts such appointment) as its trustee to hold the Security Documents and all rights, powers and benefits, and the proceeds of realisation thereunder in trust for the benefit of the Finance Parties according to their respective entitlements under this Agreement and the other Finance Documents, with the right and power to exercise the rights, powers, authorities and discretions conferred on the Security Trustee under the Security Documents and the other Finance Documents, together with any other incidental rights, powers, authorities and discretions, as if it were beneficially entitled thereto in its own right.

27.17.2 The provisions of Clause 15.3, Clause 17 and Clauses 27.5 to 27.12 (inclusive) and Clause 27.11 shall apply mutatis mutandis to the Security Trustee as if reference to the "Agent" were references also to the Security Trustee, except that the Security Trustee's resignation or removal shall not take effect until all necessary documents have been entered into to substitute its successor as holder of the Security Documents under the trust hereby constituted.

28          CONDUCT OF BUSINESS BY THE FINANCE PARTIES

            No provision of this Agreement will:

            (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

            (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

            (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

29          SHARING AMONG THE LENDERS

29.1        PAYMENTS TO LENDERS

            If a Lender (a "RECOVERING LENDER") receives or recovers any amount from an Obligor other than in accordance with Clause 30 and applies that amount to a payment due under the Finance Documents then:

            (a) the Recovering Lender shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

            (b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Lender would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 30, without taking account of any Tax which


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
                  would be imposed on the Agent in relation to the receipt, recovery or distribution; and

            (c) the Recovering Lender shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "SHARING PAYMENT") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Lender as its share of any payment to be made, in accordance with Clause 30.5.

29.2        REDISTRIBUTION OF PAYMENTS

            The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Lender) in accordance with Clause 30.5.

29.3        RECOVERING LENDER'S RIGHTS

29.3.1 On a distribution by the Agent under Clause 29.2, the Recovering Lender will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

29.3.2 If and to the extent that the Recovering Lender is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Lender for a debt equal to the Sharing Payment which is immediately due and payable.

29.4        REVERSAL OF REDISTRIBUTION

            If any part of the Sharing Payment received or recovered by a Recovering Lender becomes repayable and is repaid by that Recovering Lender, then:

            (a) each Lender which has received a share of the relevant Sharing Payment pursuant to Clause 29.2 shall, upon request of the Agent, pay to the Agent for account of that Recovering Lender an amount equal to its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Lender for its proportion of any interest on the Sharing Payment which that Recovering Lender is required to pay); and

            (b) that Recovering Lender's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Lender for the amount so reimbursed.

29.5        EXCEPTIONS

29.5.1 This Clause 29 shall not apply to the extent that the Recovering Lender would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

29.5.2 A Recovering Lender is not obliged to share with any other Lender any amount which the Recovering Lender has received or recovered as a result of taking legal or arbitration proceedings, if:

            (a) it notified the other Lenders of the legal or arbitration proceedings; and

            (b) the other Lender had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable


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
                  having received notice or did not take separate legal or arbitration proceedings.

30          PAYMENT MECHANICS

30.1        PAYMENTS TO THE AGENT

30.1.1 On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

30.1.2 Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Agent specifies.

30.2        DISTRIBUTIONS BY THE AGENT

            Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 30.3 and Clause 30.4 be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency.

30.3        DISTRIBUTIONS TO AN OBLIGOR

            The Agent may (with the consent of the Obligor or in accordance with Clause 31) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

30.4        CLAWBACK

30.4.1 Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

30.4.2 If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

30.5        PARTIAL PAYMENTS

30.5.1 If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply


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
            that payment towards the obligations of that Obligor under the Finance Documents in the following order:

            (a) FIRST, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent under the Finance Documents;

            (b) SECONDLY, in or towards payment pro rata of any accrued interest or commission due but unpaid under this Agreement;

            (c) THIRDLY, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

            (d) FOURTHLY, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

30.5.2 The Agent shall, if so directed by the Majority Lenders, vary the order set out in Clause 30.5.1.

30.5.3 Clauses 30.5.1 and 30.5.2 will override any appropriation made by an Obligor.

30.6        NO SET-OFF BY OBLIGORS

            All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

30.7        BUSINESS DAYS

30.7.1 Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

30.7.2 During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal at the rate payable on the original due date.

30.8        CURRENCY OF ACCOUNT

30.8.1 Subject to Clause 30.8.2 to 30.8.5, the relevant Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

30.8.2 A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

30.8.3 Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

30.8.4 Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

30.8.5 Any amount expressed to be payable in a currency other than Sterling, US Dollars or Canadian Dollars shall be paid in that other currency.


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
30.9        CHANGE OF CURRENCY

30.9.1 Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

            (a) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Parent); and

            (b) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

30.9.2 If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Parent) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

31          SET-OFF

            A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

32          NOTICES

32.1        COMMUNICATIONS IN WRITING

            Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

32.2        ADDRESSES

            The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:


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
            (a)   in the case of the Parent:-

                  Address:       Elphinstone Research Centre
                                 Tranent
                                 EH33 2NE

                  Fax:           01875 613844

                  Attention:     Walter Nimmo

            (b)   in the case of the Agent:-

                  Address:       245 Park Avenue
                                 New York
                                 NY10167

                  Fax:           001 212 272 9804

                  Attention:     G and A Services

            (c)   in the case of the Security Trustee:-

                  Address:       245 Park Avenue
                                 New York
                                 NY10167

                  Fax:           001 212 272 9804

                  Attention:     G and A Services

            (d)   in the case of the Working Capital Bank:-

                   Address:       245 Park Avenue
                                  New York
                                  NY10167

                   Fax:           001 212 272 9804

                   Attention:     G and A Services

            (e) in the case of each other Lender or any other Original Obligor, that notified in writing to the Agent from time to time,

            or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

32.3        DELIVERY

32.3.1 Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

            (a)   if by way of fax, when received in legible form; or

            (b) if by way of letter, when it has been left at the relevant address or two Business Days after being deposited in the post first class postage prepaid in an envelope addressed to it at that address; or
            and, if a particular department or officer is specified as part of its address details provided under Clause 32.2, if addressed to that department or officer.

32.3.2 Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer specified as part of its address details provided under Clause 32.2.

32.3.3      All notices from or to an Obligor shall be sent through the Agent.

32.3.4 Any communication or document made or delivered to the Parent in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

32.4        NOTIFICATION OF ADDRESS, FAX NUMBER AND TELEX NUMBER

            Promptly upon receipt of notification of an address, fax number and telex number or change of address, fax number or telex number pursuant to Clause 32.2 or changing its own address, fax number or telex number, the Agent shall notify the other Parties.

32.5        ENGLISH LANGUAGE

32.5.1 Any notice given under or in connection with any Finance Document must be in English.

32.5.2 All other documents provided under or in connection with any Finance Document must be:

            (a)   in English; or

            (b) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

33          ANNOUNCEMENTS

            Without prejudice to Clause 22.2.1 the Arranger shall be entitled (at its own expense) to make any press release, tombstone, advertisement or other similar public announcement or otherwise publish any information relating to or concerning the Merger or the Facilities as it may wish (acting reasonably) provided that the Arranger shall obtain the consent of the Parent prior to making any such announcement.

34          CALCULATIONS AND CERTIFICATES

34.1        ACCOUNTS

            In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.


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
34.2        CERTIFICATES AND DETERMINATIONS

            Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

34.3        DAY COUNT CONVENTION

            Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days in respect of Sterling borrowings and 360 days in respect of US Dollars or Canadian Dollars or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

35          PARTIAL INVALIDITY

            If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

36          REMEDIES AND WAIVERS

            No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

37          AMENDMENTS AND WAIVERS

37.1        REQUIRED CONSENTS

37.1.1 Subject to Clause 37.2 any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

37.1.2 The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

37.2        EXCEPTIONS

37.2.1 An amendment or waiver that has the effect of changing or which relates to:

            (a)   the definition of "Majority Lenders" in Clause 1.1;

            (b) an extension to the date of payment of any amount under the Finance Documents;

            (c) a reduction in the Margin or the amount of any payment of principal, interest, fees or commission payable;

            (d)   an increase in Commitment;

            (e) a change to the Borrowers or Guarantors other than in accordance with Clause 25;

            (f) any provision which expressly requires the consent of all the Lenders; or

            (g)   Clause 2.2, Clause 24 or this Clause 37;

            shall not be made without the prior consent of all the Lenders.

37.2.2 An amendment or waiver which relates to the rights or obligations of the Agent or the Arranger may not be effected without the consent of the Agent or the Arranger.

38          GOVERNING LAW

            This Agreement is governed by English law.

39          ENFORCEMENT

39.1        JURISDICTION OF ENGLISH COURTS

39.1.1 The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "DISPUTE").

39.1.2 The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

39.1.3 This Clause 39.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

39.2        SERVICE OF PROCESS

            Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

            (a) irrevocably appoints the Parent as its agent to accept service on its behalf in relation to any proceedings before the English courts in connection with any Finance Document; and

            (b) agrees that failure by such agent to notify the relevant Obligor of such server of proceedings will not invalidate the proceedings concerned.

THIS AGREEMENT HAS BEEN ENTERED INTO ON THE DATE STATED AT THE BEGINNING OF THIS AGREEMENT.

                                   SCHEDULE 1
                              THE ORIGINAL OBLIGORS

                                                    REGISTRATION NUMBER (OR                 REGISTERED OFFICE (OR
       NAME OF ORIGINAL BORROWER                      EQUIVALENT, IF ANY)                        EQUIVALENT)

Inveresk Research Group Limited                198206                                    Elphinstone Research
                                                                                         Centre, Tranent, East
                                                                                         Lothian EH33 2NE

Canada Inc (now renamed Inveresk               38444811                                  1170 Peel Street,
Research (Canada) Inc)                                                                   Montreal, Quebec, H3B 4S8


                                                    REGISTRATION NUMBER (OR                 REGISTERED OFFICE (OR
      NAME OF ORIGINAL GUARANTOR                      EQUIVALENT, IF ANY)                        EQUIVALENT)
Canada Inc (now renamed Inveresk               38444811                                  1170 Peel Street,
Research (Canada) Inc)                                                                   Montreal, Quebec, H3B 4S8

Indigo Acquisition Corp                                                                  1209 Orange Street,
                                                                                         Wilmington, Delaware

Inveresk Research Holdings Limited             3662374                                   Royal London House,
                                                                                         22/25 Finsbury Square,
                                                                                         London EC2A 1DX

Inveresk Research International Limited        SC091725                                  Elphinstone Research
                                                                                         Centre, Tranent, East
                                                                                         Lothian EH33 2NE

Inveresk Clinical Research Limited             SC109802                                  Elphinstone Research
                                                                                         Centre, Tranent, East
                                                                                         Lothian EH33 2NE

                                   SCHEDULE 2

                              THE ORIGINAL LENDERS

------------------------------------------------------------------------------------------
                                                                          BEAR STEARNS
                                                                           CORPORATE
 NAME OF ORIGINAL LENDER                                                  LENDING INC
------------------------------------------------------------------------------------------
 Parent Series 1 Refinancing Term Facility Commitment                    (pound)20.5m
------------------------------------------------------------------------------------------
 Parent Series 2 Refinancing Term Facility Commitment                      (pound)5m
------------------------------------------------------------------------------------------
 Parent Series 1 Acquisition Term Facility Commitment                      US$5.25m
------------------------------------------------------------------------------------------
 Parent Series 2 Acquisition Term Facility Commitment                       US$2.5m
------------------------------------------------------------------------------------------
 Canada Holdco Series 1 Acquisition Term Facility Commitment               US$37.5m
------------------------------------------------------------------------------------------
 Canada Holdco Series 2 Acquisition Term Facility Commitment                US$10m
------------------------------------------------------------------------------------------
 Capital Expenditure Facility Commitment                                    C$15.3m
------------------------------------------------------------------------------------------
 Working Capital Facility Commitment                                       (pound)6m
------------------------------------------------------------------------------------------

                                   SCHEDULE 3

                              CONDITIONS PRECEDENT

                                     PART 1

                   CONDITIONS PRECEDENT TO INITIAL UTILISATION

1     ORIGINAL OBLIGORS

      (a)   A copy of the constitutional documents of each Original Obligor.

      (b)   A copy of a resolution of the board of directors of each Original
            Obligor:

            (i) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

            (ii) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

            (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

      (c) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

      (d) A certificate of the Parent (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Original Obligor to be exceeded.

      (e) A certificate of an authorised signatory of the relevant Original Obligor certifying that each copy document relating to it specified in this Part I of Schedule 3 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2     LEGAL OPINIONS

      A legal opinion, in the agreed form, to the Lenders from US counsel for US Newco concerning the Tender Offer and Merger Agreement, and including without limitation opinions that:

      (a)   US Newco have the corporate power to enter into the Merger
            Documents;

      (b) the execution and performance of the Merger Documents have been duly authorised by all requisite action of the board of directors and shareholders of US Newco;

      (c)   US Newco has duly executed and delivered the Merger Documents;

      (d) the Merger Documents are valid and binding obligations of US Newco, enforceable in accordance with their terms, subject to customary exceptions;

      (e) execution and performance of the Merger Documents will not violate any laws (including without limitation Regulations T, U, and X of the Board of Governors of the Federal Reserve System, the Investment Company Act of 1940 and the Public Utility Holding Company Act of
            1935), any formation documents of US Newco or Parent, any Merger Document, or any material contract of US Newco or Parent, result in the creation of any lien or encumbrance on the property of US Newco or Parent, or violate any existing order, writ, injunction or decree of any court or governmental instrumentality;

      (f) no consents, approvals, authorisations or orders are required to enter into the Merger Documents or take any action in connection with the consummation of the transactions required therein.

3     EQUITY DOCUMENTS

      (a) Certified Copies of the Investment Agreement, Loan Stock Instrument and Articles of Association with evidence satisfactory to the Agent that the Articles have been adopted except for any conditions precedent relating to availability of the Facilities.

      (b) Evidence that all shares to be issued on or prior to the Drawdown Date have been issued fully paid and that all subscription funds have been paid to, or to the order of, the Parent.

      (c) Evidence that all monies to be advanced to the Parent in respect of the Loan Stock have been paid to, or to the order of, the company.

4     SECURITY

      (a)   UK:

            (i)   a first and only standard security over each Property;

            (ii) a first and only debenture/bond and floating charge from the Parent, Inveresk Research Holding Limited, Inveresk Research International Limited and Inveresk Clinical Research Limited, each in the agreed form;

      (b)   Canada:

            (i) pledge by Canada Holdco in respect of its shareholding in US Newco in the agreed form;

            (ii)  deed of hypothecation by Canada Holdco in the agreed form;

      (c)   US:

            (i)   US Newco security agreement in the agreed form;

            (ii) Inveresk Research North America Inc security agreement in the agreed form; and

            (iii) pledge/charge by US Newco in respect of the Tender Offer Stock in the agreed form;

      (d)   Intercreditor Agreement in the agreed form.

5     FINANCIAL INFORMATION

      (a) The Accountant's Report (and the engagement letter in relation to it).

      (b)   The Business Plan.

      (c) The most recent audited financial statements of each Target Group Company (other than the Dormant Companies or any Target Group Companies incorporated since that date) for the period to 31 December 2000.

      (d) The most recent Target Management Accounts for the period ended 31 December 2000.

      (e)   Management Accounts for the period to 31 December 2000.

6     DUE DILIGENCE REPORTS

      (a)   The Insurance Report.

      (b)   The Legal Report.

      (c)   The Pensions Report.

      (d)   The Environmental Report.

      (e)   The Market Report.

      (f)   Canadian Report on Title.

7     MERGER

      A Certified Copy of the executed Merger Agreement and the Stockholders Agreement.

8     INSURANCE

      (a) A duly certified full, complete and up to date schedule of all insurances maintained by each member of the Group, referring to the relevant policies.

      (b) A certificate from a broker approved by the Agent that such policies are in full force and effect with premiums paid to date, and stating that all the assets of the Group as (and will, following Closing remain) insured in the manner specified in the Insurance Report.

9     US

      (a)   good standing certificates in re US incorporated Target Group
            Companies;

      (b)   lien searches against US incorporated Target Group Companies;

      (c)   a completed and executed Federal Reserve Form U-1.

10    MISCELLANEOUS

      A summary of the fees and expenses incurred in connection with the Acquisition.

                                     PART 2

     CONDITIONS PRECEDENT REQUIRED TO BE DELIVERED BY AN ADDITIONAL OBLIGOR

1 An Accession Letter, duly executed by the Additional Obligor and the Parent.

2     A copy of the constitutional documents of the Additional Obligor.

3     A copy of a resolution of the board of directors of the Additional
      Obligor:

      (a) approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

      (b) authorising a specified person or persons to execute the Accession Letter on its behalf; and

      (c) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request or Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents.

4 A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5 A certificate of the Additional Obligor (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

6 A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part 2 of Schedule 3 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

7 A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

8     If available, the latest audited financial statements of the Additional
      Obligor.

9 A legal opinion of McGrigor Donald, legal advisers to the Arranger and the Agent in Scotland and England.

10 If the Additional Obligor is incorporated in a jurisdiction other than Scotland or England and Wales, a legal opinion of the legal advisers to the Agent in the jurisdiction in which the Additional Obligor is incorporated.

11 If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales or Scotland, evidence that the process agent specified in Clause 39.2, if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor.

                                   SCHEDULE 4

                               UTILISATION REQUEST

From:    [Borrower]
To:      [Agent]
Dated:

Dear Sirs

             INVERESK RESEARCH GROUP LIMITED - FACILITIES AGREEMENT
               DATED 22 FEBRUARY 2001 (THE "FACILITIES AGREEMENT")

1     We wish to borrow a Loan on the following terms:


           Proposed Utilisation Date:   | | (or,  if  that  is not a  Business
                                        Day, the next Business Day)

           Facility to be utilised:     [Relevant Series 1 Term  Facility/Series
                                        2 Term Facility/Capital Expenditure
                                        Facility]

           Amount:                      | | or, if less, the Available Facility

           Interest Period:             | |



2 We confirm that each condition specified in Clause 3 is satisfied on the date of this Utilisation Request.

3     The proceeds of this Loan should be credited to [account].

4     This Utilisation Request is irrevocable.

Yours faithfully


-----------------------------------
authorised signatory for
[name of relevant Borrower]

                                   SCHEDULE 5

                                SELECTION NOTICE

From:    [Borrower]
To:      [Agent]
Dated:

Dear Sirs

             INVERESK RESEARCH GROUP LIMITED - FACILITIES AGREEMENT
               DATED 22 FEBRUARY 2001 (THE "FACILITIES AGREEMENT")

1     We refer to the following [    ] Loan[s] with an Interest Period ending on
      [       ]

      [We request that the next Interest Period for the above [        ] Loan[s]
      is [    ]].

2     This Selection Notice is irrevocable.

Yours faithfully


---------------------------------
authorised signatory for
[the Parent on behalf of]
[name of relevant Borrower]

                                   SCHEDULE 6

                             MANDATORY COST FORMULA

1 The Mandatory Costs percentage rate is an addition to the interest rate on an Advance to compensate any Lender for the cost attributable to an Advance resulting from the imposition from time to time under or pursuant to the Lender of England Act 1998 (the "Act") and/or by the Lender of England and/or the Financial Services Authority (the "FSA") (or other United Kingdom governmental authorities or agencies) of a requirement to place non interest-bearing or Special Deposits (whether interest bearing or not) with the Lender of England and/or pay fees to the FSA calculated by reference to liabilities used to fund the Advance.

      The Mandatory Costs percentage rate will be the rate determined by the Agent to be equal to the arithmetic mean (rounded upwards if necessary to four decimal places) of the respective rates notified by each of the Reference Lenders to the Agent as the rate resulting from the application (as appropriate) of the following formulae:

      in relation to Sterling Advances:

                          XL + S(L - C) + Fx0.01
                          ----------------------
                               100 - (X + S)

      in relation to other Advances:

                                     Fx0.01
                                     ------
                                      300
      where:

      X is the percentage of the Eligible Liabilities (in excess of any stated minimum) by reference to which such Reference Lender is required under or pursuant to the Act to maintain cash ratio deposits with the Lender of England.

      L is the percentage rate at which sterling deposits for the relevant period are offered by such Reference Lender to leading banks in the London Interbank Market at or about 11.00 am on that day.

      F is the rate of charge payable by such Reference Lender to the FSA pursuant to paragraph 2.02 or 2.03 (as appropriate) of the Fees Regulations (but where for this purpose, the figure at paragraph 2.02b or 2.03b (as appropriate) shall be deemed to be zero) and expressed in pounds per (pound)1 million of the Fee Base of the Reference Lender.

      S is the level of interest-bearing Special Deposits, expressed as a percentage of Eligible Liabilities, which such Reference Lender is required to maintain by the Lender of England (or other United Kingdom governmental authorities or agencies).

      C is the percentage rate per annum payable by the Lender of England to such Reference Lender on Special Deposits.

2     For the purposes of this Part of the Schedule:

      (a) the terms "Eligible Liabilities" and "Special Deposits" shall bear the meanings ascribed to them under or pursuant to the Act or by the Lender of England (as may as appropriate) on the day of application of the formula;

      (b) Fee Base has the meaning ascribed to it for the purpose of, and shall be calculated in accordance with, the Fees Regulations;

      (c)   Fees Regulations means, as appropriate, either:

            (i)   the Banking Supervision (Fees) Regulations 1999; or

            (ii)  such regulations as from time to time may be in force,

            relating to the payment of fees for banking supervision;

      (d) the Mandatory Costs rate attributable to an Advance or other sum for any period shall be calculated at or about 11.00 am (London time) on the first day of such period for the duration of such period;

      (e) if any Reference Lender fails to notify any such rate to the Agent, the Mandatory Costs rate shall be determined on the basis of the rate(s) notified to the Agent by the remaining Reference Lender(s);

      (f) the determination of the Mandatory Costs rate in relation to any period shall, in the absence of manifest error, be conclusive and binding on all parties hereto;

      (g) X, L, S and C are to be expressed in the above formula as numbers and not as percentages. A negative result obtained from subtracting C from L should be counted as zero;

      (h) if there is any change in circumstances (including the imposition of alternative or additional requirements) which in the reasonable opinion of the Agent renders or will render either of the above formulae (or any element thereof or any defined term used therein), inappropriate or inapplicable, the Agent (following consultation with the Parent and an Instructing Group) shall be entitled to vary the same. Any such variation shall, in the absence of manifest error, be conclusive and binding on all parties and shall apply from the date specified in such notice;

      (i) any reference to a provision of any statute, directive, order or regulation herein is a reference to that provision as amended or re-enacted from time to time;

      (j) any reference to Lender or Reference Lender in this Part of the Schedule shall be deemed to include a reference to any holding company of such Lender or Reference Lender to the extent to which such holding company incurs any Mandatory Costs.

                                   SCHEDULE 7

                          FORM OF TRANSFER CERTIFICATES

To:     [         ] as Agent
From: [The Existing Lender] (the "EXISTING LENDER") and [The New Lender] (the "NEW LENDER")

Dated:

             INVERESK RESEARCH GROUP LIMITED - FACILITIES AGREEMENT
               DATED 22 FEBRUARY 2001 (THE "FACILITIES AGREEMENT")

1     We refer to Clause 24.6:

      (a) The Existing Lender and the New Lender agree to the Existing Lender and the New Lender transferring by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 24.6.

      (b)   The proposed Transfer Date is [             ].

      (c) The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 32.2 are set out in the Schedule.

2 The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 24.5.

3     This Transfer Certificate is governed by English law.

4     Schedule of Commitment/rights and obligations to be transferred.

               COMMITMENT/RIGHTS AND OBLIGATIONS TO BE TRANSFERRED

                            [insert relevant details]
   [Facility Office address, fax number and attention details for notices and account details for payments,]

      [Existing Lender]                       [New Lender]


      By:                                     By:
        ---------------------------------        -------------------------------
          Director/Authorised Signatory            Director/Authorised Signatory

      This Transfer Certificate is accepted by the Agent and the Transfer Date
      is confirmed as [       ].

      [Agent]


      By:
        ---------------------------------
          Director/Authorised Signatory

                                   SCHEDULE 8

                            FORM OF ACCESSION LETTER

To:      [        ] as Agent
From:    [Subsidiary] and [Parent]
Dated:
Dear Sirs

              INVERESK RESEARCH GROUP LIMITED -FACILITIES AGREEMENT
               DATED 22 FEBRUARY 2001 (THE "FACILITIES AGREEMENT")

1 [Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Facilities Agreement as an Additional [Borrower]/[Guarantor] pursuant to [Clause 25.2]/[Clause 25.4] of the Facilities Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

2     [Subsidiary's] administrative details are as follows:

      Address:

      Fax No:

      Attention:

3 [The liability of [Subsidiary] as a Guarantor shall be limited to the greater of:-

3.1 the highest amount the payment of which by [Subsidiary] is permitted as determined as of the date hereof in accordance with section 123.66 of the Companies Act (Quebec); and

3.2 the highest amount the payment of which by [Subsidiary] is permitted as determined as of the date of payment in accordance with section 123.66 of the Companies Act (Quebec).] [NOTE: TO BE INCLUDED ONLY WHEN QUEBEC INCORPORATED GROUP MEMBER BECOMING ADDITIONAL GUARANTOR]

4     This letter is governed by English law.

      [This Guarantor Accession Letter is entered into by deed.]

      [Parent]                          [Subsidiary]

                                   SCHEDULE 9

                           FORM OF RESIGNATION LETTER

To:      [       ] as Agent
From:    [resigning Obligor] and Parent
Dated:
Dear Sirs

              INVERESK RESEARCH GROUP LIMITED -FACILITIES AGREEMENT
               DATED 22 FEBRUARY 2001 (THE "FACILITIES AGREEMENT")

1 Pursuant to [Clause 25.3]/[Clause 25.6], we request that [resigning Obligor] be released from its obligations as a [Borrower]/[Guarantor] under the Facilities Agreement.

2     We confirm that:

      (a) no Default is continuing or would result from the acceptance of this request; and

      (b) [[resigning Obligor] is under no actual or contingent obligations as a Borrower under any Finance Documents]/[all the Finance Parties have consented to the request that [resigning Obligor] ceases to be a Guarantor].

3     This letter is governed by English law.

      For and on behalf of                    For and on behalf of

      [Parent]                                [Subsidiary]


      By:                                     By:
        ---------------------------------        -------------------------------
          Director/Authorised Signatory            Director/Authorised Signatory

                                   SCHEDULE 10

                         FORM OF COMPLIANCE CERTIFICATE

To:      [       ] as Agent
From:    [Company]
Dated:
Dear Sirs

              INVERESK RESEARCH GROUP LIMITED -FACILITIES AGREEMENT
               DATED 22 FEBRUARY 2001 (THE "FACILITIES AGREEMENT")

1     We refer to the Facilities Agreement. This is a Compliance Certificate.

2     We confirm that: [Insert details of covenants to be certified]

3     [We confirm that no Default is continuing.]*

Signed:                                            [
       ---------------------------                 -----------------------------
       Director                                    Director
       Of                                          of
       [Parent]                                    [Parent]]

[insert applicable certification language]


------------------------------------------
for and on behalf of
[name of auditors of the Parent]

* If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

                                   SCHEDULE 11

                                   TIMETABLES

                              LOANS IN US$               LOANS IN (POUND)           LOANS IN C$
Delivery of a duly            such time as the           such time as the           such time as the
completed Utilisation         Agent (acting              Agent (acting              Agent (acting
Request (Clause               reasonably) may            reasonably) may            reasonably) may
4.1.1) or a Selection         specify*                   specify*                   specify*
Notice (10.1.1)

Agent notifies                such time as the           such time as the           such time as the
Lenders of the Loan           Agent (acting              Agent (acting              Agent (acting
in accordance with            reasonably) may            reasonably) may            reasonably) may
clause 4.1.4.3                specify*                   specify*                   specify*
(Lenders'
participation)

LIBOR is fixed                Quotation Day as           Quotation Day as           Quotation Day as of
                              of 11.00 am London         of 11.00 am London         11.00 am London
                              time                       time                       time

* For the purposes of this Schedule 11 such time period may not in any circumstances exceed more than four Business Days.

                                   SCHEDULE 12

                           POST MERGER GROUP STRUCTURE

                          [ORGANIZATIONAL FLOW CHART]

                                   SCHEDULE 13

                            FORM OF GUARANTEE REQUEST

To:   [WORKING CAPITAL BANK]

From: [BORROWER]

[date]

Dear Sirs,

INVERESK RESEARCH GROUP LIMITED - FACILITIES AGREEMENT DATED 22 FEBRUARY 2001 (THE "FACILITIES AGREEMENT")

Terms defined in the Facilities Agreement have the same meaning in this request.

We request a Bank Guarantee to be issued under the Working Capital Facility in the form attached.

1     Issue Date:

2     Amount of Bank Guarantee;

3     Purpose of Bank Guarantee;

4     Expiry date of Bank Guarantee;

We confirm that today and on the Issue Date:

(a)   the representations in Clause 19 to be repeated are and will be correct;
      and

(b) no Default has occurred and is continuing or will occur on the issue of the Bank Guarantee.

SIGNED

For and on behalf of
* [BORROWER]

(a company incorporated in [  ] under number [  ])

                                   SCHEDULE 14

                             CLINICAL GROUP MEMBERS

                                   SCHEDULE 15

                                KEY MAN INSURANCE

MANAGEMENT TEAM MEMBER              AMOUNT                            PERIOD
Stewart G Leslie                    (pound)250,000                    3 years

Nick Thornton                       (pound)500,000                    3 years
(or any replacement CEO)

Dr Walter S Nimmo                   (pound)1,000,000                  3 years

Mike Ankcorn                        (pound)500,000                    3 years

Paul Bancroft                       (pound)250,000                    3 years

Dr Ian P Sword                      (pound)500,000                    3 years

                                   SCHEDULE 16

                            PART 1 MATERIAL COMPANIES

Inveresk Research Group Limited

Inveresk Research International Limited

Inveresk Clinical Research Limited

Inveresk Research Holdings Limited

Inveresk Research (North America) Inc

                                   SCHEDULE 16

                            PART 2 DORMANT COMPANIES

                                   SCHEDULE 16
                            PART 3 OVERSEAS COMPANIES

Inveresk Research (North America) Inc

Inveresk Research (Canada) Inc

Indigo Acquisition Corp.

SIGNATORIES

INVERESK RESEARCH GROUP LIMITED

By Walter S Nimmo

/s/ Walter Nimmo

INVERESK RESEARCH (CANADA) INC

By Walter S Nimmo

/s/ Walter Nimmo

INDIGO ACQUISITION CORP

By Walter S Nimmo

/s/ Walter Nimmo

INVERESK RESEARCH HOLDINGS LIMITED

By Walter S Nimmo

/s/ Walter Nimmo

INVERESK RESEARCH INTERNATIONAL LIMITED

By Walter S Nimmo

/s/ Walter Nimmo

INVERESK CLINICAL RESEARCH LIMITED

By Walter S Nimmo

/s/ Walter Nimmo

BEAR STEARNS CORPORATE LENDING INC

By an authorised signatory

/s/